PROSPECTUS SUPPLEMENT
(To Prospectus dated June 22, 2004)

                                  $986,500,000
                                 (APPROXIMATE)
                                [FIELDSTONE LOGO]

              FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2004-3
                       FIELDSTONE INVESTMENT CORPORATION
                                     SELLER
                    STRUCTURED ASSET SECURITIES CORPORATION
                                   DEPOSITOR
                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER
                             MORTGAGE BACKED NOTES
                            ------------------------


    CONSIDER CAREFULLY THE RISK
FACTORS BEGINNING ON PAGE S-15 OF
THIS PROSPECTUS SUPPLEMENT.

    For a list of capitalized terms
used in this prospectus supplement
and the prospectus, see the index of
principal terms beginning on
page S-149 in this prospectus
supplement and the index of defined
terms on page 115 in the prospectus.

    The notes will represent
interests of the trust only and will
not represent interests in or
obligations of any other entity
except as described herein.

    This prospectus supplement may be
used to offer and sell the notes only
if accompanied by the prospectus.

                              The trust will issue and offer the following classes of notes:

                                   FIVE CLASSES OF SENIOR NOTES

                                   NINE CLASSES OF SUBORDINATE NOTES

                                  The classes of notes offered by this
                              prospectus supplement are listed, together with their initial class principal amounts (or class notional amount) and interest rates on page iii of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page iii of this prospectus supplement.

                                  The assets of the trust will primarily consist
                              of two pools of conventional, first lien, adjustable rate, fully amortizing, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

                                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION
                              NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Lehman Brothers Inc., Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Friedman, Billings, Ramsey & Co., Inc., as underwriters, will purchase from Structured Asset Securities Corporation, as depositor, all of the notes offered by this prospectus supplement other than the Class A-IO, Class M8 and Class M9 Notes. The Class A-IO, Class M8 and Class M9 Notes will not be purchased by the underwriters and will be transferred to Fieldstone Investment Corporation, or an affiliate thereof, as partial consideration for the sale of the mortgage loans to the depositor. Proceeds to the depositor from the sale of the notes other than the Class A-IO, Class M8 and Class M9 Notes will be approximately 99.75% of their initial total class principal amount before deducting expenses. The underwriters will each offer the notes purchased by them from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

    On or about July 1, 2004, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme, and the Euroclear System.

LEHMAN BROTHERS
                CREDIT SUISSE FIRST BOSTON
                                MERRILL LYNCH & CO.
                                                    FRIEDMAN BILLINGS RAMSEY

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE 23, 2004.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

        We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

        If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

        We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                   ----------

        Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                   ----------

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                             THE SERIES 2004-3 NOTES

                               CLASS 1-A      CLASS 2-A1     CLASS 2-A2    CLASS 2-A3     CLASS A-IO     CLASS M1
                               ---------      ----------     ----------    ----------     ----------     --------
Initial Note
   Principal                 $ 404,429,000  $ 204,070,000  $ 166,000,000  $ 37,501,000  $ 300,000,000  $ 27,000,000
Amount/Notional Amount(1):     LIBOR plus     LIBOR plus     LIBOR plus    LIBOR plus      1.000%(5)    LIBOR plus
Interest Rate:                 0.27%(2)(3)    0.33%(3)(4)    0.19%(3)(4)  0.50% (3)(4)                  0.56%(3)(6)
ERISA Eligible:                   Yes            Yes            Yes           Yes            Yes            Yes
Weighted Average Life At
   Issuance:
   to 10% call (yrs.)(7):         2.10          2.10           1.50           4.76          N/A            4.45
   to maturity (yrs.)(7):         2.26          2.25           1.50           5.56          N/A            4.82
Principal Window
   to 10% call (mos.)(7):         1-68          1-68           1-34          34-68          N/A           46-68
   to maturity (mos.)(7):        1-147         1-143           1-34          34-143         N/A           46-121
First Principal Payment
   Date (7):                     7/2004        7/2004         7/2004         4/2007         N/A           4/2008
Expected Maturity (to 10%
   call)(7):                     2/2010        2/2010         4/2007         2/2010         N/A           2/2010
Expected Maturity (to
   maturity)(7):                 9/2016        5/2016         4/2007         5/2016         N/A           7/2014
Final Maturity Date(8):          8/2034        8/2034         8/2034         8/2034       12/2005         8/2034
Interest Accrual Method(9):    actual/360    actual/360     actual/360     actual/360      30/360       actual/360
Payment Delay:                  0 days        0 days         0 days         0 days        24 days        0 days
Ratings (Moody's/S&P/Fitch):  Aaa/AAA/AAA    Aaa/AAA/AAA    Aaa/AAA/AAA    Aaa/AAA/AAA   Aaa/AAA/AAA    Aa1/AA+/AA+
CUSIP Number:                 31659T BJ 3    31659T BK 0    31659T BL 8    31659T BM 6   31659T BX 2    31659T BN 4


                                CLASS M2     CLASS M3       CLASS M4      CLASS M5      CLASS M6      CLASS M7
                                --------     --------       --------      --------      --------      --------
Initial Note
   Principal                  $ 27,500,000  $ 17,500,000  $ 30,000,000  $ 12,500,000  $ 12,500,000  $ 10,000,000
Amount/Notional Amount(1):     LIBOR plus    LIBOR plus    LIBOR plus    LIBOR plus    LIBOR plus    LIBOR plus
Interest Rate:                 0.63%(3)(6)   0.69%(3)(6)   1.23%(3)(6)   1.45%(3)(6)   1.95%(3)(6)   2.15%(3)(6)
ERISA Eligible:                   Yes            Yes           Yes          Yes            Yes          Yes
Weighted Average Life At
   Issuance:
   to 10% call (yrs.)(7):         4.32         4.23           4.16          4.11          4.08          4.07
   to maturity (yrs.)(7):         4.67         4.57           4.49          4.41          4.35          4.31
Principal Window
   to 10% call (mos.)(7):        44-68         42-68         40-68         40-68          39-68         39-68
   to maturity (mos.)(7):        44-117       42-112         40-108        40-100         39-96         39-91
First Principal Payment
   Date (7):                     2/2008       12/2007       10/2007       10/2007        9/2007        9/2007
Expected Maturity (to 10%
   call)(7):                     2/2010       2/2010         2/2010        2/2010        2/2010        2/2010
Expected Maturity (to
   maturity)(7):                 3/2014       10/2013        6/2013       10/2012        6/2012        1/2012
Final Maturity Date(8):          8/2034        8/2034        8/2034        8/2034        8/2034        8/2034
Interest Accrual Method(9):    actual/360    actual/360    actual/360    actual/360    actual/360    actual/360
Payment Delay:                  0 days        0 days        0 days        0 days        0 days        0 days
Ratings (Moody's/S&P/Fitch):   Aa2/AA+/AA    Aa3/AA/AA-      A2/A+/A       A3/A/A-    Baa1/A-/BBB+   Baa2/BBB+/BBB
CUSIP Number:                  31659T BP 9   31659T BQ 7   31659T BR 5   31659T BS 3   31659T BT 1   31659T BU 8

                                CLASS M8      CLASS M9
                                --------      --------
Initial Note
   Principal                  $ 12,500,000  $ 25,000,000
Amount/Notional Amount(1):     LIBOR plus    LIBOR plus
Interest Rate:                 2.50%(3)(6)   2.50%(3)(6)
ERISA Eligible:                    Yes           Yes
Weighted Average Life At
   Issuance:
   to 10% call (yrs.)(7):         4.04          3.94
   to maturity (yrs.)(7):         4.22          3.99
Principal Window
   to 10% call (mos.)(7):         38-68        37-68
   to maturity (mos.)(7):         38-86        37-79
First Principal Payment
   Date (7):                     8/2007        7/2007
Expected Maturity (to 10%
   call)(7):                     2/2010        2/2010
Expected Maturity (to
   maturity)(7):                 8/2011        1/2011
Final Maturity Date(8):          8/2034        8/2034
Interest Accrual Method(9):    actual/360    actual/360
Payment Delay:                  0 days        0 days
Ratings (Moody's/S&P/Fitch):   Baa3/BBB/BBB   NR/BBB-/NR
CUSIP Number:                  31659T BV 6   31659T BW 4

----------
OTHER INFORMATION:
(1) The initial note principal amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts. The Class A-IO Note Notional Amount is based on a scheduled notional amount as described in this prospectus supplement.
(2) The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the net funds rate and (iii) the pool 1 fixed rate cap of 11.00%. This interest rate is subject to adjustment and your interest rate may be lower. See "Description of the Notes -- Payments of Interest."
(3) On any payment date following the payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 20% of the sum of the aggregate principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, Fieldstone Servicing Corp. will have the option to purchase the remaining mortgage loans from the trust. The margin on each of the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes will increase to 2 times its respective margin and the margin on each of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes will increase to 1.5 times its respective margin shown above beginning on the first payment date following the payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the sum of the aggregate principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.
(4) The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the net funds rate and (iii) the pool 2 fixed rate cap of 11.00%. This interest rate is subject to adjustment and your interest rate may be lower. See "Description of the Notes -- Payments of Interest."
(5) The Class A-IO Notes are interest-only notes; they will not be entitled to payments of principal and will accrue interest on their component notional amounts, as described in this prospectus supplement under "Description of the Notes -- Payments of Interest." Interest will be payable on the Class A-IO Notes from October 2004 through December 2005.
(6) The interest rates for these notes are the least of (i) one-month LIBOR plus the applicable margin, (ii) the net funds rate and (iii) the subordinate fixed rate cap of 11.00%. These interest rates are subject to adjustment and your interest rate may be lower. See "Description of the Notes -- Payments of Interest."
(7) The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based on the modeling assumptions defined on page S-130. The prepayment model used in this prospectus supplement for the mortgage loans is a prepayment assumption that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans. 100% of the prepayment assumption assumes a constant prepayment rate ("CPR") of 8% in the first month of this transaction and an additional 2% CPR each month until reaching 30% CPR in the 12th month of this transaction and remaining constant through the 22nd month of this transaction, remaining constant at 55% CPR from the 23rd through the 27th month of this transaction and then remaining constant at 35% CPR for the 28th month of this transaction and thereafter.
(8) Assumes the second payment date following the latest possible maturity date of any mortgage loan (assuming a subsequent mortgage loan having a maturity date of July 1, 2034) (excluding the Class A-IO Notes).
(9) The interest rate index reset date for the notes is two business days prior to the start of each interest accrual period.

CREDIT ENHANCEMENT:
Excess Interest
Overcollateralization
Subordination

OVERCOLLATERALIZATION REQUIREMENTS:
Initial Overcollateralization Amount: 1.35% of the aggregate principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account as of the closing date.
Target Overcollateralization Amount: 1.35% of the aggregate principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account as of the closing date.
Stepdown Overcollateralization Amount: 2.70% of the current principal balance of the mortgage loans.
Minimum Required Overcollateralization Amount: 0.50% of the aggregate principal balance of the initial mortgage loans and the amount on deposit in the pre-funding account as of the closing date.
Earliest Possible Stepdown Date: Payment Date in July 2007.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                                                               PAGE
                                                                                                               ----
Summary of Terms................................................................................................S-1
Risk Factors...................................................................................................S-15
Description of the Notes.......................................................................................S-36
   General.....................................................................................................S-36
   Book-Entry Registration.....................................................................................S-38
   Payments on Mortgage Loans; Custodial Accounts; Collection Account..........................................S-42
   Payments of Interest........................................................................................S-43
   Determination of LIBOR......................................................................................S-53
   Payments of Principal.......................................................................................S-54
   Credit Enhancement..........................................................................................S-66
   Final Scheduled Payment Date................................................................................S-74
   The Ownership Certificate...................................................................................S-74
   Reports to Noteholders......................................................................................S-75
Description of the Mortgage Pools..............................................................................S-75
   General.....................................................................................................S-75
   The Indexes.................................................................................................S-80
   The Initial Mortgage Loans..................................................................................S-80
   Pre-Funding and Conveyance of Subsequent Mortgage Loans....................................................S-101
Additional Information........................................................................................S-103
Underwriting Guidelines.......................................................................................S-104
   General....................................................................................................S-104
   The Fieldstone Underwriting Guidelines.....................................................................S-106
The Master Servicer...........................................................................................S-112
The Servicer..................................................................................................S-112
The Subservicer...............................................................................................S-113
   Chase Manhattan Mortgage Corporation.......................................................................S-113
   Delinquency and Foreclosure Experience of the Chase Subprime Securitized Servicing Portfolio...............S-114
   Loan Loss Experience of the Chase Subprime Securitized Servicing Portfolio.................................S-114
Servicing of the Mortgage Loans...............................................................................S-115
   General....................................................................................................S-115
   Servicing Compensation and Payment of Expenses.............................................................S-116
   Adjustment to Servicing Administration Fees in Connection with Certain Prepaid Mortgage Loans..............S-116
   Advances...................................................................................................S-117
   Collection of Taxes, Assessments and Similar Items.........................................................S-117
   Insurance Coverage.........................................................................................S-118
   Evidence as to Compliance..................................................................................S-118
   Master Servicer Default; Servicer Default; Subservicer Default.............................................S-118
   Pledge of Servicing Rights.................................................................................S-118
The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement.................................S-119
   General....................................................................................................S-119
   Assignment of Mortgage Loans...............................................................................S-119

   Pre-Funding Account........................................................................................S-120
   Administration.............................................................................................S-121
   Amendment..................................................................................................S-121
   Voting Rights..............................................................................................S-122
The Trust Agreement and the Indenture.........................................................................S-122
   General....................................................................................................S-122
   The Trust..................................................................................................S-122
   The Owner Trustee..........................................................................................S-123
   The Indenture Trustee......................................................................................S-123
   Certain Matters under the Agreements.......................................................................S-123
   Amendment..................................................................................................S-126
Yield, Prepayment and Weighted Average Life...................................................................S-126
   General....................................................................................................S-126
   Overcollateralization......................................................................................S-129
   Subordination of the Subordinate Notes.....................................................................S-130
   Weighted Average Life......................................................................................S-130
Material Federal Income Tax Considerations....................................................................S-142
   Tax Classification of the Trust and of the Notes...........................................................S-142
   Tax Consequences to Holders of the Notes...................................................................S-143
   State and Local Income Tax Considerations..................................................................S-143
Legal Investment Considerations...............................................................................S-143
ERISA Considerations..........................................................................................S-144
   General....................................................................................................S-144
   Purchases of the Notes.....................................................................................S-144
Use of Proceeds...............................................................................................S-145
Underwriting..................................................................................................S-146
Legal Matters.................................................................................................S-147
Ratings.......................................................................................................S-147
Index of Principal Terms......................................................................................S-149
ANNEX A: Global Clearance, Settlement and Tax Documentation Procedures..........................................A-1

                                TABLE OF CONTENTS
                                   PROSPECTUS

                                                                                                               PAGE
                                                                                                               ----
Description of the Securities.....................................................................................2
   General........................................................................................................2
   Distributions on the Securities................................................................................2
   Optional Termination...........................................................................................4
   Optional Purchase of Securities................................................................................5
   Other Purchases................................................................................................5
   Book-Entry Registration........................................................................................5
Yield, Prepayment and Maturity Considerations....................................................................10
   Payment Delays................................................................................................10
   Principal Prepayments.........................................................................................10
   Timing of Reduction of Principal Amount.......................................................................10
   Interest or Principal Weighted Securities.....................................................................10
   Final Scheduled Distribution Date.............................................................................10
   Prepayments and Weighted Average Life.........................................................................11
   Other Factors Affecting Weighted Average Life.................................................................12
The Trust Funds..................................................................................................13
   General.......................................................................................................13
   Ginnie Mae Certificates.......................................................................................15
   Fannie Mae Certificates.......................................................................................17
   Freddie Mac Certificates......................................................................................18
   Private Mortgage-Backed Securities............................................................................20
   The Mortgage Loans............................................................................................22
   The Manufactured Home Loans...................................................................................26
   Pre-Funding Arrangements......................................................................................28
   Collection Account and Distribution Account...................................................................28
   Other Funds or Accounts.......................................................................................29
Loan Underwriting Procedures and Standards.......................................................................29
   Underwriting Standards........................................................................................29
   Loss Experience...............................................................................................31
   Representations and Warranties................................................................................31
   Substitution of Primary Assets................................................................................33
Servicing of Loans...............................................................................................33
   General.......................................................................................................33
   Collection Procedures; Escrow Accounts........................................................................34
   Deposits to and Withdrawals from the Collection Account.......................................................34
   Servicing Accounts............................................................................................36
   Buy-Down Loans, GPM Loans and Other Subsidized Loans..........................................................36
   Advances and Other Payments, and Limitations Thereon..........................................................37
   Maintenance of Insurance Policies and Other Servicing Procedures..............................................38
   Presentation of Claims; Realization Upon Defaulted Loans......................................................41
   Enforcement of Due-On-Sale Clauses............................................................................42
   Certain Rights Related to Foreclosure.........................................................................42
   Servicing Compensation and Payment of Expenses................................................................42

   Evidence as to Compliance.....................................................................................43
   Certain Matters Regarding the Master Servicer.................................................................43
   Certain Risks.................................................................................................44
Credit Support...................................................................................................45
   General.......................................................................................................45
   Subordinate Securities; Subordination Reserve Fund............................................................45
   Cross-Support Features........................................................................................46
   Insurance.....................................................................................................46
   Letter of Credit..............................................................................................47
   Financial Guaranty Insurance Policy...........................................................................47
   Reserve Funds.................................................................................................47
Description of Mortgage and Other Insurance......................................................................48
   Mortgage Insurance on the Loans...............................................................................48
   Hazard Insurance on the Loans.................................................................................54
   Bankruptcy Bond...............................................................................................56
   Repurchase Bond...............................................................................................56
The Agreements...................................................................................................56
   Issuance of Securities........................................................................................56
   Assignment of Primary Assets..................................................................................56
   Repurchase and Substitution of Non-Conforming Loans...........................................................59
   Reports to Securityholders....................................................................................60
   Investment of Funds...........................................................................................61
   Event of Default; Rights Upon Event of Default................................................................62
   The Trustee...................................................................................................64
   Duties of the Trustee.........................................................................................64
   Resignation of Trustee........................................................................................65
   Distribution Account..........................................................................................65
   Expense Reserve Fund..........................................................................................65
   Amendment of Agreement........................................................................................65
   Voting Rights.................................................................................................66
   REMIC or FASIT Administrator..................................................................................66
   Administration Agreement......................................................................................66
   Periodic Reports..............................................................................................66
   Termination...................................................................................................67
Legal Aspects of Loans...........................................................................................68
   Mortgages.....................................................................................................68
   Junior Mortgages; Rights of Senior Mortgages..................................................................68
   Cooperative Loans.............................................................................................70
   Foreclosure on Mortgages......................................................................................71
   Realizing Upon Cooperative Loan Security......................................................................72
   Rights of Redemption..........................................................................................73
   Anti-Deficiency Legislation and Other Limitations on Lenders..................................................74
   Servicemembers Civil Relief Act of 1940.......................................................................76
   Environmental Risks...........................................................................................77
   Due-on-Sale Clauses in Mortgage Loans.........................................................................77
   Enforceability of Prepayment and Late Payment Fees............................................................78

   Equitable Limitations on Remedies.............................................................................78
   Applicability of Usury Laws...................................................................................78
   Adjustable Interest Rate Loans................................................................................79
   Manufactured Home Loans.......................................................................................79
Material Federal Income Tax Considerations.......................................................................82
   Types of Securities...........................................................................................83
   Taxation of Securities Treated as Debt Instruments............................................................86
   REMIC Residual Certificates...................................................................................91
   FASIT Ownership Certificates..................................................................................97
   Grantor Trust Certificates....................................................................................98
   Partner Certificates.........................................................................................101
   Special Tax Attributes.......................................................................................103
   Backup Withholding...........................................................................................105
State and Local Tax Considerations..............................................................................105
ERISA Considerations............................................................................................105
   General......................................................................................................105
   The Underwriter Exemption....................................................................................106
   Additional Considerations for Securities which are Notes.....................................................110
   Additional Fiduciary Considerations..........................................................................110
Legal Investment Considerations.................................................................................111
Legal Matters...................................................................................................112
The Depositor...................................................................................................112
Use of Proceeds.................................................................................................112
Plan of Distribution............................................................................................112
Additional Information..........................................................................................113
Incorporation of Certain Documents by Reference.................................................................114
Reports to Securityholders......................................................................................114
Index of Defined Terms..........................................................................................115

                                SUMMARY OF TERMS

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

o Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions and regulatory initiatives and compliance, many of which are beyond the control of the parties participating in this transaction. Accordingly, what actually happens may be very different from the projections included herein.

o Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total scheduled principal balance of the initial mortgage loans as of June 1, 2004, unless we specify otherwise. We explain in this prospectus supplement under "Description of the Notes -- Payments of Principal" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total scheduled principal balance of the initial mortgage loans as of June 1, 2004, unless we specify otherwise.

PARTIES

ISSUER

        Fieldstone Mortgage Investment Trust, Series 2004-3, a Delaware statutory trust.

SELLER

        Fieldstone Investment Corporation will sell the mortgage loans to the depositor.

DEPOSITOR

        Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuer.

ORIGINATOR

        Fieldstone Mortgage Company originated the mortgage loans in the trust.

MASTER SERVICER

        Wells Fargo Bank, N.A. will oversee the servicing of the mortgage loans by the servicer and the subservicer.

SERVICER

        Fieldstone Servicing Corp. will be responsible for the servicing of all of the mortgage loans included in the trust.

SUBSERVICER

        Chase Manhattan Mortgage Corporation will subservice all of the mortgage loans on behalf of the servicer.

INDENTURE TRUSTEE

        HSBC Bank USA.

OWNER TRUSTEE

        U.S. Bank Trust National Association.

TRUST ADMINISTRATOR

        Wells Fargo Bank, N.A. will be responsible for preparing monthly payment statements and certain tax information for investors and certain tax filings for the trust. The Trust Administrator will also act as note registrar and paying agent for the trust.

SWAP COUNTERPARTY

        The trust will enter into an interest rate swap agreement with Lehman Brothers Special Financing Inc. to protect against certain interest rate risk from the payment date in October 2004 through the payment date in July 2006.

CORRIDOR COUNTERPARTY

        The trust will enter into an interest rate corridor contract with Swiss Re Financial Products Corporation to protect against certain interest rate risk from the payment date in August 2006 through the payment date in November 2006.

THE TRUST

        The notes represent obligations of the trust and will be secured by collateral consisting on the closing date of conventional, first lien, adjustable rate, fully amortizing, residential mortgage loans having a total principal balance as of June 1, 2004, the initial cut-off date, of approximately $750,788,581, referred to in this prospectus supplement as the initial mortgage loans. The initial mortgage loans to be included in the trust will be divided into two mortgage pools: "pool 1" and "pool 2", as described under "-- The Mortgage Loans" below.

        In addition, on the closing date, the seller will deposit approximately $249,211,419 into a segregated account maintained with the trust administrator, referred to in this prospectus supplement as the pre-funding account. This amount will be allocated between the mortgage loan pools so that the sum of the amount deposited in the pre-funding account for a pool plus the aggregate principal balance of the mortgage loans in that pool on the closing date equals approximately $498,065,416 and $501,934,584 for pool 1 and pool 2, respectively. The trust will use the amount deposited in the pre-funding account to buy subsequent mortgage loans for each pool from the seller after the closing date and prior to September 30, 2004. The maximum aggregate principal balance of subsequent mortgage loans to be transferred to the trust for pool 1 and pool 2 is approximately $124,123,589 and $125,087,830, respectively. The seller must satisfy certain conditions specified in the transfer and servicing agreement before it can sell subsequent mortgage loans to the trust. If any amounts are left in the pre-funding account for purchase of subsequent mortgage loans for a pool on September 30, 2004, the holders of the Class A Notes related to that pool will receive those amounts as a principal payment on the October 2004 payment date.

CLASSES OF NOTES

        Fieldstone Mortgage Investment Trust, Series 2004-3, consists of the classes of notes listed in the table on page iii of this prospectus supplement.

        The trust will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, S.A./N.V in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

        See "Description of the Notes -- General" for a discussion of the minimum denominations and the incremental denominations of each class of notes and "Description of the Notes -- Book-Entry Registration" in this prospectus supplement.

        The trust will issue the notes under an indenture dated as of June 1, 2004, among the issuer, the trust administrator and the indenture trustee. Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the servicer, the subservicer, the trust administrator, the indenture trustee, the owner trustee and the swap counterparty and to make interest or principal payments on the notes. All principal collections will be paid to one or more classes of the notes, in each case in the manner and to the extent described under "Description of the Notes -- Payments of Principal." Any interest collections in excess of the amount paid to holders of the notes (either as interest or principal), the master servicer, the servicer, the subservicer, the trust administrator, the owner trustee, the indenture trustee and the swap counterparty will be paid to the holder of the ownership certificate which we are not offering by this prospectus supplement.

        See "Description of the Notes -- Payments of Principal" in this prospectus supplement.

        Payments of principal and interest on the Class 1-A Notes will be based primarily on collections from the pool 1 mortgage loans. Payments of principal and interest on the Class 2-A1, Class 2-A2 and Class 2-A3 Notes will be based primarily on collections from the pool 2 mortgage loans. Payments of interest on the Class A-IO Notes will be based on collections from both mortgage pools. Payments of principal and interest on the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes will be based on collections from both mortgage pools as described herein.

        The rights of holders of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a senior priority of payment, as described in this Summary of Terms under "-- Enhancement of Likelihood of Payment on the Notes -- Subordination of Payments" below. We refer to those notes as "subordinate notes", and we refer to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3 and Class A-IO Notes collectively as "senior notes" or the "Class A Notes."

        The notes (other than the Class A-IO Notes) will have an approximate total initial principal amount of $986,500,000. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes as reflected in this prospectus supplement will not exceed 5%. The Class A-IO Notes will have a notional amount of $300,000,000 from the payment date in October 2004 through the payment date in December 2005.

Payments on the Notes

        Principal and interest on the notes will be paid on the 25th day of each month, beginning in July 2004. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

        Interest will accrue on each class of notes at the applicable interest rates described in this prospectus supplement. Interest will accrue on the Class A-IO Notes only for the accrual periods relating to the payment dates from October 2004 through December 2005.

        See "Description of the Notes -- Payments of Interest" in this prospectus supplement.

Principal Payments

        The amount of principal payable to the notes (other than the Class A-IO Notes) will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different mortgage pools and the different note classes, (2) funds actually received on the mortgage loans that are available to make principal payments on the notes and (3) the application of excess interest and funds from each mortgage pool to pay principal on the notes. Funds actually received on the mortgage loans may consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

        The manner of allocating payments of principal on the mortgage loans to the related classes of notes will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the payment date in July 2007 or on or after that date, and depending upon whether the delinquency or loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

        The Class A-IO Notes are interest-only notes and will not be entitled to payments of principal.

        See "Description of the Notes -- Payments of Principal" in this prospectus supplement.

        The last possible day on which the principal of the notes could become payable in full is the payment date occurring in August 2034 and is referred to as the final scheduled payment date. The notes could be retired before the final scheduled payment date.

        See "Yield, Prepayment and Weighted Average Life -- General" in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

Limited Recourse

        The only source of cash available to make interest and principal payments on the notes will be the assets of the trust. The trust will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise, amounts on deposit in a reserve fund and payments received under the interest rate swap agreement and the interest rate corridor contract described below. No other entity will be required or expected to make any payments on the notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

        The payment structure of this securitization includes excess interest, overcollateralization, subordination and limited cross-collateralization, an interest rate swap agreement and an interest rate corridor contract. Each subordinate class of notes is more likely to experience losses than any class that is senior to such subordinate class.

        See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Notes -- Credit Enhancement" in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination and limited cross-collateralization features.

SUBORDINATION OF PAYMENTS

The rights of the holders of the more junior classes of notes to receive payments will be subordinated to the rights of the holders of the more senior classes of notes to receive payments.

        In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on the more senior classes of notes and, if necessary, by the right of the more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

        See "Description of the Notes -- Credit Enhancement -- Subordination" in this prospectus supplement.

EXCESS INTEREST

        The mortgage loans owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at required levels.

        See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Notes -- Credit Enhancement -- Excess Interest" in this prospectus supplement.

OVERCOLLATERALIZATION

        The overcollateralization amount is the excess of the aggregate outstanding scheduled principal balance of the mortgage loans over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $13,500,000, which represents approximately 1.35% of the scheduled principal balance of the initial mortgage loans in the trust as of June 1, 2004 and the amount on deposit in the pre-funding account on the closing date.

        Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the trust, there is expected to be excess interest. If the overcollateralization amount is reduced below the target overcollateralization amount as a result of losses on the mortgage loans, the trust will apply some or all of this excess interest as principal payments on the most senior classes of notes then outstanding until the overcollateralization target is restored, resulting in an acceleration of amortization of the notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes.

        See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Notes -- Credit Enhancement -- Overcollateralization" in this prospectus supplement.

LIMITED CROSS-COLLATERALIZATION

        Under certain limited circumstances, principal payments on the mortgage loans in a pool may be paid as principal to holders of the Class A Notes corresponding to the other pool.

        If the senior notes relating to one pool have been retired, then principal payments on the mortgage loans relating to the retired senior notes will be paid to the remaining senior notes of the other pool, if any, before being paid to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes.

        See "Description of the Notes -- Payments of Principal" in this prospectus supplement.

THE SWAP AGREEMENT

        On or before the closing date, the trust will enter into an interest rate swap agreement with Lehman Brothers Special Financing Inc., as swap counterparty. The trust will have the benefit of an interest rate swap agreement from the payment date in October 2004 through the payment date in July 2006. The swap agreement is primarily intended to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish the basis risk associated with the hybrid adjustable-rate mortgage loans in the mortgage pool. If the trust receives net payments under the swap agreement, the amounts received by the trust will first be applied to pay interest on the notes in the order and priority described under "Description of the Notes -- Payments of Interest," but only to the extent that interest accrued for a class of notes exceeds the amount of current interest paid on such notes out of available interest funds for that payment date, and thereafter shall be applied to pay any basis risk shortfalls on the notes for that payment date.

        In certain circumstances, the trust will also be required to make payments to the swap counterparty.

        See "Description of the Notes -- Payments of Interest -- The Swap Agreement" in this prospectus supplement.

THE INTEREST RATE CORRIDOR CONTRACT

        On or before the closing date, the trust will purchase an interest rate corridor contract from Swiss Re Financial Products Corporation, as corridor counterparty. Under the corridor contract, the corridor counterparty will be required to make monthly payments to the trust on each corridor payment date from August 2006 through November 2006 under certain circumstances. Any amounts received under the corridor contract will be available to pay any basis risk shortfalls. The corridor contract will provide only temporary, limited protection against upward movements in one-month LIBOR, and will diminish the basis risk associated with the hybrid adjustable-rate mortgage loans in the mortgage pool during the four-month period it is in effect.

        See "Description of the Notes -- Payments of Interest -- The Interest Rate Corridor" in this prospectus supplement.

SERVICING OF THE MORTGAGE LOANS

        The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans. Chase Manhattan Mortgage Corporation, as subservicer, will subservice all of the mortgage loans on behalf of the servicer, as described in this prospectus supplement.

        Fieldstone Servicing Corp., as servicer of the mortgage loans to be sold to the trust, will retain certain rights relating to the servicing of the mortgage loans, including the optional termination of the mortgage loans as described in this prospectus supplement.

        See "The Master Servicer," "The Servicer," "The Subservicer" and "Servicing of the Mortgage Loans" in this prospectus supplement.

OPTIONAL TERMINATION

        Subject to restrictions described in this prospectus supplement, on any payment date after the payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 20% of the sum of the aggregate scheduled principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the servicer will have the option, pursuant to the indenture, to purchase the mortgage loans and the other assets of the trust. If the mortgage loans are purchased, the noteholders will be paid accrued interest and principal equal to the outstanding principal amount of the notes.

        The margin on each of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes will be increased as set forth on page iii of this prospectus supplement beginning on the first payment date following the payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the sum of the aggregate scheduled principal balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date.

        If the trust were to terminate before the eighteenth payment date as a result of an optional termination (or otherwise), the holders of the Class A-IO Notes would be entitled to payment equal to the present value, as of the date of such termination, of the payments remaining to be made on the Class A-IO Notes determined using a discount rate equal to the expected yield to maturity of the Class A-IO Notes determined based on yields for similar securities as of the pricing date for the notes.

        See "The Trust Agreement and the Indenture -- Certain Matters Under the Agreements -- Optional Termination" in this prospectus supplement.

FINANCING

        Affiliates of one or more of the underwriters have provided financing for certain of the mortgage loans. Fieldstone Investment Corporation will use a portion of the proceeds of the sale of the notes to repay the financing.

TAX STATUS

        For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

        The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a "real estate investment trust" or by a "qualified REIT subsidiary." The seller represents that it qualifies as a "real estate investment trust" and that it will own the ownership certificate directly, or indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment trust" or a "qualified REIT subsidiary."

        See "Risk Factors -- Trust Could Become a Taxable Entity" in this prospectus supplement and "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA CONSIDERATIONS

        Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of the notes.

        See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

        At the end of the pre-funding period, the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class A-IO, Class M1, Class M2 and Class M3 Notes will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no other representation as to the appropriate characterization of the notes under any laws relating to investment restrictions. You should consult with your counsel as to whether you have the legal authority to invest in these notes.

        See "Risk Factors -- Some Notes Lack SMMEA Eligibility and May Lack Liquidity, Which May Limit Your Ability to Sell" in this prospectus supplement and "Legal Investment Considerations" in this prospectus supplement and the accompanying prospectus.

RATINGS OF THE NOTES

        The notes offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc., Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch
Ratings:

                               STANDARD
                    MOODY'S    & POOR'S      FITCH'S
     Class           Rating      Rating      Rating
     -----          -------    --------      -------
1-A...........       Aaa          AAA         AAA
2-A1..........       Aaa          AAA         AAA
2-A2..........       Aaa          AAA         AAA
2-A3..........       Aaa          AAA         AAA
A-IO..........       Aaa          AAA         AAA
M1............       Aa1          AA+         AA+
M2............       Aa2          AA+         AA
M3............       Aa3          AA          AA-
M4............        A2          A+           A
M5............        A3           A          A-
M6............       Baa1         A-         BBB+
M7............       Baa2        BBB+         BBB
M8............       Baa3         BBB         BBB
M9............       N/R         BBB-         N/R

o The ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes, particularly the Class A-IO Notes, may be lower than anticipated.

o The ratings do not address the payment of any basis risk shortfalls with respect to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes.

        See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

THE MORTGAGE LOANS

        On July 1, 2004, the trust will acquire an initial pool of mortgage loans. The Trust will divide the mortgage loans into pool 1 and pool 2. Pool 1 will consist of first lien, adjustable rate mortgage loans that had a principal balance at origination of no more than $333,700 if a single-family property (or $500,550 if the property is located in Hawaii or Alaska), $427,150 if a two-family property (or $640,725 if the property is located in Hawaii or Alaska), $516,300 if a three-family property (or $774,450 if the property is located in Hawaii or Alaska), or $641,650 if a four-family property (or $962,475 if the property is located in Hawaii or Alaska). Pool 2 will consist of first lien, adjustable rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in pool 1.

        The following tables summarize approximate characteristics of the pool of initial mortgage loans as of June 1, 2004. When we refer to percentages of initial mortgage loans in the following tables, we are describing the percentage of the aggregate scheduled principal balance of the initial mortgage loans in the trust as of June 1, 2004, which we refer to as the initial cut-off date. The sum of the percentages may not equal 100.00% due to rounding.

        For additional information on the initial mortgage loans, see "Description of the Mortgage Pools -- The Initial Mortgage Loans" in this prospectus supplement.

                                THE MORTGAGE POOL
                APPROXIMATE INITIAL MORTGAGE LOAN CHARACTERISTICS

Number of initial mortgage loans.........................................................             3,737
Aggregate outstanding principal balance..................................................     $ 750,788,581

                                                               AVERAGE OR
                                                                WEIGHTED
                                                                AVERAGE                        RANGE
                                                             --------------            --------------------
Outstanding principal balance (1)........................      $ 200,907                $29,968 to $654,500
Original principal balance (1)...........................      $ 200,961                $30,000 to $654,500
Current mortgage rates (2)...............................         6.516%                   4.590% to 9.950%
Gross margin (2).........................................         5.658%                   4.600% to 6.250%
Maximum mortgage rates (2)...............................        12.516%                 10.590% to 15.950%
Minimum mortgage rates (2)...............................         6.516%                   4.590% to 9.950%
Initial periodic rate cap (2)............................         2.916%                   2.000% to 3.000%
Subsequent periodic rate cap (2).........................         1.084%                   1.000% to 2.000%
Original loan-to-value ratio (2).........................         82.61%                    9.00% to 95.00%
Credit score (2).........................................            645                         500 to 814
Original term to maturity (in months) (2)................            360                         360 to 360
Stated remaining term to maturity (in months) (2)........            359                         357 to 360
Seasoning (in months) (2)................................              1                             0 to 3
Months to roll (2).......................................             27                           21 to 60
Number of initial mortgage loans with prepayment
   penalties at origination..............................                                             3,085
Aggregate outstanding principal balance of initial
   mortgage loans with prepayment penalties at
   origination...........................................                                     $ 642,352,780
Percentage of initial mortgage loans with prepayment
   penalties at origination..............................                                            85.56%
Weighted average prepayment term at origination for
   initial mortgage loans with prepayment penalties
   (in months)...........................................                                                25

----------
(1) Indicates average.
(2) Indicates weighted average.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

                  Product Types for the Initial Mortgage Loans


2/28 LIBOR ARM              35.69%
2/28 LIBOR IO ARM           52.59%
3/27 LIBOR ARM               1.54%
3/27 LIBOR IO ARM            1.77%
5/1 Treasury ARM             2.31%
5/1 Treasury IO ARM          6.11%


 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                 Mortgage Rates for the Initial Mortgage Loans


4.501% to 5.000%                        2.48%
5.001% to 5.500%                        8.92%
5.501% to 6.000%                       24.23%
6.001% to 6.500%                       21.61%
6.501% to 7.000%                       18.70%
7.001% to 7.500%                       10.73%
7.501% to 8.000%                        8.42%
8.001% to 8.500%                        3.14%
8.501% to 9.000%                        1.43%
9.001% to 9.500%                        0.22%
9.501% to 10.000%                       0.12%

 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

           Original Principal Balances for the Initial Mortgage Loans

$1 to $50,000                        0.49%
$50,001 to $100,000                  6.93%
$100,001 to $150,000                12.23%
$150,001 to $200,000                13.47%
$200,001 to $250,000                15.81%
$250,001 to $300,000                15.31%
$300,001 to $350,000                13.13%
$350,001 to $400,000                12.42%
$400,001 to $450,000                 3.77%
$450,001 to $500,000                 4.36%
$500,001 to $550,000                 0.71%
$550,001 and greater                 1.37%





 [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

              Credit Grade Summary for the Initial Mortgage Loans

A-                          5.28%
B+                          2.32%
B                           3.14%
C                           2.12%
D                           0.38%
A+                          4.03%
A                          82.73%

 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

          Original Loan-to-Value Ratios for the Initial Mortgage Loans

50.00% or less                      0.61%
50.01% to 55.00%                    0.41%
55.01% to 60.00%                    0.67%
60.01% to 65.00%                    1.36%
65.01% to 70.00%                    3.65%
70.01% to 75.00%                    3.43%
75.01% to 80.00%                   41.67%
80.01% to 85.00%                   16.10%
85.01% to 90.00%                   28.47%
90.01% to 95.00%                    3.63%


 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

               Credit Score Summary for the Initial Mortgage Loans

500 or less                         0.08%
501 to 525                          2.52%
526 to 550                          6.63%
551 to 575                          7.41%
576 to 600                          7.81%
601 to 625                          9.94%
626 to 650                         15.99%
651 to 675                         17.11%
676 to 700                         14.86%
701 to 725                          8.95%
726 to 750                          5.05%
751 to 775                          2.57%
776 to 800                          0.99%
801 or more                         0.09%

 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

         Original Prepayment Penalty Term for the Initial Mortgage Loans

None                                14.44%
6 Months                             1.07%
12 Months                            1.62%
24 Months                           68.63%
30 Months                            3.96%
36 Months                           10.28%

                                  RISK FACTORS

        The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under "Risk Factors" in the accompanying prospectus.

HIGHER EXPECTED DELINQUENCIES
   OF THE MORTGAGE LOANS...............   All of the initial mortgage loans were
                                          originated according to underwriting
                                          guidelines that are not as strict as
                                          Fannie Mae or Freddie Mac guidelines,
                                          so the mortgage loans are likely to
                                          experience rates of delinquency,
                                          foreclosure, bankruptcy and loss that
                                          are higher, and that may be
                                          substantially higher, than those
                                          experienced by mortgage loans
                                          underwritten in accordance with higher
                                          standards.

                                          Changes in the values of mortgaged
                                          properties related to the mortgage
                                          loans may have a greater effect on the
                                          delinquency, foreclosure, bankruptcy
                                          and loss experience of the mortgage
                                          loans in the trust than on mortgage
                                          loans originated under stricter
                                          guidelines. We cannot assure you that
                                          the values of the mortgaged properties
                                          have remained or will remain at levels
                                          in effect on the dates of origination
                                          of the related mortgage loans.

                                          See "Description of the Mortgage
                                          Pools -- General" in this prospectus
                                          supplement for a description of the
                                          characteristics of the mortgage loans
                                          in each mortgage pool and
                                          "Underwriting Guidelines" for a
                                          general description of the
                                          underwriting guidelines applied in
                                          originating the mortgage loans.

THE INTEREST RATES ON THE NOTES MAY BE
   CAPPED DEPENDING ON FLUCTUATIONS IN
   ONE-MONTH LIBOR, SIX-MONTH LIBOR
   AND TREASURY MORTGAGE INDEX.........

                                          The interest rates on the notes (other
                                          than the Class A-IO Notes) are
                                          calculated based upon the value of an
                                          index (one-month LIBOR) which is
                                          different from the value of the index
                                          applicable to all of the mortgage
                                          loans (six-month LIBOR or the treasury
                                          mortgage index) in the mortgage pool
                                          as described under

                                          "Description of the Mortgage Pools --
                                          General." Therefore, the interest
                                          rates on the notes (other than the
                                          Class A-IO Notes) are subject to a net
                                          funds rate and a fixed rate cap.

                                          The net funds rate limits the interest
                                          rate on the Class 1-A, Class 2-A1,
                                          Class 2-A2, Class 2-A3, Class M1,
                                          Class M2, Class M3, Class M4, Class
                                          M5, Class M6, Class M7, Class M8 and
                                          Class M9 Notes to a per annum rate
                                          determined on each payment date by
                                          reference to the excess of (i) the
                                          amount of all interest received from
                                          the mortgage loans for the payment
                                          date, net of the servicing
                                          administration fee, the owner trustee
                                          fee and the master servicing fee and
                                          unreimbursed advances, plus any net
                                          swap receipts received from the swap
                                          counterparty or payments received from
                                          the corridor counterparty over (ii)
                                          any net swap payments made by the
                                          trust and, until the December 2005
                                          payment date only, current interest on
                                          the Class A-IO Notes for that payment
                                          date. Any shortfalls arising from the
                                          application of the net funds rate will
                                          be carried over as described herein
                                          with accrued interest at the
                                          then-applicable interest rate
                                          (computed without regard to the net
                                          funds rate) and, if available, paid
                                          from excess cash flow in a later
                                          distribution, and, from payments made
                                          under the swap agreement and corridor
                                          contract. Various factors may cause
                                          the net funds rate described above to
                                          limit the interest rate on the notes.
                                          First, this can result if one-month
                                          LIBOR increases more rapidly than
                                          six-month LIBOR or the treasury
                                          mortgage index, as applicable. In
                                          addition, the interest rates on the
                                          notes adjust monthly, while the
                                          interest rates on the mortgage loans
                                          adjust less frequently, with the
                                          result that the operation of the net
                                          funds rate described above may cause
                                          the interest rates on these notes to
                                          be reduced for extended periods in a
                                          rising interest rate environment. The
                                          mortgage loans are also subject to
                                          initial periodic (i.e., semi-annual or
                                          annual) rate caps, subsequent periodic
                                          rate caps and maximum rate caps, and
                                          the weighted average margin is subject
                                          to change based upon prepayment
                                          experience, which also may result in
                                          the net funds rate described above
                                          limiting increases in the interest
                                          rates for these notes. Consequently,
                                          the interest paid on the mortgage
                                          loans (net of the sum of the servicing
                                          administration fee, the owner trustee
                                          fee and the master servicing fee,
                                          certain expenses and certain net swap
                                          payments) with respect to any payment
                                          date may not equal the amount of
                                          interest that would accrue at
                                          one-month LIBOR plus the applicable
                                          margin on those notes during the
                                          related accrual period. Furthermore,
                                          if the net funds rate described above
                                          determines the interest rate for a
                                          class of notes for a payment date, the
                                          market value of those notes may be
                                          temporarily or permanently reduced.

                                          The interest rates on the Class 1-A,
                                          Class 2-A1, Class 2-A2, Class 2-A3,
                                          Class M1, Class M2, Class M3, Class
                                          M4, Class M5, Class M6, Class M7,
                                          Class M8 and Class M9 Notes are also
                                          subject to a fixed rate cap. Fixed
                                          rate caps limit the interest rate on
                                          those notes to a maximum interest
                                          rate. The Class 1-A Notes are subject
                                          to the pool 1 fixed rate cap, which
                                          limits the interest rate on the Class
                                          1-A Notes to a per annum rate of
                                          11.00%. The Class 2-A1, Class 2-A2 and
                                          Class 2-A3 Notes are subject to the
                                          pool 2 fixed rate cap, which limits
                                          the interest rate on such notes to a
                                          per annum rate of 11.00%. The Class M
                                          Notes are subject to the subordinate
                                          fixed rate cap, which limits the
                                          interest rate on the Class M Notes to
                                          a per annum rate of 11.00%. If the
                                          interest rate for a class of notes for
                                          a payment date is limited to the
                                          applicable maximum fixed rate, the
                                          market value of those notes may be
                                          temporarily or permanently reduced.

                                          See "Description of the Notes --
                                          Payments of Interest" and "--Credit
                                          Enhancement -- Overcollateralization"
                                          in this prospectus supplement. For a
                                          general description of the interest
                                          rates of the mortgage loans, see
                                          "Description of the Mortgage Pools" in
                                          this prospectus supplement.

POTENTIAL INADEQUACY OF
   CREDIT ENHANCEMENT..................   The notes are not insured by any
                                          financial guaranty insurance policy.
                                          The excess interest,
                                          overcollateralization, subordination
                                          and limited cross-collateralization
                                          features described in this prospectus
                                          supplement are intended to enhance the
                                          likelihood that holders of more senior
                                          classes will receive regular payments
                                          of interest and principal, but are
                                          limited in nature and may be
                                          insufficient to cover all shortfalls
                                          and all losses on the mortgage loans.

                                          Excess Interest and
                                          Overcollateralization. In order to
                                          build or maintain
                                          overcollateralization, it will be
                                          necessary that the mortgage loans in
                                          each pool generate more interest than
                                          is needed to pay interest on the
                                          related notes as well as such pool's
                                          allocable portion of fees and expenses
                                          of the trust. We expect that the
                                          mortgage loans will generate more
                                          interest than is needed to pay those
                                          amounts, at least during certain
                                          periods, because the weighted average
                                          of the interest rates on the mortgage
                                          loans in each pool is expected to be
                                          higher than the weighted average of
                                          the interest rates on the related
                                          notes. Any remaining interest
                                          generated by the mortgage loans will
                                          be used, if necessary on any payment
                                          date, to absorb losses on the mortgage
                                          loans and build or maintain
                                          overcollateralization.

                                          On the closing date, the aggregate
                                          scheduled principal balance of the
                                          initial mortgage loans in the trust as
                                          of the initial cut-off date and the
                                          amount on deposit in the pre-funding
                                          account will exceed the aggregate
                                          principal balance of the notes. Such
                                          excess is referred to herein as
                                          "overcollateralization" and will be
                                          available to absorb losses. We cannot
                                          assure you, however, that the mortgage
                                          loans in the trust will generate
                                          enough excess interest in all periods
                                          to achieve and maintain the
                                          overcollateralization level required
                                          by the rating agencies. The following
                                          factors will affect the amount of
                                          excess interest that the mortgage
                                          loans will generate:

                                          o   Prepayments. Every time a mortgage
                                              loan is prepaid in whole or in
                                              part, total excess interest after
                                              the date of prepayment will be
                                              reduced because that mortgage loan
                                              will no longer be outstanding and
                                              generating interest or, in the
                                              case of a partial prepayment, will
                                              be generating less interest. The
                                              effect on your notes of this
                                              reduction will be influenced by
                                              the amount of prepaid loans and
                                              the characteristics of the prepaid
                                              loans. Prepayment of a
                                              disproportionately high number of
                                              high interest rate mortgage loans
                                              would have a greater negative
                                              effect on future excess interest.

                                          o   Defaults, Delinquencies and
                                              Liquidations. If the rates of
                                              delinquencies, defaults or losses
                                              on the mortgage loans turn out to
                                              be higher than expected, excess
                                              interest will be reduced by the
                                              amount necessary to compensate for
                                              any shortfalls in cash available
                                              to pay noteholders. Every time a
                                              mortgage loan is liquidated or
                                              written off, excess interest is
                                              reduced because such mortgage loan
                                              will no longer be outstanding and
                                              generating interest.

                                          o   Increases in LIBOR. All of the
                                              mortgage loans have interest rates
                                              that adjust based on either a
                                              six-month LIBOR index or a
                                              treasury mortgage index and not
                                              the one-month LIBOR index used to
                                              determine the interest rates on
                                              the Class 1-A, Class 2-A1, Class
                                              2-A2, Class 2-A3, Class M1, Class
                                              M2, Class M3, Class M4, Class M5,
                                              Class M6, Class M7, Class M8 and
                                              Class M9 Notes. As a result of an
                                              increase in one-month LIBOR, the
                                              interest rate on such notes may
                                              increase relative to interest
                                              rates on the mortgage loans,
                                              requiring that more of the
                                              interest generated by the mortgage
                                              loans be applied to cover interest
                                              on such notes which will
                                              accordingly reduce the amount of
                                              excess interest.

                                          See "Description of the Notes --
                                          Credit Enhancement --
                                          Overcollateralization" in this
                                          prospectus supplement.

                                          Subordination. The rights of the Class
                                          M1 Notes to receive payments with
                                          respect to the mortgage loans will be
                                          subordinate to the rights of the Class
                                          A Notes to receive those payments; the
                                          rights of the Class M2 Notes to
                                          receive payments with respect to the
                                          mortgage loans will be subordinate to
                                          the rights of the Class A and the
                                          Class M1 Notes to receive those
                                          payments; the rights of the Class M3
                                          Notes to receive payments with respect
                                          to the mortgage loans will be
                                          subordinate to the rights of the Class
                                          A, Class M1 and Class M2 Notes to
                                          receive those payments; the rights of
                                          the Class M4 Notes to receive payments
                                          with respect to the mortgage loans
                                          will be subordinate to the rights of
                                          the Class A, Class M1, Class M2 and
                                          Class M3 Notes to receive those
                                          payments; the rights of the Class M5
                                          Notes to receive payments with respect
                                          to the mortgage loans will be
                                          subordinate to the rights of the Class
                                          A, Class M1, Class M2, Class M3 and
                                          Class M4 Notes to receive those
                                          payments; the rights of the Class M6
                                          Notes to receive payments with respect
                                          to the mortgage loans will be
                                          subordinate to the rights of the Class
                                          A, Class M1, Class M2, Class M3, Class
                                          M4 and Class M5 Notes to receive those
                                          payments; the rights of the Class M7
                                          Notes to receive payments with respect
                                          to the mortgage loans will be
                                          subordinate to the rights of the Class
                                          A, Class M1, Class M2, Class M3, Class
                                          M4 and Class M5, and Class M6 Notes to
                                          receive those payments; the rights of
                                          the Class M8 Notes to receive payments
                                          with respect to the mortgage loans
                                          will be subordinate to the rights of
                                          the Class A, Class M1, Class M2, Class
                                          M3, Class M4, Class M5, Class M6 and
                                          Class M7 Notes to receive those
                                          payments; and the rights of the Class
                                          M9 Notes to receive payments with
                                          respect to the mortgage loans will be
                                          subordinate to the rights of the Class
                                          A, Class M1, Class M2, Class M3, Class
                                          M4, Class M5, Class M6, Class M7 and
                                          Class M8 Notes to
                                          receive those payments. This
                                          subordination is intended to enhance
                                          the likelihood of regular receipt by
                                          higher-ranking classes of notes of the
                                          full amount of the monthly payments
                                          allocable to them, and to afford
                                          protection against losses.

                                          If realized losses are incurred with
                                          respect to the mortgage loans to the
                                          extent that the aggregate principal
                                          amount of the notes exceeds the stated
                                          principal balances of the mortgage
                                          loans, the Class M Notes, in reverse
                                          order of seniority (first, the Class
                                          M9 Notes, second, the Class M8 Notes,
                                          third, the Class M7 Notes, fourth, the
                                          Class M6 Notes, fifth, the Class M5
                                          Notes, sixth, the Class M4 Notes,
                                          seventh, the Class M3 Notes, eighth,
                                          the Class M2 Notes and ninth, the
                                          Class M1 Notes) may never receive
                                          principal or interest in respect of
                                          such excess. The amount of interest
                                          accrued on the portion of the balance
                                          of the notes in excess of the balance
                                          of the mortgage loans will be deferred
                                          and such deferral will be allocated to
                                          the classes of Class M Notes in
                                          reverse order of priority. The amount
                                          of interest so deferred will be paid
                                          only after certain other payments are
                                          made from excess interest to restore
                                          overcollateralization, to pay basis
                                          risk shortfalls to the notes and to
                                          make certain payments to the swap
                                          counterparty. Investors should fully
                                          consider the risks associated with an
                                          investment in the Class M Notes,
                                          including the possibility that
                                          investors may not fully recover their
                                          initial investment as a result of
                                          realized losses.

                                          See "Description of the Notes --
                                          Credit Enhancement -- Subordination"
                                          in this prospectus supplement.

                                          Limited Cross-Collateralization. If
                                          you buy a Class 1-A, Class 2-A1, Class
                                          2-A2 or Class 2-A3 Note, your
                                          principal payments will depend, for
                                          the most part, on collections on the
                                          mortgage loans in the pool that
                                          relates to your class of notes.
                                          However, your notes will have the
                                          benefit of credit enhancement in the
                                          form of overcollateralization and
                                          subordination from the other pool.
                                          That means that even if the rate of
                                          losses on mortgage loans in the pool
                                          that relates to your class of notes is
                                          low, losses in the other pool may
                                          reduce the loss protection for your
                                          notes.

SIMULTANEOUS SECOND LIEN RISK..........   With respect to approximately 54.26%
                                          of all of the initial mortgage loans
                                          and approximately 53.80% and 54.73% of
                                          the initial mortgage loans to be
                                          included in pool 1 and pool 2,
                                          respectively, at or close to the time
                                          of origination of the first lien
                                          mortgage loan, a second lien mortgage
                                          loan on the same property was also
                                          originated. The weighted average
                                          loan-to-value ratio of such first lien
                                          mortgage loans is approximately 82.41%
                                          of all of the initial mortgage loans
                                          and in pool 1 and pool 2 is
                                          approximately 82.24% and 82.56%,
                                          respectively, and the weighted average
                                          combined loan-to-value ratio of such
                                          mortgage loans is approximately 98.85%
                                          of all of the initial mortgage loans
                                          and in pool 1 and pool 2 (including
                                          the second lien) is approximately
                                          99.11% and 98.60%, respectively. With
                                          respect to such mortgage loans,
                                          foreclosure frequency may be increased
                                          relative to mortgage loans that were
                                          originated without a simultaneous
                                          second lien since mortgagors have less
                                          equity in the mortgaged property.
                                          Investors should also note that any
                                          mortgagor may obtain secondary
                                          financing at any time subsequent to
                                          the date of origination of their
                                          mortgage loan from the originator or
                                          from any other lender.

MORTGAGE LOANS WITH INTEREST-ONLY
   PAYMENTS............................   Approximately 60.46% of all of the
                                          initial mortgage loans and
                                          approximately 55.93% and 64.96% of the
                                          initial mortgage loans to be included
                                          in pool 1 and pool 2, respectively,
                                          provide for payment of interest at the
                                          related mortgage interest rate, but no
                                          payment of principal for the first
                                          five years following the origination
                                          of the mortgage loan, as applicable.
                                          Following such interest-only period,
                                          the monthly payment with respect to
                                          each of these mortgage loans will be
                                          increased to an amount sufficient to
                                          amortize the principal balance of the
                                          mortgage loan over the remaining term
                                          and
                                          to pay interest at the mortgage
                                          interest rate. The presence of these
                                          mortgage loans in pool 1 and pool 2
                                          will, absent other considerations,
                                          result in longer weighted average
                                          lives of the related notes than would
                                          have been the case had these loans not
                                          been included in the trust. If you
                                          purchase such a note at a discount,
                                          you should consider that the extension
                                          of weighted average lives could result
                                          in a lower yield than would be the
                                          case if these mortgage loans provided
                                          for the payment of principal and
                                          interest on every payment date. In
                                          addition, a borrower may view the
                                          absence of any obligation to make
                                          payment of principal during such
                                          period as a disincentive to
                                          prepayment. If a recalculated monthly
                                          payment as described above is
                                          substantially higher than a borrower's
                                          previous interest-only monthly
                                          payment, that loan may be subject to
                                          an increased risk of delinquency and
                                          loss.

MILITARY ACTION AND
   TERRORIST ATTACKS...................   The effects that military action by
                                          U.S. forces in Iraq or other regions
                                          and terrorist attacks in the United
                                          States may have on the performance of
                                          the mortgage loans or on the values of
                                          mortgaged properties cannot be
                                          determined at this time. Investors
                                          should consider the possible effects
                                          on delinquency, default and prepayment
                                          experience of the mortgage loans.
                                          Federal agencies and non-government
                                          lenders have and may continue to
                                          defer, reduce or forgive payments and
                                          delay foreclosure proceedings in
                                          respect of loans to borrowers affected
                                          in some way by recent and possible
                                          future events. In addition, the
                                          activation of a substantial number of
                                          U.S. military reservists or members of
                                          the National Guard may significantly
                                          increase the proportion of mortgage
                                          loans whose mortgage rates are reduced
                                          by application of the Servicemembers
                                          Civil Relief Act of 2003 or similar
                                          state laws, collectively referred to
                                          herein as the Relief Act. The interest
                                          available for payment to the holders
                                          of the notes will be reduced by any
                                          reductions in the amount of interest
                                          collectible as a result of application
                                          of the Relief Act or similar state
                                          laws and none of
                                          the master servicer, the servicer, the
                                          subservicer or any other party will be
                                          required to fund any interest
                                          shortfall caused by any such
                                          reduction. In addition, certain
                                          persons not covered by the Relief Act
                                          may be eligible for similar loan
                                          payment relief under applicable state
                                          laws.

UNPREDICTABILITY AND EFFECT
   OF PREPAYMENTS......................   The rate of prepayments on the
                                          mortgage loans will be sensitive to
                                          prevailing interest rates. Generally,
                                          if prevailing interest rates decline,
                                          mortgage loan prepayments may increase
                                          due to the availability of refinancing
                                          at lower interest rates. If prevailing
                                          interest rates rise, prepayments on
                                          the mortgage loans may decrease.

                                          Borrowers may prepay their mortgage
                                          loans in whole or in part at any time;
                                          however, approximately 85.56% of all
                                          of the initial mortgage loans, and
                                          approximately 85.75% and 85.37% of the
                                          initial mortgage loans to be included
                                          in pool 1 and pool 2, respectively,
                                          require the payment of a prepayment
                                          premium in connection with any
                                          voluntary prepayments in full, and
                                          certain voluntary prepayments in part,
                                          made during periods ranging from six
                                          months to three years after
                                          origination in the case of pool 1 and
                                          pool 2. These prepayment premiums may
                                          discourage borrowers from prepaying
                                          their mortgage loans during the
                                          applicable period.

                                          As of the initial cut-off date, all of
                                          the initial mortgage loans are
                                          adjustable-rate mortgage loans, each
                                          of which has a fixed interest rate for
                                          the first two, three or five years
                                          after origination, which then converts
                                          to an adjustable interest rate. This
                                          type of adjustable-rate mortgage loan
                                          is commonly referred to as a hybrid
                                          mortgage loan. The prepayment
                                          experience on adjustable-rate mortgage
                                          loans may differ from the prepayment
                                          experience on fixed-rate mortgage
                                          loans due to provisions which provide
                                          for conversion to an adjustable
                                          mortgage interest rate, periodic rate
                                          caps and a minimum and maximum
                                          mortgage interest rate.

                                          In particular, hybrid mortgage loans
                                          may be subject to higher prepayment
                                          rates as they approach the date they
                                          are scheduled to start accruing
                                          interest at an adjustable-rate. As a
                                          hybrid mortgage loan approaches its
                                          initial adjustment date, the borrower
                                          may become more likely to refinance
                                          that loan to avoid an increase in the
                                          loan rate, even if prevailing
                                          fixed-rate mortgage loans are only
                                          available at rates that are slightly
                                          lower or higher than the mortgage
                                          interest rate before adjustment.

                                          The timing of payments of principal on
                                          the notes may also be affected by
                                          liquidations of or insurance payments
                                          on the mortgage loans. In addition,
                                          Fieldstone Investment Corporation, as
                                          the seller of the mortgage loans to
                                          the depositor, may be required to
                                          purchase mortgage loans from the trust
                                          in the event that certain breaches of
                                          representations and warranties made
                                          with respect to the mortgage loans are
                                          not cured. These purchases will have
                                          the same effect on noteholders as
                                          prepayments of mortgage loans.

                                          A prepayment of a mortgage loan will
                                          usually result in a payment of
                                          principal on the notes:

                                          o   If you purchase your notes at a
                                              discount and principal is repaid
                                              slower than you anticipate, then
                                              your yield may be lower than you
                                              anticipate.

                                          o   If you purchase your notes at a
                                              premium and principal is repaid
                                              faster than you anticipate, then
                                              your yield may be lower than you
                                              anticipate.

                                          The prepayment experience of the
                                          mortgage loans may differ
                                          significantly from that of other first
                                          and second lien residential mortgage
                                          loans included in the servicer's or
                                          subservicer's portfolios.

                                          See "Yield, Prepayment and Weighted
                                          Average Life" in this prospectus
                                          supplement for a description of
                                          factors that may influence the rate
                                          and timing of prepayments on the
                                          mortgage loans.

DELAY IN RECEIPT OF LIQUIDATION
   PROCEEDS; LIQUIDATION PROCEEDS
   MAY BE LESS THAN MORTGAGE
   LOAN BALANCE........................   Substantial delays could be
                                          encountered in connection with the
                                          liquidation of delinquent mortgage
                                          loans. Further, reimbursement of
                                          advances made by the servicer or
                                          subservicer and liquidation expenses
                                          such as legal fees, real estate taxes
                                          and maintenance and preservation
                                          expenses may reduce the portion of
                                          liquidation proceeds payable to
                                          noteholders. If a mortgaged property
                                          fails to provide adequate security for
                                          the related mortgage loan, you could
                                          incur a loss on your investment if the
                                          applicable credit enhancement is
                                          insufficient to cover the loss.

GEOGRAPHIC CONCENTRATION OF
   MORTGAGE LOANS......................

                                          Approximately 50.45% of all of the
                                          initial mortgage loans, and
                                          approximately 50.33% and 50.57% of the
                                          initial mortgage loans to be included
                                          in pool 1 and pool 2, respectively,
                                          are secured by properties located in
                                          California. The rate of delinquencies,
                                          defaults and losses on the mortgage
                                          loans may be higher than if fewer of
                                          the mortgage loans were concentrated
                                          in that state because the following
                                          conditions will have a
                                          disproportionate impact on the
                                          mortgage loans in general:

                                          o   weak economic conditions, which
                                              may or may not affect real
                                              property values, may affect the
                                              ability of borrowers to repay
                                              their loans on time.

                                          o   declines in the residential real
                                              estate market in California may
                                              reduce the values of properties
                                              located in that state, which would
                                              result in an increase in the
                                              loan-to-value ratios.

                                          o   properties in California may be
                                              more susceptible than homes
                                              located in other
                                              parts of the country to certain
                                              types of uninsurable hazards, such
                                              as  earthquakes, hurricanes, as
                                              well as floods, wildfires,
                                              mudslides and other natural
                                              disasters.

                                          Natural disasters affect regions of
                                          the United States from time to time,
                                          and may result in increased losses on
                                          mortgage loans in those regions, or in
                                          insurance payments that will
                                          constitute prepayments of principal of
                                          those mortgage loans.

                                          For additional information regarding
                                          the geographic concentration of the
                                          mortgage loans to be included in each
                                          mortgage pool, see the geographic
                                          distribution table under "Description
                                          of the Mortgage Pools" in this
                                          prospectus supplement.

LIMITED ABILITY TO RESELL
   NOTES...............................   The underwriters are not required to
                                          assist in resales of the notes,
                                          although any of them may do so. A
                                          secondary market for any class of
                                          notes may not develop. If a secondary
                                          market does develop, it might not
                                          continue or it might not be
                                          sufficiently liquid to allow you to
                                          resell any of your notes.

SPECIAL RISKS FOR THE
   CLASS A-IO NOTES....................   Interest will accrue on the Class A-IO
                                          Notes on a scheduled notional amount
                                          as described in this prospectus
                                          supplement. In the event that the
                                          mortgage loans prepay at a rapid rate
                                          resulting in their prepayment in full
                                          or at a faster rate than the notional
                                          amount, investors in the Class A-IO
                                          Notes could fail to recover their
                                          initial investments. After the payment
                                          date in December 2005, the notional
                                          amount of the Class A-IO Notes will be
                                          zero and, therefore, current interest
                                          will no longer be payable on the Class
                                          A-IO Notes.

VIOLATION OF PREDATORY LENDING
   LAWS MAY RESULT IN LOSSES...........   A number of federal, state and local
                                          laws have been enacted that are
                                          designed to discourage predatory
                                          lending practices. The federal Home
                                          Ownership and Equity Protection Act of
                                          1994, commonly known as HOEPA,
                                          prohibits
                                          inclusion of some provisions in
                                          mortgage loans that have mortgage
                                          rates or origination costs in excess
                                          of prescribed levels, and requires
                                          that borrowers be given certain
                                          disclosures prior to the consummation
                                          of such mortgage loans. Some states
                                          and localities have enacted, or may
                                          enact, similar laws or regulations,
                                          which in some cases impose
                                          restrictions and requirements greater
                                          than those in HOEPA. Failure to comply
                                          with these laws, to the extent
                                          applicable to any of the mortgage
                                          loans, could subject the trust, as an
                                          assignee of the mortgage loans, to
                                          monetary penalties and could result in
                                          the borrowers rescinding such mortgage
                                          loans against the trust. Lawsuits have
                                          been brought in various states making
                                          claims against assignees of high cost
                                          loans for violations of state law.
                                          Named defendants in these cases have
                                          included numerous participants within
                                          the secondary mortgage market
                                          including some securitization trusts.

                                          The seller will represent in the
                                          mortgage loan purchase agreement
                                          described herein that the mortgage
                                          pools do not include any mortgage
                                          loans subject to HOEPA or similar
                                          applicable local, state or federal
                                          anti-predatory or anti-abusive lending
                                          laws. However, if the trust should
                                          include mortgage loans subject to
                                          HOEPA or similar state laws, it will
                                          have repurchase remedies against the
                                          seller.

                                          See "The Mortgage Loan Purchase
                                          Agreement and the Transfer and
                                          Servicing Agreement -- Assignment of
                                          Mortgage Loans" in this prospectus
                                          supplement.

MORTGAGE LOANS ORIGINATED
   PURSUANT TO STATED INCOME
   DOCUMENTATION PROGRAMS MAY
   HAVE A GREATER RISK OF DEFAULT......   Approximately 34.81% of the initial
                                          mortgage loans in the mortgage pool,
                                          and approximately 35.74% and 33.89% of
                                          the pool 1 and pool 2 initial mortgage
                                          loans, respectively (in each case,
                                          based on the aggregate scheduled
                                          principal balance of the related loan
                                          pool as of the initial cut-off date),
                                          were originated
                                          pursuant to stated income
                                          documentation programs. Unlike full
                                          documentation programs, borrowers'
                                          income is not subject to verification
                                          under stated income programs.
                                          Therefore, stated income documentation
                                          mortgage loans may involve a greater
                                          risk of default than full
                                          documentation mortgage loans with
                                          income verification.

INADEQUATE AMOUNT OF SUBSEQUENT
   MORTGAGE LOANS WILL AFFECT THE
   TIMING AND RATE OF RETURN ON YOUR
   INVESTMENT..........................   If the amount of subsequent mortgage
                                          loans purchased for a mortgage loan
                                          pool by the trust is less than the
                                          amount deposited in the pre-funding
                                          account for that group on the closing
                                          date, holders of the Class A Notes
                                          related to that pool will receive a
                                          payment of principal of the amount
                                          remaining in the pre-funding account
                                          allocated to that pool on the payment
                                          date occurring in October 2004. The
                                          types of mortgage loans that can be
                                          purchased as subsequent mortgage loans
                                          are similar to the initial mortgage
                                          loans and the depositor expects that
                                          the characteristics of the mortgage
                                          loans as described in this prospectus
                                          supplement will not be materially
                                          changed by the addition of the
                                          subsequent mortgage loans.

MORTGAGE LOANS WITH HIGH ORIGINAL
   LOAN-TO-VALUE RATIOS MAY PRESENT
   A GREATER RISK OF LOSS..............   Approximately 44.57% of the initial
                                          mortgage loans in the mortgage pool
                                          and approximately 43.40% and 45.73% of
                                          the pool 1 and pool 2 initial mortgage
                                          loans, respectively (in each case,
                                          based on the aggregate scheduled
                                          principal balance of the related loan
                                          pool as of the initial cut-off date),
                                          have original loan-to-value ratios of
                                          greater than 80% but less than or
                                          equal to 90%, and approximately 3.63%
                                          of the initial mortgage loans and
                                          approximately 2.64% and 4.62% of the
                                          pool 1 and pool 2 initial mortgage
                                          loans, respectively (in each case,
                                          based on the aggregate scheduled
                                          principal balance of the related loan
                                          pool as of the initial cut-off date),
                                          had original loan-to-value ratios of
                                          greater than 90%, but less than or
                                          equal to

                                          100%. Mortgage loans with high
                                          loan-to-value ratios may be more
                                          likely to experience borrower default
                                          and foreclosure than mortgage loans
                                          with low original loan-to-value
                                          ratios. Moreover, a high rate of
                                          foreclosure on mortgage loans with
                                          high original loan-to-value ratios is
                                          likely to result in significant losses
                                          on such mortgage loans and is more
                                          likely to be subject to a judicial
                                          reduction of the loan amount in
                                          bankruptcy or other proceedings than
                                          mortgage loans with lower original
                                          loan-to-value ratios. If a court
                                          relieves a borrower's obligation to
                                          repay amounts otherwise due on a
                                          mortgage loan, neither the servicer,
                                          the subservicer nor the master
                                          servicer will be required to advance
                                          funds in respect of such relieved
                                          amounts, and any loss in respect
                                          thereof may reduce the amount
                                          available to be paid to noteholders.
                                          In such event, holders of subordinate
                                          classes of notes may suffer losses.

MORTGAGE LOANS WITH HIGHER COMBINED
   LOAN-TO-VALUE RATIOS MAY BE SUBJECT
   TO HIGHER LEVELS OF DEFAULT.........   At the time of origination of certain
                                          of the mortgage loans, the related
                                          borrowers also obtained second lien
                                          mortgage loans secured by the same
                                          mortgaged properties as secure the
                                          borrowers' mortgage loans included in
                                          the trust. Approximately 46.57% of the
                                          initial mortgage loans in the mortgage
                                          pool, and approximately 47.66% and
                                          45.48% of the pool 1 and pool 2
                                          initial mortgage loans, respectively
                                          (in each case, based on the aggregate
                                          scheduled principal balance of the
                                          related loan pool as of the initial
                                          cut-off date), have combined
                                          loan-to-value ratios that exceed 95%.
                                          Mortgage loans with higher combined
                                          loan-to-value ratios may experience
                                          higher rates of default than loans
                                          with lower combined loan-to-value
                                          ratios due to the limited equity of
                                          the related borrowers' in the related
                                          mortgaged properties. Investors also
                                          should be aware that borrowers may
                                          obtain secondary mortgage financing
                                          secured by their mortgaged properties
                                          following the date of origination of
                                          the mortgage loans included in the
                                          trust.

RATINGS ON THE NOTES DO NOT ADDRESS ALL
   OF THE FACTORS YOU SHOULD CONSIDER
   WHEN PURCHASING THE NOTES...........   The rating of each class of notes will
                                          depend primarily on an assessment by
                                          the rating agencies of the mortgage
                                          loans as well as the structure of the
                                          transaction. The rating by the rating
                                          agencies of any class of notes is not
                                          a recommendation to purchase, hold or
                                          sell any rated notes, inasmuch as the
                                          rating does not comment as to the
                                          market price or suitability for a
                                          particular investor. There is no
                                          assurance that the ratings will remain
                                          in place for any given period of time
                                          or that the ratings will not be
                                          qualified, lowered or withdrawn by the
                                          rating agencies. In general, the
                                          ratings address credit risk and do not
                                          address the likelihood of prepayments
                                          or the likelihood that any floating
                                          rate note carryover amounts will be
                                          paid.

                                          See "Ratings" in this prospectus
                                          supplement.

COLLECTIONS ON THE MORTGAGE LOANS MAY
   BE DELAYED OR REDUCED IF THE SELLER
   OR THE SERVICER BECOMES INSOLVENT...   The transfer of the mortgage loans
                                          from Fieldstone Investment Corporation
                                          to Structured Asset Securities
                                          Corporation will be treated as a sale
                                          of the mortgage loans. However, in the
                                          event of an insolvency of Fieldstone
                                          Investment Corporation, the
                                          conservator, receiver or trustee in
                                          bankruptcy of such entity may attempt
                                          to recharacterize the mortgage loan
                                          sales as a borrowing, secured by a
                                          pledge of the applicable mortgage
                                          loans. If these transfers were to be
                                          challenged, delays in payments of the
                                          notes and reductions in the amounts of
                                          these payments could occur.

                                          In the event of a bankruptcy or
                                          insolvency of Fieldstone Servicing
                                          Corp., as servicer, the bankruptcy
                                          trustee or receiver may have the power
                                          to prevent Wells Fargo Bank, N.A., as
                                          master servicer, from appointing a
                                          successor servicer. Regardless of
                                          whether a successor servicer is
                                          appointed, any termination of
                                          Fieldstone Servicing Corp., as
                                          servicer (whether due to bankruptcy or
                                          insolvency or otherwise), could
                                          adversely affect the servicing of the
                                          mortgage loans, including the
                                          delinquency experience of the mortgage
                                          loans.

THE NOTES MAY BE INAPPROPRIATE FOR
   INDIVIDUAL INVESTORS................   The notes may not be an appropriate
                                          investment for you if you do not have
                                          sufficient resources or expertise to
                                          evaluate the particular
                                          characteristics of the applicable
                                          class of notes. This may be the case
                                          because, among other things:

                                          o   The yield to maturity of notes
                                              purchased at a price other than
                                              par will be sensitive to the
                                              uncertain rate and timing of
                                              principal prepayments on the
                                              mortgage loans;

                                          o   The rate of principal payments on,
                                              and the weighted average life of,
                                              the notes will be sensitive to the
                                              uncertain rate and timing of
                                              principal prepayments on the
                                              mortgage loans and the priority of
                                              principal payments among the
                                              classes of notes, and for that
                                              reason, the notes may be
                                              inappropriate investments for you
                                              if you require a payment of a
                                              particular amount of principal on
                                              a specific date or an otherwise
                                              predictable stream of payments;

                                          o   You may not be able to reinvest
                                              amounts paid in respect of
                                              principal on a note (which, in
                                              general, are expected to be
                                              greater during periods of
                                              relatively low interest rates) at
                                              a rate at least as high as the
                                              interest rate on your notes; or

                                          o   It is possible that a secondary
                                              market for the notes will not
                                              develop or that your investment
                                              may not be liquid. Lack of
                                              liquidity could result in a
                                              substantial decrease in the market
                                              value of your notes.

                                          You should also carefully consider the
                                          further risks and other special
                                          considerations discussed above and
                                          under the heading "Yield, Prepayment
                                          and Maturity Considerations" in this
                                          prospectus supplement and in the
                                          accompanying prospectus.

SOME NOTES LACK SMMEA ELIGIBILITY
   AND MAY LACK LIQUIDITY, WHICH MAY
   LIMIT YOUR ABILITY TO SELL..........   The underwriters intend to make a
                                          secondary market in the notes, but
                                          will have no obligation to do so. We
                                          cannot assure you that a secondary
                                          market for any class of notes will
                                          develop, or if one does develop, that
                                          it will continue or provide sufficient
                                          liquidity of investment or that it
                                          will remain for the term of the
                                          related class of notes. The Class M4,
                                          Class M5, Class M6, Class M7, Class M8
                                          and Class M9 Notes will not constitute
                                          "mortgage related securities" for
                                          purposes of the Secondary Mortgage
                                          Market Enhancement Act of 1984, as
                                          amended. Accordingly, many
                                          institutions with legal authority to
                                          invest in SMMEA securities will not be
                                          able to invest in these notes, thereby
                                          limiting the market for those notes.
                                          In light of those risks, you should
                                          consult your own counsel as to whether
                                          you have the legal authority to invest
                                          in non-SMMEA notes such as those
                                          classes.

                                          See "Legal Investment Considerations"
                                          in this prospectus supplement and in
                                          the accompanying prospectus.

TRUST COULD BECOME A TAXABLE ENTITY....   For U.S. federal income tax purposes,
                                          the trust will be a taxable mortgage
                                          pool. As long as the sole class of
                                          equity interest in a taxable mortgage
                                          pool is held, directly or indirectly,
                                          through one or more wholly owned
                                          "qualified REIT subsidiaries" or by an
                                          entity that qualifies as a "real
                                          estate investment trust" under the
                                          rules set out in the Internal Revenue
                                          Code of 1986, as amended, the taxable
                                          mortgage pool will not be subject to
                                          federal income tax. The seller will
                                          hold through Fieldstone Mortgage
                                          Ownership Corp., its direct wholly
                                          owned qualified REIT subsidiary, a
                                          100% ownership interest in the
                                          ownership certificate. The seller
                                          represents that it qualifies as a real
                                          estate investment trust and that it
                                          will not undertake any action that
                                          would cause the trust to be subject to
                                          federal income tax. Under the terms of
                                          the trust agreement, the ownership
                                          certificate may be transferred only to
                                          an entity that
                                          qualifies as either a "real estate
                                          investment trust" or a "qualified REIT
                                          subsidiary." The provisions of the
                                          Internal Revenue Code of 1986, as
                                          amended, pertaining to real estate
                                          investment trusts are, however, highly
                                          technical and complex. If the seller
                                          were to fail to qualify as a real
                                          estate investment trust, or if the
                                          seller were to transfer the ownership
                                          certificate to an entity that did not
                                          qualify as a real estate investment
                                          trust or a qualified REIT subsidiary,
                                          the trust could become subject to
                                          federal income tax as though it were a
                                          corporation. Any tax imposed on the
                                          trust would reduce cash flow that
                                          would otherwise be available to make
                                          payments on the notes and could cause
                                          losses which could adversely affect
                                          the notes, in particular the
                                          subordinate notes. The failure of the
                                          holder of the ownership certificate to
                                          qualify as a real estate investment
                                          trust or a qualified REIT subsidiary
                                          would constitute an event of default
                                          under the indenture.

                                          See "Material Federal Income Tax
                                          Considerations" and "The Trust
                                          Agreement and the Indenture -- Certain
                                          Matters under the Agreements --
                                          Optional Termination" in this
                                          prospectus supplement.

THE LACK OF PHYSICAL NOTES MAY CAUSE
   DELAYS IN PAYMENTS AND CAUSE
   DIFFICULTY IN PLEDGING OR SELLING
   THE NOTES...........................   The notes will not be issued in
                                          physical form. Noteholders will be
                                          able to transfer notes only through
                                          The Depository Trust Company,
                                          participating organizations, indirect
                                          participants and certain banks. The
                                          ability to pledge a note to a person
                                          that does not participate in The
                                          Depository Trust Company may be
                                          limited because of the lack of a
                                          physical note. In addition,
                                          noteholders may experience some delay
                                          in receiving payments on these notes
                                          because the trust administrator will
                                          not send payments directly to them.
                                          Instead, the trust administrator will
                                          send all payments to The Depository
                                          Trust Company, which will then credit
                                          those payments to the participating
                                          organizations. Those organizations
                                          will in turn
                                          credit accounts noteholders have
                                          either directly or indirectly through
                                          indirect participants.

THE SELLER MAY NOT BE ABLE TO
   REPURCHASE DEFECTIVE MORTGAGE
   LOANS...............................   The seller has made various
                                          representations and warranties related
                                          to the mortgage loans sold by it to
                                          the trust.

                                          See "The Mortgage Loan Purchase
                                          Agreement and the Transfer and
                                          Servicing Agreement -- Assignment of
                                          Mortgage Loans" in this prospectus
                                          supplement.

                                          If the seller fails to cure a material
                                          breach of its representations and
                                          warranties with respect to any
                                          mortgage loan in a timely manner, then
                                          the seller would be required to
                                          repurchase or substitute for the
                                          defective mortgage loan. It is
                                          possible that the seller may not be
                                          capable of repurchasing or
                                          substituting any defective mortgage
                                          loans, for financial or other reasons.
                                          The inability of the seller to
                                          repurchase or substitute for defective
                                          mortgage loans would likely cause the
                                          mortgage loans to experience higher
                                          rates of delinquencies, defaults and
                                          losses. As a result, shortfalls in the
                                          payments due on the notes could occur.

                            DESCRIPTION OF THE NOTES

GENERAL

        The Fieldstone Mortgage Investment Trust, Series 2004-3 (the "Trust") will consist of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class A-IO, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes (the "Notes"). The Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3 and Class A-IO Notes are referred to herein as the "Senior Notes" or collectively as the "Class A Notes." The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes are collectively referred to herein as the "Subordinate Notes." The Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3 and the Subordinate Notes are also referred to as the "LIBOR Notes." The Class A-IO Notes are sometimes referred to herein as the "Interest-Only Notes."

        The Notes represent obligations of the Trust, the assets of which consist primarily of (1) two pools ("Pool 1" and "Pool 2," respectively, and each a "Mortgage Pool") of conventional, adjustable rate, fully amortizing, first lien residential mortgage loans, (the "Mortgage Loans"), (2) such assets as from time to time are deposited in respect of the Mortgage Loans in an account maintained by the Subservicer (the "Custodial Account"), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) insurance policies covering certain of the Mortgage Loans or the related mortgaged properties, (5) the rights of Structured Asset Securities Corporation as depositor (the "Depositor") under the Mortgage Loan Purchase Agreement, as described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement -- Assignment of Mortgage Loans," (6) the Basis Risk Reserve Fund, as described under "-- Payments of Interest -- Basis Risk Shortfalls," (7) an interest rate swap agreement, as described under "-- Payments of Interest -- The Swap Agreement," (8) an interest rate corridor contract, as described under "-- Payments of Interest -- The Interest Rate Corridor" and (9) all proceeds of the foregoing.

        The Mortgage Loans to be included in the Trust will bear interest rates that adjust in accordance with an index, as described under "Description of the Mortgage Pools" and "-- The Indexes." Pool 1 will consist only of those Mortgage Loans in the Trust with original principal balances which do not exceed either the applicable Fannie Mae or Freddie Mac maximum original loan amount limitations for one-to four-family residential mortgaged properties. Pool 2 will consist of Mortgage Loans in the Trust with original principal balances which may be less than, equal to, or in excess of those loan amount limitations.

        Each class of Notes (other than the Class A-IO Notes) will be issued in the respective approximate initial total principal amount specified in the table on page iii of this prospectus supplement. The Class A-IO Notes will be issued in an initial aggregate notional amount (the "Class Notional Amount") described under "-- Payments of Interest." The initial total Class Principal Amount (as defined herein) of the Notes may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Initial Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pools" herein.

        For purposes of allocating payments of principal and interest on the Senior Notes (other than the Class A-IO Notes), (i) the Class 1-A Notes will relate to, and generally will be limited to collections from, the Mortgage Loans in Pool 1 and (ii) the Class 2-A1, Class 2-A2 and Class 2-A3 Notes will relate to, and generally be limited to collections from, the Mortgage Loans in Pool 2. However, holders of each such class will receive the benefit of Monthly Excess Cashflow (as defined under "-- Payments of Interest -- Interest Payment Priorities") generated by each Mortgage Pool and, to a limited extent, certain principal payments generated by the Mortgage Pool unrelated to that class. Holders of the Class A-IO Notes will be entitled to receive payments of interest from each Mortgage Pool based upon the Component Notional Amounts (as defined below at "-- Payments of Interest") related to each Mortgage Pool. Holders of Subordinate Notes will be entitled to receive payments of principal and interest based upon collections from each Mortgage Pool, but such rights to payments will be subordinate to the rights of the holders of the Senior Notes to the extent described herein.

        The equity ownership in the Trust will be evidenced by an ownership certificate issued pursuant to the Trust Agreement representing the equity ownership in the Trust (the "Ownership Certificate"). The holder of the Ownership Certificate (the "Ownership Certificateholder") will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties on the Mortgage Loans and (2) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

        Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in July 2004 (each, a "Payment Date"), to Noteholders of record on the applicable Record Date. The "Record Date" for the Notes and each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York, Maryland, Minnesota, Arizona, California or Delaware are closed.

        Payments on the Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office (as defined herein) of the Trust Administrator. See "-- Reports to Noteholders" herein.

        The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein) and for such purpose are referred to as "Book-Entry Notes." The Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof. The Subordinate Notes will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof. The Class A-IO Notes will be issued in minimum denominations of $100,000 in Class Notional Amount (as defined herein) and integral multiples of $1 in excess thereof.

        Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount (or Class Notional Amount) of the related class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note will be entitled to receive a physical note representing such person's interest (a "Definitive Note"), except as set forth below under "-- Book-Entry Registration -- Definitive Notes."

Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION

        General. Persons acquiring beneficial ownership interests in the Book-Entry Notes (each, a "Beneficial Owner") will hold their Notes through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) (hereinafter, "Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe if they are Participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Notes will be issued in one or more notes that equal the initial Class Principal Amount or Class Notional Amount of the related class of Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank generally, but not exclusively, will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

        The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

        Beneficial Owners will receive all payments of principal of, and interest on, the Notes from the Trust Administrator through DTC and DTC Participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

        Beneficial Owners will not receive or be entitled to receive physical notes representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

        Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

        Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

        DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

        Clearstream Luxembourg is a duly licensed bank organized as a limited liability company (a societe anonyme) incorporated under the laws of Grand Duchy of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of Notes. Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Payments on the Book-Entry Notes will be made on each Payment Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

        Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Payments with respect to Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" in the accompanying Prospectus.

        Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

        Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such Beneficial Owners are credited.

        DTC has advised the Trust Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Notes.

        Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        None of the Depositor, the Seller, the Master Servicer, the Servicer, the Subservicer, the Trust Administrator or the Indenture Trustee (as such terms are defined herein) or any of their respective affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

        Definitive Notes. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying Prospectus under "Description of the Securities -- Book-Entry Registration." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Trust Administrator is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes in exchange for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trust Administrator will reissue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee and the Trust Administrator will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

PAYMENTS ON MORTGAGE LOANS; CUSTODIAL ACCOUNTS; COLLECTION ACCOUNT

        The Transfer and Servicing Agreement provides that the Servicer and the Subservicer, for the benefit of the Noteholders, shall establish and maintain one or more accounts, each known as a Custodial Account, into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the Mortgage Loans, except that the Servicer and Subservicer may deduct their respective portion of the Servicing Administration Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Transfer and Servicing Agreement permits the Servicer and the Subservicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more investments acceptable to Moody's, S&P and Fitch as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, no later than the 20th day of each calendar month (or, if such 20th day is not a Business Day, the next succeeding Business
Day) (the "Servicer Remittance Date"). The Servicer and the Subservicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer or the Subservicer, as applicable, from time to time. The Servicer or the Subservicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

        The Transfer and Servicing Agreement provides that the Trust Administrator, for the benefit of the Noteholders, shall establish and maintain one or more accounts, known as a

"Collection Account," into which the Servicer and the Subservicer, as applicable, is generally required to deposit or cause to be deposited from the Custodial Accounts on the Servicer Remittance Date, the payments and collections described in "Description of the Securities -- Deposits to and Withdrawals from the Collection Account" in the accompanying Prospectus. The Transfer and Servicing Agreement permits the Trust Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody's and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Payment Date. The Master Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time. The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

PAYMENTS OF INTEREST

        Calculation of Interest. The amount of interest payable on each Payment Date in respect of each class of Notes will equal the Current Interest (as defined herein) for such class on such date. Interest will accrue on the LIBOR Notes on the basis of a 360-day year and the actual number of days elapsed in each related Accrual Period (as defined below). Interest will accrue on the Class A-IO Notes on the basis of a 360-day year consisting of twelve 30-day months.

        o "Current Interest" with respect to any class of Notes (other than the Class A-IO Notes or any component of the Class A-IO Notes) and any Payment Date will equal the aggregate amount of interest accrued at the applicable Interest Rate (as defined below) during the related Accrual Period on the Class Principal Amount of such class or Component Notional Amount of such component (as described below) immediately prior to such Payment Date. "Current Interest" with respect to the Class A-IO Notes and any Payment Date will equal the aggregate Current Interest on the components of such class for such date.

        o The "Accrual Period" applicable to each class of the LIBOR Notes with respect to each Payment Date will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date. The "Accrual Period" for the Class A-IO Notes for each Payment Date on which such class is entitled to interest payments will be the immediately preceding calendar month.

        The "Interest Rates" for each class of LIBOR Notes and each component of the Class A-IO Notes will be the applicable annual rate described below:

        o Class 1-A Notes: the least of (i) LIBOR plus 0.27% (the "1-A Spread"), (ii) the Net Funds Rate (as defined below) and (iii) the Pool 1 Fixed Rate Cap (as defined below).

        o Class 2-A1 Notes: the least of (i) LIBOR plus 0.33% (the "2-A1 Spread"), (ii) the Net Funds Rate (as defined below) and (iii) the Pool 2 Fixed Rate Cap (as defined below).

        o Class 2-A2 Notes: the least of (i) LIBOR plus 0.19% (the "2-A2 Spread"), (ii) the Net Funds Rate (as defined below) and (iii) the Pool 2 Fixed Rate Cap (as defined below).

        o Class 2-A3 Notes: the least of (i) LIBOR plus 0.50% (the "2-A3 Spread"), (ii) the Net Funds Rate (as defined below) and (iii) the Pool 2 Fixed Rate Cap (as defined below).

        o Class A-IO Components: a fixed interest rate of 1.00% per annum for each Accrual Period related to a Payment Date from October 2004 through December 2005. Thereafter, the components of the Class A-IO Notes will not accrue interest and will not be entitled to any interest payments.

        o   Class M1 Notes: the least of (i) LIBOR plus 0.56% (the "M1 Spread"),
            (ii) the Net Funds Rate (as defined below) and (iii) the Subordinate Fixed Rate Cap (as defined below).

        o   Class M2 Notes: the least of (i) LIBOR plus 0.63% (the "M2 Spread"),
            (ii) the Net Funds Rate (as defined below) and (iii) the Subordinate Fixed Rate Cap (as defined below).

        o   Class M3 Notes: the least of (i) LIBOR plus 0.69% (the "M3 Spread"),
            (ii) the Net Funds Rate (as defined below) and (iii) the Subordinate Fixed Rate Cap (as defined below).

        o   Class M4 Notes: the least of (i) LIBOR plus 1.23% (the "M4 Spread"),
            (ii) the Net Funds Rate (as defined below) and (iii) the Subordinate Fixed Rate Cap (as defined below).

        o   Class M5 Notes: the least of (i) LIBOR plus 1.45% (the "M5 Spread"),
            (ii) the Net Funds Rate (as defined below) and (iii) the Subordinate Fixed Rate Cap (as defined below).

        o   Class M6 Notes: the least of (i) LIBOR plus 1.95% (the "M6 Spread"),
            (ii) the Net Funds Rate (as defined below) and (iii) the Subordinate Fixed Rate Cap (as defined below).

        o   Class M7 Notes: the least of (i) LIBOR plus 2.15% (the "M7 Spread"),
            (ii) the Net Funds Rate (as defined below) and (iii) the Subordinate Fixed Rate Cap (as defined below).

        o   Class M8 Notes: the least of (i) LIBOR plus 2.50% (the "M8 Spread"),
            (ii) the Net Funds Rate (as defined below) and (iii) the Subordinate Fixed Rate Cap (as defined below).

        o   Class M9 Notes: the least of (i) LIBOR plus 2.50% (the "M9 Spread"),
            (ii) the Net Funds Rate (as defined below) and (iii) the Subordinate Fixed Rate Cap (as defined below).

        The margin on each of the LIBOR Notes will increase as follows beginning on the first Payment Date following the Payment Date on which the Aggregate Collateral Amount is equal to or less than 10% of the sum of the aggregate scheduled principal balance of the Initial Mortgage Loans as of the Initial Cut-off Date and the amount on deposit in the Pre-Funding Account on the Closing Date (the "Aggregate Cut-off Collateral Amount"):

        o   the 1-A Spread will be increased to 0.54%;

        o   the 2-A1 Spread will be increased to 0.66%;

        o   the 2-A2 Spread will be increased to 0.38%;

        o   the 2-A3 Spread will be increased to 1.00%;

        o   the M1 Spread will be increased to 0.84%;

        o   the M2 Spread will be increased to 0.945%;

        o   the M3 Spread will be increased to 1.035%;

        o   the M4 Spread will be increased to 1.845%;

        o   the M5 Spread will be increased to 2.175%;

        o   the M6 Spread will be increased to 2.925%;

        o   the M7 Spread will be increased to 3.225%;

        o   the M8 Spread will be increased to 3.750%; and

        o   the M9 Spread will be increased to 3.750%.

        The Class A-IO Components. Solely for the purpose of determining payments of interest on the Class A-IO Notes from each Mortgage Pool, the Class A-IO Notes will be comprised of two components, the "A-IO(1) Component" relating to Pool 1 and the "A-IO(2) Component" relating to Pool 2. The Class Notional Amount of the Class A-IO Notes as of any Payment Date will equal the sum of the A-IO(1) and A-IO(2) Component Notional Amounts. On each Payment Date occurring during the periods set forth below, the A-IO(1) Component and the A-IO(2) Component have the following "Component Notional Amounts":

                                                        A-IO(1) COMPONENT       A-IO(2) COMPONENT      CLASS A-IO TOTAL
                                                         NOTIONAL AMOUNT         NOTIONAL AMOUNT       NOTIONAL AMOUNT
                                                      ---------------------   ---------------------  --------------------
From July 2004 through September 2004............        $             0         $             0         $            0
From October 2004 through December 2005..........        $   149,420,000         $   150,580,000         $  300,000,000
Thereafter.......................................        $             0         $             0         $            0

        Current Interest (as calculated above) accruing on the Component Notional Amounts of the A-IO(1) Component and the A-IO(2) Component will be paid on each Payment Date from Pool 1 (in the case of the A-IO(1) Component) and Pool 2 (in the case of the A-IO(2) Component). As set forth above, after the Payment Date in December 2005, the A-IO(1) Component and the A-IO(2) Component will each have a Component Notional Amount equal to zero, and therefore, Current Interest will no longer be paid on the Class A-IO Notes after that Payment Date.

        The holders of the Class A-IO Notes will not have severable ownership interests in any of the above components, but rather will have undivided interests in the entire class. The components of the Class A-IO Notes are interest only components and do not represent an entitlement to any principal payments.

        If the Trust terminates prior to the Payment Date in December 2005, whether as a result of a redemption by the Servicer or otherwise, the holders of the Class A-IO Notes will be entitled to a payment of an amount equal to the sum of (a) any accrued and unpaid Current Interest on the Class A-IO Notes and (b) the present value, as of the date of such termination, of the remaining payments scheduled to be made on the Class A-IO Notes. Such present value shall be determined using a discount rate that will equal the expected yield to maturity of the Class A-IO Notes determined on yields for similar securities as of the pricing date for the Notes. Notwithstanding the priorities set forth below under "-- Payments of Principal," upon any termination prior to December 2005, the amount described in clause (b) above will be paid first from the Principal Remittance Amount for Pool 1 and then from the Principal Remittance Amount for Pool 2 before any payments of principal are made on any other classes of Notes.

        DEFINITIONS RELATING TO INTEREST PAYMENT PRIORITIES.

        o The "Class Principal Amount" of any LIBOR Note as of any Payment Date will be its initial Class Principal Amount as of July 1, 2004 (the "Closing Date"), as reduced in the manner set forth in the Prospectus Supplement.

        o The "Percentage Interest" of a Note will be a fraction, expressed as a percentage, the numerator of which is that Note's Class Principal Amount or Class Notional Amount and the denominator of which is the applicable Class Principal Amount or Class Notional Amount.

        o The "Net Funds Rate" with respect to each Payment Date and any class of Notes (other than the Class A-IO Notes) will be a per annum rate equal to the sum of (a) the product of (i) a quotient of (A) the excess of (1) the sum of (x) Interest Remittance Amounts (not taking into account the reduction in clause (b)(2) of the definition thereof) for Pool 1 and (y) Interest Remittance Amounts (not taking into account the reduction in clause (b)(2) of the definition thereof) for Pool 2, over (2) for the Payment Dates from October 2004 through December 2005 only, Current Interest on the Class A-IO Notes for such Payment Date, divided by (B) the sum of the Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes before taking into account any payments of principal on such Payment Date and (ii) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360; and (b) the product of (i) a quotient of (A) the sum of (1) the Net Swap Receipt (if any) and (2) the Corridor Receipt (if any) divided by (B) the sum of the Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes before taking into account any payments of principal on such Payment Date and (ii) 12; minus (c) the product of (i) a quotient of (A) the Net Swap Payment (if any) divided by (B) the sum of the Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes before taking into account any payments of principal on such Payment Date and (ii)12.

        o The "Pool 1 Fixed Rate Cap" with respect to each Payment Date is the per annum rate equal to 11.00%.

        o The "Pool 2 Fixed Rate Cap" with respect to each Payment Date is the per annum rate equal to 11.00%.

        o The "Subordinate Fixed Rate Cap" with respect to each Payment Date is the per annum rate equal to 11.00%.

        o The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the Aggregate Expense Rate.

        o The "Aggregate Expense Rate" for any Mortgage Loan equals the sum of the related Servicing Administration Fee Rate (as described in "Servicing of the Mortgage Loans -- Servicing Compensation and Payment of Expenses") and the related Master Servicing Fee Rate.

        o The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate as determined in the related mortgage note as reduced by any application of the Relief Act.

        o The "Pool Balance" for any Mortgage Pool as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances (as defined at "-- Payments of Principal") of the Mortgage Loans in such Mortgage Pool as of such date of determination.

        o The "Pool Percentage" for any Mortgage Pool and any Payment Date will be a fraction, expressed as a percentage, the numerator of which is the Pool Balance for such Mortgage Pool for such date and the denominator of which is the Aggregate Loan Balance for such date of determination.

        o The "Aggregate Loan Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances of the Mortgage Loans as of such date of determination.

        o The "Aggregate Collateral Amount" as of any date of determination will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.

        o The "Basis Risk Shortfall" for any class of Notes (other than the Class A-IO Notes) and any Payment Date will be equal to the sum of
            (a) the excess, if any, of (i) the amount that would have been the Current Interest for such class had the Interest Rate for such class been determined without regard to the Net Funds Rate over (ii) the actual amount of Current Interest for such class, plus
            (b) any excess described in clause (a) for any prior Payment Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) at the Interest Rate applicable to such class, determined without regard to the Net Funds Rate.

        The Swap Agreement. On or before the Closing Date, the Trust will enter into an interest rate swap agreement (the "Swap Agreement") with Lehman Brothers Special Financing Inc., as swap counterparty (the "Swap Counterparty") which will be assigned to the Indenture Trustee. Such Swap Agreement will be for the benefit of the Notes. Under the Swap Agreement, the Swap Counterparty will agree to make payments to the Trust on the Business Day immediately prior to each Payment Date commencing in October 2004 through the Payment Date in July 2006 (the "Swap Payment Date"). With respect to the Swap Agreement for each applicable Swap Payment Date, the swap notional balances set forth in the table below (the "Swap Notional Balances") have been calculated based upon a hypothetical mortgage pool:

                                                         SWAP NOTIONAL
                         SWAP PAYMENT DATE                  BALANCE
            ----------------------------------------  -------------------
            October 2004............................     $ 550,000,000
            November 2004...........................     $ 550,000,000
            December 2004...........................     $ 550,000,000
            January 2005............................     $ 550,000,000
            February 2005...........................     $ 550,000,000
            March 2005..............................     $ 550,000,000
            April 2005..............................     $ 550,000,000
            May 2005................................     $ 550,000,000
            June 2005...............................     $ 550,000,000
            July 2005...............................     $ 450,000,000
            August 2005.............................     $ 450,000,000
            September 2005..........................     $ 450,000,000
            October 2005............................     $ 450,000,000
            November 2005...........................     $ 450,000,000
            December 2005...........................     $ 450,000,000
            January 2006............................     $ 400,000,000
            February 2006...........................     $ 400,000,000
            March 2006..............................     $ 400,000,000
            April 2006..............................     $ 400,000,000
            May 2006................................     $ 400,000,000
            June 2006...............................     $ 300,000,000
            July 2006...............................     $ 300,000,000
            Thereafter..............................     $           0

        Under the Swap Agreement, on the applicable Swap Payment Date, the Trust will be obligated to pay to the Swap Counterparty an amount (the "Swap Fixed Rate Amount") based on a fixed rate of approximately 3.2875% per annum (the "Swap Fixed Rate") and the applicable Swap Notional Balance for such Swap Payment Date, and, the Swap Counterparty will be obligated to pay to the Trust an amount based on One-Month LIBOR and the applicable Swap Notional Balance for such date. If, on any Swap Payment Date, the amount received by the Trust under the Swap Agreement from the Swap Counterparty exceeds the amount paid by the Trust to the Counterparty, the Trust will have net swap receipts ("Net Swap Receipts"). If, on any Swap Payment Date, the amount paid by the Trust under the Swap Agreement to the Swap Counterparty exceeds the amount received by the Trust to the Counterparty, the Trust will have net swap payments ("Net Swap Payments").

        On any Payment Date for which the Trust has Net Swap Receipts, such Net Swap Receipts shall be applied to pay Current Interest on the Notes in the order and priority described under "-- Payments of Interest" below, but only after the Interest Remittance Amounts for Pool 1 and Pool 2 have been applied to the payment of Current Interest on such Payment Date. On any Payment Date, Net Swap Receipts that are not applied to the payment of Current Interest in the manner described in the preceding sentence shall first be applied to pay Basis Risk Shortfall, if any, and Deferred Interest, if any, on the Notes for such Payment Date, as described under " -- Payments of Interest" above, and then shall be distributed to the holder of the Ownership Certificate.

        The Swap Agreement is terminable by the Trust or the Swap Counterparty following the occurrence of certain specified events of default, including failure of the Swap Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency--Cross Border).

        The Swap Notional Balances in the table above are not based upon the actual balances of the Mortgage Loans included in the Mortgage Pool. To the extent that the Mortgage Loans experience high rates of prepayments or losses, it is possible that the interest generated by the Mortgage Loans will decline proportionately faster than the Swap Notional Balances decline, and consequently, it is possible that the Interest Remittance Amount will be reduced by a greater percentage than the concurrent reduction in the related Swap Notional Balance. Because the obligation of the Trust to make payments of the Swap Fixed Rate Amount under the Swap Agreement to the Swap Counterparty is based upon the related Swap Notional Balance, such prepayments or losses could result in the reduction of the Interest Remittance Amount to fund overcollateralization, Monthly Excess Cashflow, or Current Interest due on the Notes. In addition, if the Swap Agreement terminates as a result of a default of either party, the Trust may not be entitled to any further payments from the Swap Counterparty, and may result in shortfalls in interest on the Notes. We can give you no assurance that the Mortgage Loans will prepay at the rate used in establishing the schedule of Swap Notional Balances set forth above, or that the Mortgage Loans will prepay at any other rate.

        The Swap Counterparty. The Swap Counterparty under the Swap Agreement is Lehman Brothers Special Financing Inc. The obligations of the Swap Counterparty under the Swap Agreement will be guaranteed by Lehman Brothers Holdings Inc. ("LBH"), which is, as of the Closing Date, rated "A", "A2" and "A" by S&P, Moody's and Fitch, respectively. There can be no assurance that such ratings will be maintained.

        The Interest Rate Corridor. On the Closing Date, the Trust, will enter into an interest rate corridor contract (the "Corridor" or the "Corridor Contract") with Swiss Re Financial Products Corporation, as corridor counterparty (the "Corridor Counterparty"), which will be assigned to the Indenture Trustee.

        Under the Corridor Contract, in exchange for a fixed payment made by the Seller on behalf of the Trust on the Closing Date, the Corridor Counterparty will agree to make payments to the Trust by the Business Day immediately prior to each Payment Date (each, a "Corridor Payment Date"), commencing in August 2006 through and including the last Payment Date in November 2006, in an amount, if any, equal to the product of (i) the excess of (x) the lesser of (1) One-Month LIBOR and (2) 10.00% (the "Ceiling Rate"), over (y) 8.00% (the "Strike Rate"), and (ii) a notional amount equal to the lesser of (1) the scheduled notional balance for such Payment Date (as set forth in the table below) and (2) the Pool Balance as of the beginning of the related Due Period and (iii) the actual number of days in the related Interest Period, divided by 360.

        The initial notional amount will decline each month to an amount equal to the lesser of (i) the aggregate of the Class Principal Amounts of the LIBOR Notes and (ii) the amount set forth below, for the specified date, as follows:

    CORRIDOR PAYMENT DATE               NOTIONAL BALANCE    STRIKE RATE    CEILING RATE
    ---------------------               ----------------    -----------    ------------
    August 2006.....................    $ 473,947,734.30       8.00%          10.00%
    September 2006..................    $ 442,456,952.91       8.00%          10.00%
    October 2006....................    $ 412,999,755.66       8.00%          10.00%
    November 2006...................    $ 397,859,266.29       8.00%          10.00%

        Unless terminated earlier, the Corridor Contract will terminate immediately after the Payment Date in November 2006. The Corridor Contract is terminable by the Trust or the Corridor Counterparty following the occurrence of certain specified events of default, including failure of the Corridor Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency Cross Border).

        It is intended that payments under the Corridor Contract provide protection against upward movements in LIBOR and diminish the basis risk to the LIBOR Notes associated with the Trust's investment in certain hybrid delayed adjustment date Mortgage Loans. See "Description of the Mortgage Pools -- General." However, there can be no assurance that amounts payable to the Trust under the Corridor Contract will be sufficient to cover such shortfalls. On each Payment Date, the Trust Administrator will deposit any amount received under the Corridor Contract in the Basis Risk Reserve Fund and will then withdraw such amounts from the Basis Risk Reserve Fund for payment to holders of the LIBOR Notes in accordance with priority (1)(b) and (2)(k) set forth under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below. If such deposit to the Basis Risk Reserve Fund is insufficient to cover the total amount of any Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.

        The Corridor Counterparty. The Corridor Counterparty under the Corridor Contract is Swiss Re Financial Products Corporation, a Delaware corporation and indirect, wholly owned subsidiary of Swiss Reinsurance Company, a Swiss corporation. The Corridor Counterparty currently has a long-term counterparty credit rating of "AA" and a short-term rating of "A-1+" from S&P. The obligations of the Corridor Counterparty under the Corridor Contract are fully and unconditionally guaranteed by Swiss Reinsurance Company. Swiss Reinsurance Company currently has an insurance financial strength rating of "AA" and a short-term rating of "A-1+" from S&P and an insurance financial strength rating of "Aa1(negative outlook)" and a short-term rating of "Prime-1" from Moody's.

        Swiss Re Financial Products Corporation and Swiss Reinsurance Company have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

        Interest Payment Priorities. On each Payment Date, the Interest Remittance Amount (as defined below) for each Pool for such date will be paid to the extent of funds available therefor in the Collection Account, in the following order of priority, concurrently to clauses A and B as follows:

        A. From the Interest Remittance Amount for Pool 1:

                (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Pool 1 Pool Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

                (ii) pro rata, to the Class 1-A Notes and the A-IO(1) Component, Current Interest for such class and component and for such Payment Date;

                (iii) pro rata, to the Class 2-A1 Notes, the Class 2-A2 Notes, the Class 2-A3 Notes and the A-IO(2) Component, Current Interest for such classes and component and for such Payment Date, to the extent not paid as described in clause B(ii) below; and

                (iv) sequentially, pursuant to clause C below.

        B. From the Interest Remittance Amount for Pool 2:

                (i) to the Swap Counterparty, to the extent not previously paid from the Collection Account, the Pool 2 Pool Percentage of any Net Swap Payment for such Payment Date and swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

                (ii) pro rata, to the Class 2-A1 Notes, the Class 2-A2 Notes, the Class 2-A3 Notes and the A-IO(2) Component, Current Interest for such classes and component and for such Payment Date;

                (iii) pro rata, to the Class 1-A Notes and the A-IO(1) Component, Current Interest for such class and component and for such Payment Date, to the extent not paid as described in clause A(ii) above; and

                (iv) sequentially, pursuant to clause C below.

        C. From the Interest Remittance Amount for both Pool 1 and Pool 2 after payments under clause A and clause B above:

                (i) to the Class M1 Notes, Current Interest for such class and for such Payment Date;

                (ii) to the Class M2 Notes, Current Interest for such class and for such Payment Date;

                (iii) to the Class M3 Notes, Current Interest for such class and for such Payment Date;

                (iv) to the Class M4 Notes, Current Interest for such class and for such Payment Date;

                (v) to the Class M5 Notes, Current Interest for such class and for such Payment Date;

                (vi) to the Class M6 Notes, Current Interest for such class and for such Payment Date;

                (vii) to the Class M7 Notes, Current Interest for such class and for such Payment Date;

                (viii) to the Class M8 Notes, Current Interest for such class and for such Payment Date;

                (ix) to the Class M9 Notes, Current Interest for such class and for such Payment Date;

                (x) to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Servicer and the Subservicer previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement, as applicable; and

                (xi) for application as part of Monthly Excess Cashflow for such Payment Date, as described at " -- Credit Enhancement -- Application of Monthly Excess Cashflow" below, any such Interest Remittance Amount for a Pool remaining after application pursuant to clauses A, B, and C(i) through C(x) (such amount, the "Pool 1 Monthly Excess Interest" or "Pool 2 Monthly Excess Interest," as applicable, for such Payment Date).

        On each Payment Date, payments in respect of interest will be made to each class of Senior Notes from the Interest Remittance Amount for the related Mortgage Pool before any such payments are made to such Senior Notes from the Interest Remittance Amount for the other Mortgage Pool.

        On any Payment Date for which the Trust has Net Swap Receipts, the related Pool Percentage of such Net Swap Receipts shall be applied to pay Current Interest on the related Notes in the order and priority described under clause A and clause B above, but only after Interest Remittance Amounts for each Pool have been applied to the payment of Current Interest on the related Notes on such Payment Date. On any Payment Date, the related Pool Percentage of such Net Swap Receipts that are not applied to the payment of Current Interest in the manner described in the preceding sentence shall first be applied to pay Basis Risk Shortfalls, if any, on the related Notes for such Payment Date, in the order and priority described under clause A and clause B above, then to pay Deferred Interest, if any, on the related Notes for such Payment

Date, in the order and priority described under clauses A and B above, and then shall be distributed to the holder of the Ownership Certificate.

        The "Interest Remittance Amount" with respect to any Payment Date and any Mortgage Pool will equal (a) the sum of, without duplication, (1) all interest collected (other than Payaheads (as defined herein)) or advanced in respect of Scheduled Payments (as defined herein) on the Mortgage Loans in such Mortgage Pool during the related Collection Period (as defined herein) by the Master Servicer, the Servicer, the Subservicer, the Indenture Trustee or the Owner Trustee, minus (x) the Master Servicing Fee and the Servicing Administration Fee with respect to such Mortgage Loans and (y) all non-recoverable Advances (as defined at "Servicing of the Mortgage Loans -- Advances"), (2) all Compensating Interest (as defined herein) paid by the Master Servicer, the Servicer or the Subservicer with respect to such Mortgage Loans with respect to the related Prepayment Period (as defined herein), (3) the portion of any Purchase Price (as defined herein) or Substitution Amount (as defined herein) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (4) all Net Liquidation Proceeds (as defined herein), Insurance Proceeds (as defined herein) and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by the Pool Percentage of (b)(1) other costs, expenses or liabilities reimbursable to the Master Servicer, the Servicer, the Subservicer, the Trust Administrator, the Indenture Trustee or the Owner Trustee, (2) any Net Swap Payment and (3) the Owner Trustee Fee for such Collection Period.

        o A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

        o The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the principal balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, any unpaid Advances or servicing advances, unpaid Servicing Administration Fees (and related interest) and the costs and damages incurred by the Trust associated with violations of any applicable federal, state or local predatory or abusive lending law.

        o   The "Owner Trustee Fee" means a per annum amount of $3,000.

DETERMINATION OF LIBOR

        On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination Date"), the Trust Administrator will determine LIBOR based on the "Interest Settlement Rate" for U.S. dollar deposits of one month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

        The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

        A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

        With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the Trust Administrator will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trust Administrator will designate an alternative index that has performed, or that the Trust Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Trust Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

        The establishment of LIBOR on each LIBOR Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the LIBOR Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

PAYMENTS OF PRINCIPAL

        General Definitions. Payments of principal on the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes will be made primarily from the Principal Payment Amount for the related Mortgage Pool, secondarily from the Principal Payment Amounts from the unrelated Mortgage Pool and from Monthly Excess Cashflow from each Mortgage Pool, to the extent of such excess available funds, as described under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below. Payments of principal on the Subordinate Notes will be made from the aggregate of the Principal Payment Amounts from each Mortgage Pool after payments of principal have been made on the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes. The Class A-IO Notes will not be entitled to receive payments of principal from any Mortgage Pool.

        o The "Principal Payment Amount" for each Mortgage Pool for any Payment Date will be equal to the Principal Remittance Amount for such Mortgage Pool for such date minus the Aggregate Overcollateralization Release Amount (as defined under "-- Definitions Relating to Principal Payment Priorities" below) attributable to such Mortgage Pool, if any, for such Mortgage Pool and such Payment Date.

        o The "Principal Remittance Amount" for each Mortgage Pool for any Payment Date will be equal to (a) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period by the Subservicer, the Servicer or the

            Master Servicer (less unreimbursed Advances due to the Master Servicer, the Servicer, the Subservicer, the Trust Administrator, the Indenture Trustee or the Owner Trustee with respect to such Mortgage Loans, to the extent allocable to principal and any unreimbursed related servicing advances), (2) the principal portion of all prepayments in full or in part received on the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller or purchased by the Servicer during the related Prepayment Period from such Mortgage Pool, (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loan in such Mortgage Pool during the related Prepayment Period allocable to principal, (5) all Net Liquidation Proceeds, Insurance Proceeds and any other Recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, to the extent allocable to principal, (6) all other unscheduled collections and recoveries in respect of principal during the related Prepayment Period and (7) with respect to the October 2004 Payment Date, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period in respect of that Mortgage Pool, minus (b) the Pool Percentage of any other costs, expenses or liabilities reimbursable to the Master Servicer, the Servicer, the Subservicer, the Trust Administrator, the Custodian, the Indenture Trustee or the Owner Trustee from the Interest Remittance Amount described in clause (b) of the definition thereof and not reimbursed therefrom or otherwise.

        o The "Collection Period" with respect to any Payment Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

        o "Insurance Proceeds" means any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by the Servicer or the Subservicer in connection with procuring such proceeds, applied to the restoration and repair of the related mortgaged property or to be paid to the borrower pursuant to the mortgage note or state law.

        o "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed related expenses and (2) unreimbursed related Advances and related servicing advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a periodic basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

        o The "Prepayment Period" with respect to each Payment Date (other than the initial Payment Date) is the 16th day of the calendar month immediately preceding the month in which such Payment Date occurs up to and including the 15th day of the month in which such Payment Date occurs; provided, however, that with respect to the initial Payment Date, the Prepayment Period will be from and excluding the Initial Cut-off Date up to and including the 15th day of July 2004.

        o A "Scheduled Payment" is the monthly scheduled payment of interest and principal specified in the related mortgage note for the Mortgage Loan.

        o The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Collection Period immediately preceding such date of determination.

        o "Recoveries" means, with respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a class or classes of Notes net of reimbursable expenses.

        Principal Payment Priorities. The Principal Payment Amount for each Mortgage Pool will be paid on each Payment Date as follows:

        I. On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments to the extent of funds then in the Collection Account available therefor concurrently:

                (A) For Pool 1: The Principal Payment Amount for Pool 1 will be paid in the following order of priority:

                        (i) to the Swap Counterparty, to the extent not
                previously paid from the Collection Account, the Pool 1 Pool Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

                        (ii) to the Class 1-A Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (iii) pro rata, to the Class 2-A1 Notes and
                sequentially, to the Class 2-A2 and Class 2-A3 Notes, in that order, after giving effect to payments made pursuant to clause I(B)(ii) below, until the Class Principal Amount of each such class has been reduced to zero;

                        (iv) to the Class M1 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (v) to the Class M2 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (vi) to the Class M3 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (vii) to the Class M4 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (viii) to the Class M5 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (ix) to the Class M6 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (x) to the Class M7 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (xi) to the Class M8 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (xii) to the Class M9 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (xiii) to the Swap Counterparty, to the extent not
                previously paid, the Pool 1 Pool Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

                        (xiv) for application as part of Monthly Excess Cashflow
                for such Payment Date, as described under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below, any such Principal Payment Amount for Pool 1 remaining after application pursuant to clauses (ii) through (xiii) above.

                (B) For Pool 2: The Principal Payment Amount for Pool 2 will be paid in the following order of priority:

                        (i) to the Swap Counterparty, to the extent not
                previously paid from the Collection Account, the Pool 2 Pool Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

                        (ii) pro rata, to the Class 2-A1 Notes and sequentially,
                to the Class 2-A2 Notes and Class 2-A3 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

                        (iii) to the Class 1-A Notes, after giving effect to
                payments made pursuant to clause I(A)(ii) above, until the Class Principal Amount of such class has been reduced to zero;

                        (iv) to the Class M1 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (v) to the Class M2 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (vi) to the Class M3 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (vii) to the Class M4 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (viii) to the Class M5 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (ix) to the Class M6 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (x) to the Class M7 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (xi) to the Class M8 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (xii) to the Class M9 Notes, until the Class Principal
                Amount of such class has been reduced to zero;

                        (xiii) to the Swap Counterparty, to the extent not
                previously paid, the Pool 2 Pool Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

                        (xiv) for application as part of Monthly Excess Cashflow
                for such Payment Date, as described under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below, any such Principal Payment Amount for Pool 2 remaining after application pursuant to clauses (ii) through (xiii) above.

        Any Principal Payment Amount remaining on any Payment Date after the Target Amount is achieved will be applied as part of the Monthly Excess Cashflow for such Payment Date as described under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below.

        The priority of payments on the Class A Notes described in clause I(A)(ii) and clause I(B)(ii) above are referred to in this prospectus supplement as the "Senior Priorities" for the related Mortgage Pool.

        II. On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Pool for such date will be paid in the following order of priority:

                        (i) to the Swap Counterparty, to the extent not
                previously paid from the Collection Account, the related Pool Percentage of swap termination amounts payable to the Swap Counterparty in the event that the Trust is a defaulting party or an affected party under the terms of the Swap Agreement;

                        (ii) (a) so long as the Class M1, Class M2, Class M3,
                Class M4, Class M5, Class M6, Class M7, Class M8 or Class M9 Notes are outstanding, to the Class 1-A Notes (from amounts in Pool 1 except as provided below) and pro rata to the Class 2-A1 Notes and sequentially to the Class 2-A2 and Class 2-A3 Notes, in that order (from amounts in Pool 2 except as provided below), an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Pool for such Payment Date and
                (y) the Related Senior Principal Payment Amount for the related Mortgage Pool for such Payment Date, in each case until the Class Principal Amount of each such class (or classes) has been reduced to zero; provided, however, to the extent that the Principal Payment Amount for a Mortgage Pool exceeds the Related Senior Principal Payment Amount for such Mortgage Pool, such excess shall be applied to the Senior Notes of the other Mortgage Pool (in accordance with their related Senior Priorities), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause (ii) on such Payment Date), or (b) otherwise to the Class 1-A and Class 2-A1, Class 2-A2 and Class 2-A3 Notes (in accordance with their related Senior Priorities), the Principal Payment Amount for the related Mortgage Pool for such Payment Date;

                        (iii) to the Class M1 Notes, an amount equal to the
                lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Pool 1 and Pool 2 for such Payment Date over
                (b) the amount paid to the Class 1-A, Class 2-A1 and Class 2-A2, Class 2-A3 Notes on such Payment Date pursuant to clause (ii) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

                        (iv) to the Class M2 Notes, an amount equal to the
                lesser of (x) the excess of (a) the aggregate Principal Payment Amount for each of Pool 1 and Pool 2 for such Payment Date over
                (b) the amount paid to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3 and Class M1 Notes on such Payment Date pursuant to clauses (ii) and (iii) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

                        (v) to the Class M3 Notes, an amount equal to the lesser
                of (x) the excess of (a) the aggregate Principal Payment Amount for each of Pool 1 and Pool 2 for such Payment Date over (b) the amount paid to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (ii), (iii) and (iv) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

                        (vi) to the Class M4 Notes, an amount equal to the
                lesser of (x) the excess of (a) the aggregate Principal Payment Amount for each of Pool 1 and Pool 2 for such Payment Date over
                (b) the amount paid to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv) and (v) above, respectively, and (y) the M4

                Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

                        (vii) to the Class M5 Notes, an amount equal to the
                lesser of (x) the excess of (a) the aggregate Principal Payment Amount for each of Pool 1 and Pool 2 for such Payment Date over
                (b) the amount paid to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v) and
                (vi) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

                        (viii) to the Class M6 Notes, an amount equal to the
                lesser of (x) the excess of (a) the aggregate Principal Payment Amount for each of Pool 1 and Pool 2 for such Payment Date over
                (b) the amount paid to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (ii), (iii),
                (iv), (v), (vi) and (vii) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

                        (ix) to the Class M7 Notes, an amount equal to the
                lesser of (x) the excess of (a) the aggregate Principal Payment Amount for each of Pool 1 and Pool 2 for such Payment Date over
                (b) the amount paid to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (ii),
                (iii), (iv), (v), (vi), (vii) and (viii) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

                        (x) to the Class M8 Notes, an amount equal to the lesser
                of (x) the excess of (a) the aggregate Principal Payment Amount for each of Pool 1 and Pool 2 for such Payment Date over (b) the amount paid to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes on such Payment Date pursuant to clauses
                (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above, respectively, and (y) the M8 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

                        (xi) to the Class M9 Notes, an amount equal to the
                lesser of (x) the excess of (a) the aggregate Principal Payment Amount for each of Pool 1 and Pool 2 for such Payment Date over
                (b) the amount paid to the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes on such Payment Date pursuant to clauses (ii), (iii), (iv), (v), (vi), (vii), (viii),
                (ix) and (x) above, respectively, and (y) the M9 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

                        (xii) to the Swap Counterparty, to the extent not
                previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap

        Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

                (xiii) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "-- Credit Enhancement -- Application of Monthly Excess Cashflow" below, any such Principal Payment Amount remaining after application pursuant to clauses (ii) through (xii) above.

        Notwithstanding the foregoing, on any Payment Date on which the Class Principal Amount of each class of Notes having a higher priority of payment has been reduced to zero, any remaining Principal Payment Amount of a Mortgage Pool will be paid to the remaining Notes, in the order of priority set forth above, until the Class Principal Amount of each such class has been reduced to zero.

        DEFINITIONS RELATING TO PRINCIPAL PAYMENT PRIORITIES.

        o The "Related Senior Principal Payment Amount" for each Mortgage Pool for any Payment Date will be equal to the lesser of (x) the aggregate Class Principal Amounts of the Class 1-A Notes (with respect to Pool 1) or of the Class 2-A1, Class 2-A2 and Class 2-A3 Notes (with respect to Pool 2) immediately prior to that Payment Date and (y) the product of (a) the Senior Principal Payment Amount and (b) the related Senior Proportionate Percentage in each case for such date.

        o The "Target Amount" for any Payment Date will be equal to the Aggregate Collateral Amount as of such Payment Date minus the Target Overcollateralization Amount for such Payment Date.

        o A "Trigger Event" is in effect with respect to any Payment Date (i) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 41.00% of the Senior Enhancement Percentage for such Payment Date, or (ii) if a Cumulative Loss Trigger Event shall have occurred.

        o A "Cumulative Loss Trigger Event" shall have occurred if, with respect to any Payment Date, the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Payment Date:

            Payment Date Occurring in                     Cumulative Loss Percentage
            ---------------------------     -------------------------------------------------------
            July 2007 through June 2008     3.50% for the first month, plus an additional 1/12th of
                                            1.75% for each month thereafter

            July 2008 through June 2009     5.25% for the first month, plus an additional 1/12th of
                                            1.00% for each month thereafter

            July 2009 through June 2010     6.25% for the first month, plus an additional 1/12th of
                                            0.25% for each month thereafter

            July 2010 and thereafter        6.50%

        o The "Rolling Three Month Delinquency Rate" with respect to any Payment Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

        o The "Delinquency Rate" for any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Amount as of the close of business on the last day of such month.

        o The "Stepdown Date" is the later to occur of (x) the Payment Date in July 2007 and (y) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period, but before giving effect to payments on any Notes on such Payment Date) is greater than or equal to approximately 37.60%.

        o The "Senior Principal Payment Amount" for any Payment Date and the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes will be equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect with respect to such Payment Date, 100% of the Principal Payment Amount for both Mortgage Pools and (b) on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date the lesser of (x) the Principal Payment Amount for both Mortgage Pools and (y) the amount, if any, by which (A) the aggregate Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes immediately prior to that Payment Date exceeds (B) the Senior Target Amount (as defined below).

        o The "M1 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date exceeds (y) the M1 Target Amount (as defined below).

        o The "M2 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3 and Class M1 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date exceeds (y) the M2 Target Amount (as defined below).

        o The "M3 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class

            Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1 and Class M2 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date exceeds
            (y) the M3 Target Amount (as defined below).

        o The "M4 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2 and Class M3 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date exceeds
            (y) the M4 Target Amount (as defined below).

        o The "M5 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3 and Class M4 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date exceeds (y) the M5 Target Amount (as defined below).

        o The "M6 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date exceeds (y) the M6 Target Amount (as defined below).

        o The "M7 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, in each case after giving effect to payments on such Payment Date and
            (ii) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date exceeds (y) the M7 Target Amount (as defined below).

        o The "M8 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal

            Amount of the Class M8 Notes immediately prior to such Payment Date exceeds (y) the M8 Target Amount (as defined below).

        o The "M9 Principal Payment Amount" for any Payment Date will be equal, on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Payment Date, to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M9 Notes immediately prior to such Payment Date exceeds (y) the M9 Target Amount (as defined below).

        o The "Overcollateralization Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Aggregate Collateral Amount for such Payment Date exceeds (y) the aggregate Class Principal Amounts of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, in each case after giving effect to payments on such Payment Date.

        o The "Overcollateralization Deficiency" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Target Overcollateralization Amount for such Payment Date exceeds (y) the Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Principal Amounts of the Notes resulting from the payment of the Principal Remittance Amount on such Payment Date, but prior to allocation of any Applied Loss Amount on such Payment Date.

        o The "Aggregate Overcollateralization Release Amount" with respect to any Payment Date will be equal to the lesser of (x) the aggregate of the Principal Remittance Amounts of each Mortgage Pool for such Payment Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amounts for such date is applied on such date in reduction of the aggregate of the Class Principal Amounts of the Notes) exceeds (2) the Target Overcollateralization Amount for such date.

        o The "Senior Enhancement Percentage" with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amounts of the Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero) and the denominator of which is the Aggregate Collateral Amount for such Payment Date, in each case after giving effect to payments on such Payment Date.

        o The "Senior Proportionate Percentage" with respect to any Payment Date, (i) for Pool 1 will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 1 for such Payment Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such date, and (ii) for Pool 2 will be the fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Payment Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 1 and Pool 2 for such date.

        o The "Target Overcollateralization Amount" with respect to any Payment Date (a) prior to the Stepdown Date, will be equal to approximately $13,500,000, and (b) on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, will be equal to the lesser of approximately (i) 1.35% of the Aggregate Cut-off Collateral Amount and (ii) 2.70% of the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period, but in no event less than approximately 0.50% of the Aggregate Cut-off Collateral Amount and (c) on or after the Stepdown Date and with respect to which a Trigger Event is in effect, will be equal to the Target Overcollateralization Amount for the immediately preceding Payment Date.

        o The "Senior Target Amount" for each Mortgage Pool and any Payment Date will be equal to the lesser of (a) the product of (i) approximately 62.40% and (ii) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Aggregate Cut-off Collateral Amount.

        o The "M1 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (i) approximately 67.80% and (ii) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Aggregate Cut-off Collateral Amount.

        o The "M2 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (i) approximately 73.30% and (ii) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Aggregate Cut-off Collateral Amount.

        o The "M3 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (i) approximately 76.80% and (ii) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Aggregate Cut-off Collateral Amount.

        o The "M4 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (i) approximately 82.80% and (ii) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period and

            (b) the amount, if any, by which (i) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Aggregate Cut-off Collateral Amount.

        o The "M5 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (i) approximately 85.30% and (ii) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Aggregate Cut-off Collateral Amount.

        o The "M6 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (i) approximately 87.80% and (ii) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Aggregate Cut-off Collateral Amount.

        o The "M7 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (i) approximately 89.80% and (ii) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Aggregate Cut-off Collateral Amount.

        o The "M8 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (i) approximately 92.30% and (ii) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Aggregate Cut-off Collateral Amount.

        o The "M9 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (i) approximately 97.30% and (ii) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (i) the Aggregate Collateral Amount for such Payment Date determined as of the last day of the related Collection Period exceeds (ii) approximately 0.50% of the Aggregate Cut-off Collateral Amount.

CREDIT ENHANCEMENT

        Credit enhancement for the Notes consists of, in addition to limited cross collateralization, the subordination of the Subordinate Notes, the priority of the application of Realized Losses (as defined herein), excess interest and overcollateralization, in each case as described herein.

        Subordination. The rights of holders of the Subordinate Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under "--Payments of Interest" and "-- Payments of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereon, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

        The limited protection afforded to holders of Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class A-IO, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

        Realized Losses. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized Loss." A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer or Subservicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

        Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate (through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date); second, the Class M9 Notes; third, the Class M8 Notes; fourth, the Class M7 Notes; fifth, the Class M6 Notes; sixth, the Class M5 Notes; seventh, the Class M4 Notes; eighth, the Class M3 Notes; ninth, the Class M2 Notes; and tenth, the Class M1 Notes, before reducing amounts payable in respect of the Class A Notes. Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

        To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

        Excess Interest. The Mortgage Loans included in each Mortgage Pool bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes, the fees and expenses of the Servicer, the Subservicer, the Master Servicer, the Trust Administrator, the Indenture Trustee and the Owner Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

        Overcollateralization. On the Closing date, the Aggregate Cut-off Collateral Amount will exceed the initial aggregate Class Principal Amount of the Notes by approximately $13,500,000, which represents approximately 1.35% of the Aggregate Cut-off Collateral Amount. The


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weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to achieve or maintain overcollateralization (i.e., the excess of the Aggregate Collateral Amount over the aggregate Class Principal Amount of the Notes) at the required Target Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans will reduce overcollateralization, and could result in an overcollateralization deficiency.

        As described herein, to the extent that the Overcollateralization Amount exceeds the related Target Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

        Application of Monthly Excess Cashflow. The sum of the Pool 1 Monthly Excess Interest and the Pool 2 Monthly Excess Interest for any Payment Date (see "-- Payments of Interest -- Interest Payment Priorities") and the Aggregate Overcollateralization Release Amount for such date will constitute the "Monthly Excess Cashflow" for such Payment Date, which will, on each Payment Date be paid as follows:

                (1)for each Payment Date occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date but for which a Trigger Event is in effect:

                        (a) up to the Overcollateralization Deficiency Amount
                for such Payment Date, in the following order of priority:

                                (i) concurrently, in proportion to the aggregate
                        Class Principal Amount of the Senior Notes related to each Mortgage Pool, after giving effect to previous principal payments on such Payment Date (as described in "-- Payments of Principal -- Principal Payment Priorities,") to the Class 1-A Notes, and pro rata to the Class 2-A1 Notes and, sequentially, to the Class 2-A2 Notes and Class 2-A3 Notes, in accordance with the related Senior Priorities set forth under "-- Payments of Principal -- Principal Payment Priorities" above, until the Class Principal Amounts of each such class has been reduced to zero;

                                (ii) to the Class M1 Notes, in reduction of
                        their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                                (iii) to the Class M2 Notes, in reduction of
                        their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                                (iv) to the Class M3 Notes, in reduction of
                        their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                                (v) to the Class M4 Notes, in reduction of their
                        Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                                (vi) to the Class M5 Notes, in reduction of
                        their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;


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



                                (vii) to the Class M6 Notes, in reduction of
                        their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                                (viii) to the Class M7 Notes, in reduction of
                        their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                                (ix) to the Class M8 Notes, in reduction of
                        their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

                                (x) to the Class M9 Notes, in reduction of their
                        Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                        (b) to the Basis Risk Reserve Fund, the amount of any
                Basis Risk Shortfall (after payment of any Basis Risk Shortfall to the Notes as described below under "-- The Interest Rate Corridor"), and then from the Basis Risk Reserve Fund, in the following order of priority:

                                (i) concurrently, in proportion to their
                        respective unpaid Basis Risk Shortfall amounts after giving effect to previous payments on such Payment Date, to the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes, any applicable Basis Risk Shortfall for each such class and such Payment Date, until each such class has received in full all amounts of any Basis Risk Shortfall;

                                (ii) to the Class M1 Notes, any applicable Basis
                        Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (iii) to the Class M2 Notes, any applicable
                        Basis Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (iv) to the Class M3 Notes, any applicable Basis
                        Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (v) to the Class M4 Notes, any applicable Basis
                        Risk Shortfall and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (vi) to the Class M5 Notes, any applicable Basis
                        Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (vii) to the Class M6 Notes, any applicable
                        Basis Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;


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



                                (viii) to the Class M7 Notes, any applicable
                        Basis Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (ix) to the Class M8 Notes, any applicable Basis
                        Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall; and

                                (x) to the Class M9 Notes, any applicable Basis
                        Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                        (c) to the Swap Counterparty, to the extent not
                previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement;

                        (d) sequentially, to the Class M1, Class M2, Class M3,
                Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest;

                        (e) sequentially, to the Class M1, Class M2, Class M3,
                Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, in that order, the applicable Principal Deficiency Amount, if any, for such class, until the Principal Deficiency Amount of such class has been reduced to zero;

                        (f) until the aggregate Class Principal Amount of the
                Notes equals the Aggregate Collateral Amount for such Payment Date minus the Target Overcollateralization Amount for such Payment Date, to each class of Notes (other than the Class A-IO Notes) in the order of priority set forth in clause (1)(a) above; and

                        (g) to the Ownership Certificate, the amount
                distributable thereon under the Transfer and Servicing Agreement; or

                (2) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

                        (a) concurrently, in proportion to the aggregate Class
                Principal Amount of the Class A Notes related to each Mortgage Pool, after giving effect to previous principal payments on such Payment Date (as described in "-- Payments of Principal -- Principal Payment Priorities" above), to the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes, in accordance with the related Senior Priorities set forth under " -- Payments of Principal -- Principal Payment Priorities" above, until the aggregate Class Principal Amount of the Senior Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

                        (b) to the Class M1 Notes, in reduction of their Class
                Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3 and Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

                        (c) to the Class M2 Notes, in reduction of their Class
                Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

                        (d) to the Class M3 Notes, in reduction of their Class
                Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

                        (e) to the Class M4 Notes, in reduction of their Class
                Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

                        (f) to the Class M5 Notes, in reduction of their Class
                Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount; and

                        (g) to the Class M6 Notes, in reduction of their Class
                Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

                        (h) to the Class M7 Notes, in reduction of their Class
                Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

                        (i) to the Class M8 Notes, in reduction of their Class
                Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes, after giving effect to payments on such Payment Date, equals the M8 Target Amount; and

                        (j) to the Class M9 Notes, in reduction of their Class
                Principal Amount, until the aggregate Class Principal Amount of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes, after giving effect to payments on such Payment Date, equals the M9 Target Amount;

                        (k) to the Basis Risk Reserve Fund, the amount of any
                Basis Risk Shortfall (after payment of any Basis Risk Shortfall to the Notes as described below under "-- The

                Interest Rate Corridor"), and then from the Basis Risk Reserve Fund, in the following order of priority:

                                (i) concurrently, in proportion to their
                        respective unpaid Basis Risk Shortfall amounts after giving effect to previous payments on such Payment Date, to the Class 1-A, Class 2-A1 and Class 2-A2 and Class 2-A3 Notes, any applicable Basis Risk Shortfall for each such class and such Payment Date, until each such class has received in full all amounts of any Basis Risk Shortfall;

                                (ii) to the Class M1 Notes, any applicable Basis
                        Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (iii) to the Class M2 Notes, any applicable
                        Basis Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (iv) to the Class M3 Notes, any applicable Basis
                        Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (v) to the Class M4 Notes, any applicable Basis
                        Risk Shortfall and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (vi) to the Class M5 Notes, any applicable Basis
                        Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (vii) to the Class M6 Notes, any applicable
                        Basis Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (viii) to the Class M7 Notes, any applicable
                        Basis Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                                (ix) to the Class M8 Notes, any applicable Basis
                        Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall; and

                                (x) to the Class M9 Notes, any applicable Basis
                        Risk Shortfall for such class and for such Payment Date, until such class has received in full all amounts of any Basis Risk Shortfall;

                (l) to the Swap Counterparty, to the extent not previously paid, swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is a defaulting party or the sole affected party under the terms of the Swap Agreement; and

                (m) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

        DEFINITIONS RELATING TO MONTHLY EXCESS CASHFLOW PRIORITIES.

        The "Deferred Interest" for each class of Subordinate Notes for any Payment Date will be equal to the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Principal Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remains unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such class.

        The "M1 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M2 Principal Deficiency Amount,
(ii) the M3 Principal Deficiency Amount, (iii) the M4 Principal Deficiency Amount, (iv) the M5 Principal Deficiency Amount, (v) the M6 Principal Deficiency Amount, (vi) the M7 Principal Deficiency Amount, (vii) the M8 Principal Deficiency Amount and (viii) the M9 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date.

        The "M2 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M3 Principal Deficiency Amount,
(ii) the M4 Principal Deficiency Amount, (iii) the M5 Principal Deficiency Amount, (iv) the M6 Principal Deficiency Amount, (v) the M7 Principal Deficiency Amount, (vi) the M8 Principal Deficiency Amount and (vii) the M9 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M2 Notes immediately prior to such Payment Date.

        The "M3 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M4 Principal Deficiency Amount,
(ii) the M5 Principal Deficiency Amount, (iii) the M6 Principal Deficiency Amount, (iv) the M7 Principal Deficiency Amount, (v) the M8 Principal Deficiency Amount and (vi) the M9 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date.

        The "M4 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M5 Principal Deficiency Amount,
(ii) the M6 Principal Deficiency Amount, (iii) the M7 Principal Deficiency Amount, (iv) the M8 Principal Deficiency Amount and (v) the M9 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date.

        The "M5 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M6 Principal Deficiency Amount,
(ii) the M7 Principal Deficiency Amount, (iii) the M8 Principal Deficiency Amount and (iv) the M9 Principal Deficiency Amount, in each case for that

Payment Date and (b) the Class Principal Amount of the Class M5 Notes immediately prior to such Payment Date.

        The "M6 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M7 Principal Deficiency Amount,
(ii) the M8 Principal Deficiency Amount and (iii) the M9 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date.

        The "M7 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of (i) the M8 Principal Deficiency Amount and
(ii) the M9 Principal Deficiency Amount, in each case for that Payment Date and
(b) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date.

        The "M8 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the M9 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment Date.

        The "M9 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the Total Principal Deficiency Amount for that Payment Date and (b) the Class Principal Amount of the Class M9 Notes immediately prior to such Payment Date.

        The "Total Principal Deficiency Amount" with respect to any Payment Date will be the excess, if any, of the aggregate Class Principal Amount of the Notes immediately prior to such Payment Date over the Aggregate Collateral Balance as of the last day of the related Due Period.

FINAL SCHEDULED PAYMENT DATE

        The Final Scheduled Payment Date for the Notes (other than the Class A-IO Notes) has been determined to be the Payment Date occurring in August 2034 based upon the second Payment Date after the date of the last Scheduled Payment of the latest maturing Mortgage Loan. The Final Scheduled Payment Date for the Class A-IO Notes occurs on the Payment Date occurring in December 2005. As to each class of Notes (other than the Class A-IO Notes), the actual final Payment Date may be earlier and could be substantially earlier, than such class' Final Scheduled Payment Date.

THE OWNERSHIP CERTIFICATE

        The equity ownership in the Trust will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate, the Ownership Certificateholder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties, (2) any Net Swap Receipts remaining on such Payment Date after paying interest on the Notes as described under "-- The Swap Agreement" above, (3) any payments under the Corridor Contract remaining on such Payment Date after paying Basis Risk Shortfalls as described under "-- The Interest Rate Corridor" above and (4) any remaining cash flow from

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Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

REPORTS TO NOTEHOLDERS

        Wells Fargo Bank, N.A., will serve as the Trust Administrator (the "Trust Administrator") under the Transfer and Servicing Agreement for so long as it is the Master Servicer and, as such, will be responsible for preparing certain investor reports, including the monthly payment date statement to Noteholders, providing all customary tax reports to Noteholders related to their investment, preparing and filing the Trust's tax information returns. The Trust Administrator shall prepare the payment date statement, and tax returns based solely on information provided to the Trust Administrator by the Master Servicer (which it received from the Servicer or the Subservicer). The Trust Administrator shall not be required to confirm, verify, or recompute any such information, but shall be entitled to rely conclusively on such information. The Trust Administrator will make the payment date statement available each month to Noteholders. The Trust Administrator also will act as note registrar and paying agent. The Trust Administrator will be paid for its trust administration services by the Master Servicer out of its Master Servicing Fee.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

        The mortgage pool with respect to the notes consisted as of June 1, 2004 (the "Initial Cut-off Date") of approximately 3,737 conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $750,788,581. The mortgage pool consists of first lien, conventional, adjustable rate mortgage loans. The mortgage pool will be divided into two pools, referred to as Pool 1 and Pool 2. Pool 1, representing approximately 49.81% of the mortgage pool as of the Initial Cut-off Date, will consist of mortgage loans that had a principal balance at origination of no more than $333,700 if a single-unit property (or $500,550 if the property is located in Hawaii or Alaska), $427,150 if a two=unit property (or $640,725 if the property is located in Hawaii or Alaska), $516,300 if a three-unit property (or $774,450 if the property is located in Hawaii or Alaska), or $641,650 if a four=unit property (or $962,475 if the property is located in Hawaii or Alaska). Pool 2, representing approximately 50.19% of the mortgage pool as of the Initial Cut-off Date, will consist of mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Pool 1.

        The Class 1-A Notes and the A-IO(1) Component will generally be payable out of cash flows attributable to the Pool 1 Mortgage Loans. The Class 2-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes and A-IO(2) Component will generally be payable out of cash flows attributable to Pool 2 Mortgage Loans. The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes will generally be payable out of cash flows attributable to the Pool 1 and Pool 2 Mortgage Loans.

        References herein to percentages of Initial Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Initial Mortgage Loans in the mortgage pool (or in a particular pool) as of the Initial Cut-off Date, based on the Scheduled

Principal Balances of such Initial Mortgage Loans as of the Initial Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Initial Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Scheduled Principal Balances of the related Initial Mortgage Loans (determined as described in the preceding sentence). The information with respect to the Initial Mortgage Loans set forth in this prospectus supplement is approximate statistical information as of the Initial Cut-off Date. Prior to or on the Closing Date, additional Initial Mortgage Loans may be delivered to the Trust. In addition, prior to the Closing Date, Initial Mortgage Loans may be removed and other Initial Mortgage Loans may be substituted for the removed loans. The Depositor believes that the information set forth in this prospectus supplement with respect to the Initial Mortgage Loans is representative of the characteristics of the Initial Mortgage Loans at the Closing Date, although some characteristics of the Initial Mortgage Loans on the Closing Date may vary from those represented herein. The sum of certain percentages in this prospectus supplement may not equal 100% due to rounding.

        The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses. The Trust includes, in addition to the mortgage pool, the following:

        o certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Transfer and Servicing Agreement;

        o any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure;

        o all insurance policies described below, along with the proceeds of those policies;

        o rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty; and

        o   the rights of the Trust under the Swap Agreement and Corridor
            Contract.

        All of the Mortgage Loans were originated or acquired by Fieldstone Investment Corp. ("FIC") in accordance with underwriting guidelines established and maintained by FMC, a subsidiary of FIC. The underwriting guidelines generally applied by FMC in originating the Mortgage Loans are described under "Underwriting Guidelines." Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

        All of the Mortgage Loans were originated in 2004. Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

        Approximately 85.56% of the Initial Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium"). Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from six months to three years from the date of origination of such Mortgage Loan (the "Penalty Period") (with a weighted average at origination of 25 months for the Initial Mortgage Loans in the mortgage pool), as described herein. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12=month period during the applicable Penalty Period. Prepayment Premiums will not be available to make payments to holders of the Notes. The Servicer or the Subservicer may waive a Prepayment Premium (without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if (i) the prepayment is not the result of a refinancing by the Servicer or Subservicer or their respective affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer or Subservicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or (ii) relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Servicer or Subservicer, be in violation of law. The Servicer or Subservicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

        Approximately 48.21% of the Initial Mortgage Loans in the mortgage pool, and approximately 46.04% and 50.35% of the Initial Mortgage Loans in Pool 1 and Pool 2, respectively, have Original Loan-to-Value Ratios between 80.01% and 100.00%. As of the Initial Cut-off Date, none of the Initial Mortgage Loans in the mortgage pool have Original Loan-to-Value Ratios in excess of 100%. The "Original Loan-to-Value Ratio" for any Mortgage Loan, is (1) the principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related mortgaged property. Approximately 83.36% of the Initial Mortgage Loans in the mortgage pool, and approximately 81.76% and 84.96% of the Initial Mortgage Loans in Pool 1 and Pool 2, respectively, have Combined Loan-to-Value Ratios between 80.01% and 100.00%. As of the Initial Cut-off Date, none of the Initial Mortgage Loans in the mortgage pool have Combined Loan-to-Value Ratios in excess of 100%. Generally, the "Combined Loan-to-Value Ratio" of a Mortgage Loan at any time is (1) the sum of (A) the principal balance of such Mortgage Loan at the date of origination and (B) the principal balance of any mortgage loan the lien on which is junior to the lien on such Mortgage Loan, as at the date of origination of such second lien mortgage loan, divided by (2) the Collateral Value of the related mortgaged property. The "Collateral Value" means, with respect to a Mortgage Loan the proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

        As of the Initial Cut-off Date, the remaining term to stated maturity of the Initial Mortgage Loans ranged from 357 months to 360 months and the weighted average remaining term to stated maturity of the Initial Mortgage Loans was approximately 359 months.

        Approximately 91.59% and 8.41% of the Mortgage Loans in the Mortgage Pool provide for semi=annual adjustment of the related Mortgage Rate based on the Six=Month LIBOR Index and Treasury Mortgage Index, respectively, as described at "-- The Indexes" below. There will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment occurs (i) in the case of approximately 88.28% of the Initial Mortgage Loans, approximately two years following origination, (ii) in the case of approximately 3.31% of the Initial Mortgage Loans, approximately three years following origination, and (iii) in the case of approximately 8.41% of the Initial Mortgage Loans, approximately five years following origination. On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the related index and a fixed percentage amount (the "Gross Margin"), provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than a fixed percentage (1.000%) specified in the related Mortgage Note (the "Periodic Rate Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Rate Cap"); the Initial Rate Caps for the 2/28 LIBOR ARM Loans, the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR ARM Loans and the 3/27 LIBOR IO ARM Loans (representing in the aggregate approximately 91.59% of the Initial Mortgage Loans) are 3.00%, and the Initial Rate Caps for the 5/1 Treasury ARM Loans and the 5/1 Treasury IO ARM Loans (representing in the aggregate approximately 8.41% of the Initial Mortgage Loans) are 2.00%. The Minimum Rate for each Mortgage Loan is equal to such Mortgage Loan's initial Mortgage Rate.

        "2/28 LIBOR IO ARM Loans" are 2/28 LIBOR ARM Loans which provide for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal. "2/28 LIBOR ARM Loans" are Mortgage Loans which bear interest at a fixed rate for a period of approximately two years after origination and thereafter have semi=annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans. "3/27 LIBOR IO ARM Loans" are 3/27 LIBOR ARM Loans which provide for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal. "3/27 LIBOR ARM Loans" are Mortgage Loans which bear interest at a fixed rate for a period of approximately three years after origination and thereafter have semi-annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans. "5/1 Treasury IO ARM Loans" are 5/1 Treasury ARM Loans which provide for the payment of interest only for a period of approximately five years after origination and thereafter provides for the payment of interest and principal. "5/1 Treasury ARM Loans" are Mortgage Loans which bear interest at a fixed rate for a period of approximately five years after origination and thereafter have annual interest rate and payment adjustments in substantially the same manner as Treasury Loans. "Six-Month LIBOR Loans" are Mortgage Loans having a Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of
(1) the Six-Month LIBOR Index and (2) the related Gross Margin. "Treasury Loans" are Mortgage Loans having a Mortgage Rate which is generally subject to annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (1) the Treasury Mortgage Index and (2) the related Gross Margin.

        Effective with the first monthly payment due on each Mortgage Loan (other than the IO ARM Loans) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term (other than with respect to the IO ARM Loans, where the first scheduled principal payment will not be due until five years after the origination of the IO ARM Loans), and pay interest at the Mortgage Rate as so adjusted. The 2/28 LIBOR ARM Loans, the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR ARM Loans and the 3/27 LIBOR IO ARM Loans (representing in the aggregate approximately 91.59% of the Initial Mortgage Loans) are subject to a Periodic Rate Cap of approximately 1.00% with respect to each Adjustment Date after the first Adjustment Date. The 5/1 Treasury ARM Loans and the 5/1 Treasury IO ARM Loans (representing in the aggregate approximately 8.41% of the Initial Mortgage Loans) are subject to a Periodic Rate Cap of approximately 2.00% with respect to each Adjustment Date after the first Adjustment Date.

        Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the related Gross Margin, rounded as described herein. See "-- The Indexes" below.

        The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

        As of the Initial Cut-off Date, no more than 1.00% of the Initial Mortgage Loans were between 30 and 59 days delinquent.

        As of the Initial Cut-off Date, the aggregate original principal balance of the Initial Mortgage Loans was approximately $750,989,440. As of the Initial Cut-off Date, the aggregate Scheduled Principal Balance of the Initial Mortgage Loans was approximately $750,788,581, the minimum Scheduled Principal Balance was approximately $29,968, the maximum Scheduled Principal Balance was approximately $645,500, the lowest current Mortgage Rate and the highest current Mortgage Rate were 4.590% and 9.950% per annum, respectively, and the weighted average Mortgage Rate was approximately 6.516% per annum. The weighted average Original Loan=to=Value Ratio of the Initial Mortgage Loans as of the Initial Cut-off Date was approximately 82.61%, and the weighted average Combined Loan=to=Value Ratio of the Initial Mortgage Loans as of the Initial Cut-off Date was approximately 91.53%.

        The weighted average Credit Score of the Initial Mortgage Loans as of the date of origination of the respective Initial Mortgage Loan was approximately 645. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 500 to approximately 814, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

        As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two=file and three-file credit reports, respectively. For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

THE INDEXES

        As indicated above, the index applicable to the determination of the Mortgage Rates for approximately 91.59% and 8.41% of the Initial Mortgage Loans will be the average of the interbank offered rates for six month United States dollar deposits in the London market, calculated as provided in the related Mortgage Note (the "Six=Month LIBOR Index") and the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical release H.15(519) (the "Treasury Mortgage Index"), respectively, and as most recently available as of the first Business Day of the month prior to the related Adjustment Date.

THE INITIAL MORTGAGE LOANS

        The following tables describe the Initial Mortgage Loans and the related mortgaged properties as of the close of business on the Initial Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                                 MORTGAGE RATES

                             NUMBER OF       AGGREGATE        PERCENT                WEIGHTED      AVERAGE
                              INITIAL        PRINCIPAL          OF       WEIGHTED     AVERAGE     PRINCIPAL
                             MORTGAGE        BALANCE          MORTGAGE    AVERAGE      CREDIT      BALANCE
RANGE OF MORTGAGE RATES        LOANS        OUTSTANDING         POOL      COUPON       SCORE      OUTSTANDING
-------------------------    ----------   ----------------   ---------   ---------   ---------   -------------
4.501% to 5.000% ........            61   $  18,628,698.60        2.48%      4.900%        693   $  305,388.50
5.001% to 5.500% ........           251      66,951,249.85        8.92       5.364         675      266,738.05
5.501% to 6.000% ........           710     181,929,061.22       24.23       5.847         664      256,238.11
6.001% to 6.500% ........           717     162,221,007.55       21.61       6.323         652      226,249.66
6.501% to 7.000% ........           730     140,433,310.93       18.70       6.812         640      192,374.40
7.001% to 7.500% ........           500      80,531,243.55       10.73       7.306         624      161,062.49
7.501% to 8.000% ........           453      63,220,983.34        8.42       7.812         599      139,560.67
8.001% to 8.500% ........           187      23,596,158.51        3.14       8.280         588      126,182.67
8.501% to 9.000% ........            96      10,754,272.79        1.43       8.753         562      112,023.67
9.001% to 9.500% ........            18       1,639,485.44        0.22       9.212         562       91,082.52
9.501% to 10.000% .......            14         883,109.08        0.12       9.792         539       63,079.22
                             ----------   ----------------   ---------   ---------   ---------   -------------
   Total: ...............         3,737   $ 750,788,580.86      100.00%      6.516%        645   $  200,906.77
                             ==========   ================   =========   =========   =========   =============

                             WEIGHTED
                              AVERAGE        PERCENT
                             ORIGINAL         FULL
RANGE OF MORTGAGE RATES         LTV       DOCUMENTATION
------------------------     ---------   --------------
4.501% to 5.000% ........        80.10%           87.10%
5.001% to 5.500% ........        81.71            73.60
5.501% to 6.000% ........        82.29            59.89
6.001% to 6.500% ........        82.61            48.24
6.501% to 7.000% ........        83.46            43.67
7.001% to 7.500% ........        83.66            45.23
7.501% to 8.000% ........        83.11            52.60
8.001% to 8.500% ........        82.67            56.47
8.501% to 9.000% ........        78.19            59.84
9.001% to 9.500% ........        76.21            68.78
9.501% to 10.000% .......        68.41            83.12
                             ---------   --------------
   Total: ...............        82.61%           53.99%
                             =========   ==============

                As of the Initial Cut-off Date, the Mortgage Rates of the Initial Mortgage Loans ranged from 4.590% per annum to 9.950% per annum and the weighted average Mortgage Rate of the Initial Mortgage Loans was approximately 6.516% per annum.

                  OUTSTANDING MORTGAGE LOAN PRINCIPAL BALANCES

                                  NUMBER       AGGREGATE                                WEIGHTED     AVERAGE
RANGE OF OUTSTANDING            OF INITIAL     PRINCIPAL      PERCENT OF    WEIGHTED    AVERAGE     PRINCIPAL
MORTGAGE LOAN                    MORTGAGE      BALANCEE        MORTGAGE     AVERAGE      CREDIT      BALANCE
PRINCIPAL BALANCES                LOANS      OUTSTANDING        POOL         COUPON       SCORE    OUTSTANDING
------------------------------  ----------  ----------------  ----------    --------    --------   -------------
$50,000.00 or less ...........          85  $   3,694,198.76        0.49%      7.828%        601   $   43,461.16
$50,000.01 to $100,000.00 ....         672     52,067,155.05        6.93       7.329         621       77,480.89
$100,000.01 to $150,000.00 ...         737     91,841,888.89       12.23       7.027         634      124,615.86
$150,000.01 to $200,000.00 ...         580    101,117,142.21       13.47       6.766         636      174,339.90
$200,000.01 to $250,000.00 ...         531    118,727,238.95       15.81       6.404         648      223,591.79
$250,000.01 to $300,000.00 ...         419    114,944,502.42       15.31       6.301         644      274,330.55
$300,000.01 to $350,000.00 ...         304     98,574,390.95       13.13       6.214         656      324,257.86
$350,000.01 to $400,000.00 ...         248     93,226,990.69       12.42       6.163         653      375,915.29
$400,000.01 to $450,000.00 ...          66     28,268,006.60        3.77       6.082         659      428,303.13
$450,000.01 to $500,000.00 ...          68     32,744,928.37        4.36       6.391         652      481,543.06
$500,000.01 to $550,000.00 ...          10      5,314,600.00        0.71       6.817         647      531,460.00
$550,000.01 to $600,000.00 ...           9      5,187,884.91        0.69       6.101         678      576,431.66
$600,000.01 to $650,000.00 ...           7      4,425,153.06        0.59       6.163         668      632,164.72
$650,000.01 to $700,000.00 ...           1        654,500.00        0.09       5.950         635      654,500.00
                                ----------  ----------------  ----------    --------    --------   -------------
   Total: ....................       3,737  $ 750,788,580.86      100.00%      6.516%        645   $  200,906.77
                                ==========  ================  ==========    ========    ========   =============

                                  WEIGHTED
RANGE OF OUTSTANDING              AVERAGE       PERCENT
MORTGAGE LOAN                     ORIGINAL        FULL
PRINCIPAL BALANCES                  LTV       DOCUMENTATION
------------------------------    --------    -------------
$50,000.00 or less ...........       74.98%           76.12%
$50,000.01 to $100,000.00 ....       81.42            72.23
$100,000.01 to $150,000.00 ...       81.57            60.36
$150,000.01 to $200,000.00 ...       82.14            57.43
$200,000.01 to $250,000.00 ...       82.84            51.88
$250,000.01 to $300,000.00 ...       82.66            51.62
$300,000.01 to $350,000.00 ...       83.34            50.76
$350,000.01 to $400,000.00 ...       84.74            50.18
$400,000.01 to $450,000.00 ...       81.98            51.73
$450,000.01 to $500,000.00 ...       82.49            44.26
$500,000.01 to $550,000.00 ...       82.49            39.92
$550,000.01 to $600,000.00 ...       79.30            10.64
$600,000.01 to $650,000.00 ...       77.43            27.71
$650,000.01 to $700,000.00 ...       70.00           100.00
                                  --------    -------------
   Total: ....................       82.61%           53.99%
                                  ========    =============

                As of the Initial Cut-off Date, the outstanding principal balances of the Initial Mortgage Loans ranged from $29,968.07 to $654,500.00 and the average outstanding principal balance of the Initial Mortgage Loans was approximately $200,907.

                                  LOAN PROGRAM

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL        PERCENT         PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
                             MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
LOAN PROGRAM                  LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
Bay Street ..............         1,685   $ 378,049,267.76         50.35%       6.236%          672   $  224,361.58
High Street .............           341      64,844,733.09          8.64        6.844           589      190,160.51
Main Street .............           930     156,849,326.85         20.89        7.116           567      168,655.19
South Street ............           126      27,080,533.87          3.61        6.010           628      214,924.87
Wall Street .............           655     123,964,719.29         16.51        6.547           691      189,259.11
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE        PERCENT
                             ORIGINAL        FULL
LOAN PROGRAM                   LTV        DOCUMENTATION
-------------------------   ----------    -------------
Bay Street ..............        84.44%           48.42%
High Street .............        87.52            83.11
Main Street .............        82.20            76.13
South Street ............        62.66            57.48
Wall Street .............        79.35            26.98
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                                  PRODUCT TYPES

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL        PERCENT         PERCENT OF     WEIGHTED      AVERAGE       PRINCIPAL
                             MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
PRODUCT TYPE                  LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
2/28 LIBOR ARM ..........         1,766   $ 267,941,606.38         35.69%       6.916%          626   $  151,722.31
2/28 LIBOR IO ARM .......         1,567     394,821,471.84         52.59        6.306           654      251,960.10
3/27 LIBOR ARM ..........            76      11,587,286.23          1.54        6.866           614      152,464.29
3/27 LIBOR IO ARM .......            52      13,283,370.33          1.77        6.357           668      255,449.43
5/1 Treasury ARM ........            99      17,312,633.86          2.31        6.203           649      174,875.09
5/1 Treasury IO ARM .....           177      45,842,212.22          6.11        6.058           670      258,995.55
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE          PERCENT
                             ORIGINAL          FULL
PRODUCT TYPE                   LTV        DOCUMENTATION
-------------------------   ----------    -------------
2/28 LIBOR ARM ..........        82.49%           55.49%
2/28 LIBOR IO ARM .......        82.95            50.29
3/27 LIBOR ARM ..........        84.62            69.94
3/27 LIBOR IO ARM .......        81.22            53.95
5/1 Treasury ARM ........        77.84            60.73
5/1 Treasury IO ARM .....        82.07            70.49
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                   STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL        PERCENT         PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
                             MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
STATE                         LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
Arizona .................           231   $  34,966,844.14          4.66%       6.706%          632   $  151,371.62
Arkansas ................            20       1,429,329.02          0.19        7.586           590       71,466.45
California ..............         1,338     378,784,968.94         50.45        6.130           657      283,097.88
Colorado ................           261      49,123,216.89          6.54        6.432           636      188,211.56
Connecticut .............             3         466,859.73          0.06        7.506           607      155,619.91
District Of Columbia ....            10       2,352,997.80          0.31        7.675           655      235,299.78
Florida .................           167      24,577,424.00          3.27        6.995           626      147,170.20
Georgia .................            24       3,628,017.87          0.48        6.948           623      151,167.41
Idaho ...................            24       2,468,856.86          0.33        6.996           628      102,869.04
Illinois ................           341      61,294,512.42          8.16        7.099           635      179,749.30
Indiana .................            16       1,878,764.09          0.25        7.348           601      117,422.76
Iowa ....................            93       8,036,279.88          1.07        7.911           604       86,411.61
Kansas ..................            83       8,062,354.23          1.07        7.143           613       97,136.80
Kentucky ................            14       1,320,060.27          0.18        7.936           602       94,290.02
Louisiana ...............             6         528,868.72          0.07        7.419           650       88,144.79
Maine ...................             3         351,899.54          0.05        7.275           577      117,299.85
Maryland ................            87      18,635,966.14          2.48        7.176           659      214,206.51
Massachusetts ...........           100      24,059,250.58          3.20        6.610           649      240,592.51
Michigan ................            61      10,056,519.22          1.34        7.069           615      164,860.97
Minnesota ...............            69      13,991,461.51          1.86        6.442           630      202,774.80
Mississippi .............            15       1,443,433.97          0.19        7.270           597       96,228.93
Missouri ................           118      11,471,507.73          1.53        7.471           607       97,216.17
Nebraska ................            24       2,415,669.27          0.32        7.548           604      100,652.89
Nevada ..................            33       6,026,926.10          0.80        6.752           633      182,634.12
New Hampshire ...........             7       1,434,595.09          0.19        7.029           609      204,942.16
New Jersey ..............             7       1,703,900.00          0.23        7.278           585      243,414.29
New Mexico ..............             2         309,960.00          0.04        5.983           663      154,980.00
North Carolina ..........            20       1,790,931.14          0.24        7.556           603       89,546.56
North Dakota ............             1          68,431.67          0.01        5.990           630       68,431.67
Ohio ....................             5         669,780.24          0.09        7.382           603      133,956.05
Oklahoma ................            14       1,038,232.82          0.14        7.894           590       74,159.49
Oregon ..................             8       1,532,782.81          0.20        6.177           671      191,597.85
Pennsylvania ............            12       1,680,957.15          0.22        7.373           602      140,079.76
Rhode Island ............             9       1,497,257.44          0.20        6.767           612      166,361.94
South Carolina ..........            23       2,248,028.94          0.30        7.665           596       97,740.39
South Dakota ............             3         278,273.73          0.04        7.050           613       92,757.91
Tennessee ...............            56       6,331,972.02          0.84        7.243           614      113,070.93
Texas ...................           191      22,619,627.17          3.01        7.205           642      118,427.37
Utah ....................            69       9,952,599.78          1.33        6.287           643      144,240.58
Virginia ................            38       7,825,509.49          1.04        6.896           647      205,934.46
Washington ..............           109      19,934,612.87          2.66        6.563           630      182,886.36
West Virginia ...........             1          61,758.23          0.01        8.150           593       61,758.23
Wisconsin ...............            19       2,205,981.35          0.29        7.095           625      116,104.28
Wyoming .................             2         231,400.00          0.03        7.060           602      115,700.00
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE          PERCENT
                             ORIGINAL          FULL
STATE                          LTV        DOCUMENTATION
-------------------------   ----------    -------------
Arizona .................        81.77%           54.62%
Arkansas ................        83.02            65.48
California ..............        82.12            51.95
Colorado ................        84.20            60.32
Connecticut .............        76.30            52.23
District Of Columbia ....        78.17            20.03
Florida .................        82.28            44.49
Georgia .................        83.77            57.46
Idaho ...................        83.06            64.45
Illinois ................        83.60            51.96
Indiana .................        84.67            72.55
Iowa ....................        84.42            81.76
Kansas ..................        85.21            66.48
Kentucky ................        84.04           100.00
Louisiana ...............        81.85             8.19
Maine ...................        79.90            67.20
Maryland ................        82.54            46.50
Massachusetts ...........        80.24            39.02
Michigan ................        83.37            55.36
Minnesota ...............        86.17            68.77
Mississippi .............        83.27            72.36
Missouri ................        85.58            73.53
Nebraska ................        83.55            79.18
Nevada ..................        80.86            61.13
New Hampshire ...........        83.53            67.00
New Jersey ..............        78.97            74.56
New Mexico ..............        78.37           100.00
North Carolina ..........        83.84            80.57
North Dakota ............        77.40           100.00
Ohio ....................        87.67            81.86
Oklahoma ................        88.17            83.72
Oregon ..................        83.20            29.56
Pennsylvania ............        83.85            55.17
Rhode Island ............        81.96            22.67
South Carolina ..........        84.23            74.91
South Dakota ............        88.58           100.00
Tennessee ...............        82.87            71.50
Texas ...................        81.61            40.17
Utah ....................        82.82            72.54
Virginia ................        83.69            37.36
Washington ..............        83.89            69.90
West Virginia ...........        90.00           100.00
Wisconsin ...............        82.64            68.29
Wyoming .................        87.44            52.51
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                No more than approximately 0.59% of the Initial Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

                          ORIGINAL LOAN-TO-VALUE RATIOS

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
RANGE OF ORIGINAL            MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
LOAN-TO-VALUE RATIOS          LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
5.01% to 10.00% .........             1   $     306,000.00          0.04%       6.590%          617   $  306,000.00
15.01% to 20.00% ........             2         109,977.22          0.01        6.986           592       54,988.61
20.01% to 25.00% ........             1         330,000.00          0.04        6.500           582      330,000.00
25.01% to 30.00% ........             2         120,976.59          0.02        6.423           564       60,488.30
30.01% to 35.00% ........             1         234,508.11          0.03        5.750           615      234,508.11
35.01% to 40.00% ........             5         376,937.57          0.05        6.231           622       75,387.51
40.01% to 45.00% ........             5         889,458.11          0.12        6.292           595      177,891.62
45.01% to 50.00% ........            18       2,238,707.00          0.30        6.969           576      124,372.61
50.01% to 55.00% ........            21       3,072,065.37          0.41        6.615           583      146,288.83
55.01% to 60.00% ........            32       5,010,392.02          0.67        6.424           608      156,574.75
60.01% to 65.00% ........            56      10,208,482.70          1.36        6.533           608      182,294.33
65.01% to 70.00% ........           155      27,388,417.12          3.65        6.556           604      176,699.47
70.01% to 75.00% ........           163      25,719,367.48          3.43        7.092           591      157,787.53
75.01% to 80.00% ........         1,528     312,858,570.94         41.67        6.365           666      204,750.37
80.01% to 85.00% ........           606     120,907,506.38         16.10        6.677           638      199,517.34
85.01% to 90.00% ........         1,006     213,741,347.11         28.47        6.514           632      212,466.55
90.01% to 95.00% ........           135      27,275,867.14          3.63        6.943           652      202,043.46
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE          PERCENT
RANGE OF ORIGINAL            ORIGINAL          FULL
LOAN-TO-VALUE RATIOS           LTV        DOCUMENTATION
-------------------------   -----------   ----------------
5.01% to 10.00% .........         9.00%            0.00%
15.01% to 20.00% ........        18.58           100.00
20.01% to 25.00% ........        23.57           100.00
25.01% to 30.00% ........        27.34            75.22
30.01% to 35.00% ........        31.33             0.00
35.01% to 40.00% ........        36.97            84.08
40.01% to 45.00% ........        43.03            74.14
45.01% to 50.00% ........        47.72            66.29
50.01% to 55.00% ........        52.75            73.10
55.01% to 60.00% ........        57.90            68.73
60.01% to 65.00% ........        63.04            68.87
65.01% to 70.00% ........        68.83            62.82
70.01% to 75.00% ........        74.09            54.27
75.01% to 80.00% ........        79.75            38.27
80.01% to 85.00% ........        84.72            49.30
85.01% to 90.00% ........        89.72            72.75
90.01% to 95.00% ........        94.69            86.63
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                As of the Initial Cut-off Date, the Original Loan-to-Value Ratios of the Initial Mortgage Loans ranged from 9.00% to 95.00% and the weighted average Original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 82.61%.

                          COMBINED LOAN-TO-VALUE RATIOS

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
RANGE OF COMBINED            MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
LOAN-TO-VALUE RATIOS          LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
5.01% to 10.00% .........             1   $     306,000.00          0.04%       6.590%          617   $  306,000.00
15.01% to 20.00% ........             2         109,977.22          0.01        6.986           592       54,988.61
20.01% to 25.00% ........             1         330,000.00          0.04        6.500           582      330,000.00
25.01% to 30.00% ........             2         120,976.59          0.02        6.423           564       60,488.30
30.01% to 35.00% ........             1         234,508.11          0.03        5.750           615      234,508.11
35.01% to 40.00% ........             5         376,937.57          0.05        6.231           622       75,387.51
40.01% to 45.00% ........             5         889,458.11          0.12        6.292           595      177,891.62
45.01% to 50.00% ........            18       2,238,707.00          0.30        6.969           576      124,372.61
50.01% to 55.00% ........            21       3,072,065.37          0.41        6.615           583      146,288.83
55.01% to 60.00% ........            27       4,532,269.32          0.60        6.446           607      167,861.83
60.01% to 65.00% ........            48       9,852,912.29          1.31        6.506           605      205,269.01
65.01% to 70.00% ........           132      26,081,673.38          3.47        6.531           600      197,588.43
70.01% to 75.00% ........           108      19,632,526.12          2.61        7.146           572      181,782.65
75.01% to 80.00% ........           272      57,124,645.45          7.61        6.759           609      210,017.08
80.01% to 85.00% ........           312      55,409,219.00          7.38        6.851           593      177,593.65
85.01% to 90.00% ........           808     161,035,393.93         21.45        6.773           628      199,301.23
90.01% to 95.00% ........           287      59,816,332.42          7.97        6.691           664      208,419.28
95.01% to 100.00% .......         1,687     349,624,978.98         46.57        6.237           673      207,246.58
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE          PERCENT
RANGE OF COMBINED            ORIGINAL          FULL
LOAN-TO-VALUE RATIOS           LTV        DOCUMENTATION
-------------------------   ----------    -------------
5.01% to 10.00% .........         9.00%            0.00%
15.01% to 20.00% ........        18.58           100.00
20.01% to 25.00% ........        23.57           100.00
25.01% to 30.00% ........        27.34            75.22
30.01% to 35.00% ........        31.33             0.00
35.01% to 40.00% ........        36.97            84.08
40.01% to 45.00% ........        43.03            74.14
45.01% to 50.00% ........        47.72            66.29
50.01% to 55.00% ........        52.75            73.10
55.01% to 60.00% ........        57.72            73.53
60.01% to 65.00% ........        63.01            70.14
65.01% to 70.00% ........        68.82            64.19
70.01% to 75.00% ........        73.87            59.55
75.01% to 80.00% ........        79.31            51.77
80.01% to 85.00% ........        84.37            76.39
85.01% to 90.00% ........        88.07            59.37
90.01% to 95.00% ........        87.09            60.87
95.01% to 100.00% .......        82.81            45.05
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

        As of the Initial Cut-off Date, the Combined Loan-to-Value
        Ratios of the Initial Mortgage Loans ranged from 9.00% to 100.00% and the weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 91.53%.

                                  LOAN PURPOSE

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
                             MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
LOAN PURPOSE                   LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------

Purchase ................         2,025   $ 406,244,391.24         54.11%       6.413%          668   $  200,614.51
Refinance -- Cashout ....         1,616     327,517,286.89         43.62        6.634           616      202,671.59
Refinance -- Rate/Term ..            96      17,026,902.73          2.27        6.697           628      177,363.57
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE          PERCENT
                             ORIGINAL          FULL
LOAN PURPOSE                    LTV        DOCUMENTATION
-------------------------   ----------    -------------

Purchase ................        83.03%           43.60%
Refinance -- Cashout ....        82.13            65.97
Refinance -- Rate/Term ..        81.88            71.45
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                          TYPES OF MORTGAGED PROPERTIES

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
                             MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
PROPERTY TYPE                  LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
Condominium .............           363   $  76,609,129.24         10.20%       6.296%          661   $  211,044.43
Planned Unit
Development .............           523     112,324,440.81         14.96        6.489           645      214,769.49
Rowhouse ................            10       2,010,179.51          0.27        7.665           646      201,017.95
Single Family Attached ..            10       1,749,091.97          0.23        6.445           648      174,909.20
Single Family Detached ..         2,744     539,180,112.30         71.82        6.549           641      196,494.21
Townhouse ...............            19       2,842,362.47          0.38        7.040           639      149,598.02
Two Family ..............            68      16,073,264.56          2.14        6.401           692      236,371.54
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE          PERCENT
                             ORIGINAL          FULL
PROPERTY TYPE                   LTV       DOCUMENTATION
-------------------------   ----------    -------------
Condominium .............        83.24%           54.20%
Planned Unit
Development .............        82.65            55.39
Rowhouse ................        78.00            32.14
Single Family Attached ..        82.30            67.85
Single Family Detached ..        82.57            53.72
Townhouse ...............        84.80            73.36
Two Family ..............        80.94            50.20
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                              DOCUMENTATION SUMMARY

                                   NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                                    INITIAL       PRINCIPAL        PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
                                   MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
DOCUMENTATION                        LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
12 Month Bank Statements ......           195   $  46,454,807.11          6.19%       6.563%          631   $  238,229.78
24 Month Bank Statements ......           143      34,409,226.69          4.58        6.326           625      240,623.96
Full Documentation ............         2,178     405,351,405.87         53.99        6.418           625      186,111.76
Limited Documentation .........            18       3,207,604.67          0.43        6.834           613      178,200.26
Stated Income Self-Employed ...           420      93,519,549.81         12.46        6.848           665      222,665.59
Stated Income Wage Earner .....           783     167,845,986.71         22.36        6.588           688      214,362.69
                                  -----------   ----------------   -----------   ----------    ----------   -------------
   Total: .....................         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                                  ===========   ================   ===========   ==========    ==========   =============

                                   WEIGHTED
                                   AVERAGE         PERCENT
                                   ORIGINAL         FULL
DOCUMENTATION                         LTV       DOCUMENTATION
-------------------------------   ----------    -------------
12 Month Bank Statements ......        83.53%            0.00%
24 Month Bank Statements ......        83.93             0.00
Full Documentation ............        83.58           100.00
Limited Documentation .........        81.57             0.00
Stated Income Self-Employed ...        80.04             0.00
Stated Income Wage Earner .....        81.21             0.00
                                  ----------    -------------
   Total: .....................        82.61%           53.99%
                                  ==========    =============

                                 OCCUPANCY TYPES

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT  OF    WEIGHTED       AVERAGE       PRINCIPAL
                             MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
OCCUPANCY                     LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
Investment Property .....           332   $  49,656,604.52          6.61%       7.025%          680   $  149,568.09
Primary Home ............         3,400     700,319,976.34         93.28        6.479           642      205,976.46
Second Home .............             5         812,000.00          0.11        6.952           660      162,400.00
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE          PERCENT
                             ORIGINAL          FULL
OCCUPANCY                      LTV        DOCUMENTATION
-------------------------   ----------    -------------
Investment Property .....        81.81%           46.71%
Primary Home ............        82.67            54.49
Second Home .............        80.97            66.31
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                            MORTGAGE LOAN AGE SUMMARY

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
MORTGAGE LOAN AGE            MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
(Months)                      LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
0 .......................         1,517   $ 298,886,191.94         39.81%       6.721%          645   $  197,024.52
1 .......................         1,715     339,398,845.19         45.21        6.480           645      197,900.20
2 .......................           496     109,980,393.71         14.65        6.082           642      221,734.66
3 .......................             9       2,523,150.02          0.34        5.928           664      280,350.00
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                              WEIGHTED
                              AVERAGE          PERCENT
MORTGAGE LOAN AGE             ORIGINAL          FULL
(Months)                        LTV        DOCUMENTATION
-------------------------    ----------    -------------
0 .......................         82.46%           51.86%
1 .......................         82.84            52.26
2 .......................         82.30            65.07
3 .......................         83.44            55.77
                             ----------    -------------
   Total: ...............         82.61%           53.99%
                             ==========    =============

                As of the Initial Cut-off Date, the weighted average age of the Initial Mortgage Loans was approximately 1 month.

                        ORIGINAL PREPAYMENT PREMIUM TERM

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
ORIGINAL PREPAYMENT          MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
PREMIUM TERM                  LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
None ....................           652   $ 108,435,801.31         14.44%       7.271%          637   $  166,312.58
6 months ................            83       8,062,354.23          1.07        7.143           613       97,136.80
12 months ...............            51      12,140,739.23          1.62        6.574           645      238,053.71
24 months ...............         2,455     515,252,570.95         68.63        6.392           646      209,878.85
30 months ...............           158      29,731,750.39          3.96        6.602           622      188,175.64
36 months ...............           338      77,165,364.75         10.28        6.171           658      228,299.90
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE          PERCENT
ORIGINAL PREPAYMENT          ORIGINAL          FULL
PREMIUM TERM                   LTV        DOCUMENTATION
-------------------------   ----------    -------------
None ....................        82.98%           52.37%
6 months ................        85.21            66.48
12 months ...............        83.40            54.95
24 months ...............        82.64            52.57
30 months ...............        82.36            48.27
36 months ...............        81.62            66.50
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                The weighted average original prepayment premium term with respect to the Initial Mortgage Loans having prepayment penalties was approximately 25 months.

                                  CREDIT SCORES

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT OF    WEIGHTED       AVERAGE       PRINCIPAL
                             MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
RANGE OF CREDIT SCORES        LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
500 or less .............             4   $     633,111.42          0.08%       7.869%          500   $  158,277.86
501 to 525 ..............           127      18,935,229.56          2.52        7.662           516      149,096.30
526 to 550 ..............           313      49,792,964.10          6.63        7.355           538      159,082.95
551 to 575 ..............           332      55,649,002.66          7.41        7.071           563      167,617.48
576 to 600 ..............           315      58,608,387.51          7.81        6.781           588      186,058.37
601 to 625 ..............           364      74,612,082.59          9.94        6.532           614      204,978.25
626 to 650 ..............           562     120,046,286.15         15.99        6.406           638      213,605.49
651 to 675 ..............           608     128,454,733.64         17.11        6.355           664      211,274.23
676 to 700 ..............           511     111,532,304.12         14.86        6.258           687      218,262.83
701 to 725 ..............           303      67,193,285.61          8.95        6.162           711      221,760.02
726 to 750 ..............           174      37,933,951.77          5.05        6.167           737      218,011.22
751 to 775 ..............            89      19,307,155.14          2.57        6.114           763      216,934.33
776 to 800 ..............            30       7,398,652.45          0.99        5.959           784      246,621.75
801 or more .............             5         691,434.14          0.09        5.939           807      138,286.83
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE          PERCENT
                             ORIGINAL          FULL
RANGE OF CREDIT SCORES         LTV        DOCUMENTATION
-------------------------   ----------    -------------
500 or less .............        75.04%           85.12%
501 to 525 ..............        77.50            91.08
526 to 550 ..............        80.21            78.35
551 to 575 ..............        83.99            75.24
576 to 600 ..............        82.62            75.08
601 to 625 ..............        82.77            69.77
626 to 650 ..............        83.38            60.79
651 to 675 ..............        83.10            43.58
676 to 700 ..............        82.48            32.08
701 to 725 ..............        82.48            32.03
726 to 750 ..............        82.86            36.85
751 to 775 ..............        81.78            36.45
776 to 800 ..............        83.67            38.36
801 or more .............        81.80            73.45
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                        The Credit Scores of the Initial Mortgage Loans that
                were scored as of their respective origination ranged from 500 to 814 and the weighted average Credit Score of the Initial Mortgage Loans that were scored as of their respective origination was approximately 645.

                              CREDIT GRADE SUMMARY

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
                             MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
CREDIT GRADE                  LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
A+ ......................           123   $  30,260,506.95          4.03%       6.437%          628   $  246,020.38
A .......................         2,977     621,103,304.34         82.73        6.378           661      208,633.96
A- ......................           228      39,628,054.85          5.28        7.049           563      173,807.26
B+ ......................           111      17,425,453.66          2.32        7.290           532      156,986.07
B .......................           154      23,545,273.88          3.14        7.479           548      152,891.39
C .......................           122      15,946,281.32          2.12        8.035           535      130,707.22
D .......................            22       2,879,705.86          0.38        8.772           534      130,895.72
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE         PERCENT
                             ORIGINAL         FULL
CREDIT GRADE                   LTV        DOCUMENTATION
-------------------------   ----------    -------------
A+ ......................        87.78%           79.80%
A .......................        82.62            48.15
A- ......................        83.10            75.65
B+ ......................        87.17            88.35
B .......................        79.75            82.46
C .......................        73.61            90.58
D .......................        65.19           100.00
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                                  GROSS MARGINS

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
                             MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
RANGE OF GROSS MARGINS         LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
4.501% to 5.000% ........             9   $   2,467,510.38          0.33%       5.099%          658   $  274,167.82
5.001% to 5.500% ........         1,761     401,768,042.51         53.51        6.193           651      228,147.67
5.501% to 6.000% ........         1,145     229,230,930.34         30.53        6.666           641      200,201.69
6.001% to 6.500% ........           822     117,322,097.63         15.63        7.358           628      142,727.61
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE         PERCENT
                             ORIGINAL         FULL
RANGE OF GROSS MARGINS          LTV       DOCUMENTATION
-------------------------   ----------    -------------
4.501% to 5.000% ........        80.00%          100.00%
5.001% to 5.500% ........        82.97            62.34
5.501% to 6.000% ........        82.42            45.50
6.001% to 6.500% ........        81.82            41.00
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                        As of the Initial Cut-off Date, the gross margins for
                the Initial Mortgage Loans ranged from 4.600% per annum to 6.250% per annum and the weighted average gross margin of the Initial Mortgage Loans was approximately 5.658% per annum.

                             MAXIMUM MORTGAGE RATES

                             NUMBER OF      AGGREGATE                                     WEIGHTED       AVERAGE
                              INITIAL       PRINCIPAL        PERCENT OF     WEIGHTED       AVERAGE       PRINCIPAL
RANGE OF MAXIMUM             MORTGAGE        BALANCE          MORTGAGE      AVERAGE        CREDIT        BALANCE
MORTGAGE RATES                 LOANS        OUTSTANDING          POOL        COUPON         SCORE       OUTSTANDING
-------------------------   -----------   ----------------   -----------   ----------    ----------   -------------
10.501% to 11.000% ......            61   $  18,628,698.60          2.48%       4.900%          693   $  305,388.50
11.001% to 11.500% ......           251      66,951,249.85          8.92        5.364           675      266,738.05
11.501% to 12.000% ......           710     181,929,061.22         24.23        5.847           664      256,238.11
12.001% to 12.500% ......           717     162,221,007.55         21.61        6.323           652      226,249.66
12.501% to 13.000% ......           730     140,433,310.93         18.70        6.812           640      192,374.40
13.001% to 13.500% ......           500      80,531,243.55         10.73        7.306           624      161,062.49
13.501% to 14.000% ......           453      63,220,983.34          8.42        7.812           599      139,560.67
14.001% to 14.500% ......           187      23,596,158.51          3.14        8.280           588      126,182.67
14.501% to 15.000% ......            96      10,754,272.79          1.43        8.753           562      112,023.67
15.001% to 15.500% ......            18       1,639,485.44          0.22        9.212           562       91,082.52
15.501% to 16.000% ......            14         883,109.08          0.12        9.792           539       63,079.22
                            -----------   ----------------   -----------   ----------    ----------   -------------
   Total: ...............         3,737   $ 750,788,580.86        100.00%       6.516%          645   $  200,906.77
                            ===========   ================   ===========   ==========    ==========   =============

                             WEIGHTED
                             AVERAGE         PERCENT
RANGE OF MAXIMUM             ORIGINAL         FULL
MORTGAGE RATES                  LTV       DOCUMENTATION
-------------------------   ----------    -------------
10.501% to 11.000% ......        80.10%           87.10%
11.001% to 11.500% ......        81.71            73.60
11.501% to 12.000% ......        82.29            59.89
12.001% to 12.500% ......        82.61            48.24
12.501% to 13.000% ......        83.46            43.67
13.001% to 13.500% ......        83.66            45.23
13.501% to 14.000% ......        83.11            52.60
14.001% to 14.500% ......        82.67            56.47
14.501% to 15.000% ......        78.19            59.84
15.001% to 15.500% ......        76.21            68.78
15.501% to 16.000% ......        68.41            83.12
                            ----------    -------------
   Total: ...............        82.61%           53.99%
                            ==========    =============

                        As of the Initial Cut-off Date, the Maximum Mortgage
                Rates for the Initial Mortgage Loans ranged from 10.590% per annum to 15.950% per annum and the weighted average Maximum Mortgage Rate for the Initial Mortgage Loans was approximately 12.516% per annum.

                            NEXT RATE ADJUSTMENT DATE

                       NUMBER OF     AGGREGATE       PERCENT            WEIGHTED    AVERAGE     WEIGHTED
                        INITIAL      PRINCIPAL         OF     WEIGHTED  AVERAGE    PRINCIPAL    AVERAGE      PERCENT
NEXT RATE ADJUSTMENT   MORTGAGE       BALANCE       MORTGAGE  AVERAGE    CREDIT     BALANCE     ORIGINAL      FULL
DATE                     LOANS      OUTSTANDING        POOL    COUPON    SCORE    OUTSTANDING     LTV     DOCUMENTATION
---------------------  ---------  ----------------  --------  --------  --------  ------------  --------  -------------
March 2006...........       8     $   2,067,150.02     0.28%    5.967%    656     $ 258,393.75    84.20%      46.01%
April 2006...........     426        92,816,207.52    12.36     6.123     639       217,878.42    82.74       63.58
May 2006.............   1,504       294,835,891.74    39.27     6.517     643       196,034.50    82.97       50.12
June 2006............   1,388       272,067,358.94    36.24     6.739     644       196,013.95    82.53       51.14
July 2006............       7           976,470.00     0.13     7.505     638       139,495.71    85.39       37.86
April 2007...........      18         3,618,739.10     0.48     6.157     623       201,041.06    81.53       91.61
May 2007.............      46         8,671,726.46     1.16     6.593     642       188,515.79    83.59       58.12
June 2007............      64        12,580,191.00     1.68     6.721     649       196,565.48    82.64       54.96
March 2009...........       1           456,000.00     0.06     5.750     701       456,000.00    80.00      100.00
April 2009...........      52        13,545,447.09     1.80     5.778     664       260,489.37    79.50       68.22
May 2009.............     165        35,891,226.99     4.78     6.150     664       217,522.59    81.54       68.40
June 2009............      58        13,262,172.00     1.77     6.296     662       228,658.14    80.66       64.71
                       ---------  ----------------  --------  --------  --------  ------------  --------  -------------
   Total:............   3,737     $ 750,788,580.86   100.00%    6.516%    645     $ 200,906.77    82.61%      53.99%
                       =========  ================  ========  ========  ========  ============  ========  =============

                        THE POOL 1 INITIAL MORTGAGE LOANS
              MORTGAGE RATES FOR THE POOL 1 INITIAL MORTGAGE LOANS

                         NUMBER OF       AGGREGATE      PERCENT            WEIGHTED     AVERAGE    WEIGHTED
                          INITIAL        PRINCIPAL        OF     WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE     PERCENT
                         MORTGAGE         BALANCE      MORTGAGE  AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
RANGE OF MORTGAGE RATES   LOANS         OUTSTANDING      POOL     COUPON     SCORE    OUTSTANDING    LTV     DOCUMENTATION
-----------------------  ---------   ----------------  --------  --------  --------  ------------  --------  -------------
4.501% to 5.000%........      29     $   7,612,110.11     2.04%    4.881%    696     $ 262,486.56   78.74%       94.07%
5.001% to 5.500%........     149        33,384,225.16     8.93     5.378     673       224,055.20   80.7         78.82
5.501% to 6.000%........     397        87,932,223.56    23.51     5.851     665       221,491.75   81.27        59.58
6.001% to 6.500%........     412        81,059,151.15    21.68     6.327     652       196,745.51   81.56        48.46
6.501% to 7.000%........     424        72,381,539.98    19.36     6.809     643       170,711.18   82.93        45.84
7.001% to 7.500%........     275        38,918,188.60    10.41     7.313     621       141,520.69   83.46        49.23
7.501% to 8.000%........     256        32,749,011.55     8.76     7.814     592       127,925.83   82.47        56.27
8.001% to 8.500%........     120        14,222,253.12     3.80     8.294     584       118,518.78   81.84        56.55
8.501% to 9.000%........      44         4,877,846.36     1.30     8.716     559       110,860.14   77.7         64.80
9.001% to 9.500%........       5           389,525.00     0.10     9.217     536        77,905.00   55.65        56.48
9.501% to 10.000%.......       5           415,752.43     0.11     9.872     553        83,150.49   64.16       100.00
                         ---------   ----------------  --------  --------  --------  ------------  --------  -------------
          Total:           2,116     $ 373,941,827.02   100.00%    6.540%    643     $ 176,721.09   81.81%       55.56%
                         =========   ================  ========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the Mortgage Rates of the Pool 1 Initial Mortgage Loans ranged from 4.600% per annum to 9.950% per annum and the weighted average Mortgage Rate of the Pool 1 Initial Mortgage Loans was approximately 6.540% per annum.

           OUTSTANDING MORTGAGE LOAN PRINCIPAL BALANCES FOR THE POOL 1
                             INITIAL MORTGAGE LOANS

                                NUMBER OF      AGGREGATE      PERCENT            WEIGHTED     AVERAGE    WEIGHTED
RANGE OF OUTSTANDING             INITIAL       PRINCIPAL        OF     WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE     PERCENT
MORTGAGE LOAN PRINCIPAL         MORTGAGE        BALANCE      MORTGAGE  AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
BALANCES                          LOANS       OUTSTANDING      POOL     COUPON     SCORE    OUTSTANDING    LTV     DOCUMENTATION
------------------------------  ---------  ----------------  --------  --------  --------  ------------  --------  -------------
$50,000.00 or less............       47    $   1,983,093.18     0.53%   7.697%     608     $  42,193.47   72.87%      69.12%
$50,000.01 to $100,000.00 ....      411       31,857,385.67     8.52    7.294      622        77,511.89   81.00       71.77
$100,000.01 to $150,000.00 ...      438       54,780,482.81    14.65    6.975      636       125,069.60   80.84       59.45
$150,000.01 to $200,000.00 ...      389       68,377,772.31    18.29    6.712      637       175,778.33   81.75       55.76
$200,000.01 to $250,000.00 ...      362       80,899,026.34    21.63    6.297      652       223,477.97   82.92       49.68
$250,000.01 to $300,000.00 ...      303       83,086,252.66    22.22    6.264      643       274,212.05   81.70       50.57
$300,000.01 to $350,000.00 ...      161       51,014,614.05    13.64    6.173      660       316,860.96   82.35       57.76
$350,000.01 to $400,000.00 ...        3        1,095,200.00     0.29    5.716      718       365,066.67   80.00       66.76
$400,000.01 to $450,000.00 ...        2          848,000.00     0.23    6.871      619       424,000.00   77.27       49.23
                                ---------  ----------------  --------  --------  --------  ------------  --------  -------------
   Total:.....................    2,116    $ 373,941,827.02   100.00%   6.540%     643     $ 176,721.09   81.81%      55.56%
                                =========  ================  ========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the outstanding principal balances of the Pool 1 Initial Mortgage Loans ranged from $29,968.07 to $430,500.00 and the average outstanding principal balance of the Pool 1 Initial Mortgage Loans was approximately $176,721.

               LOAN PROGRAM FOR THE POOL 1 INITIAL MORTGAGE LOANS

                            NUMBER OF      AGGREGATE      PERCENT            WEIGHTED     AVERAGE    WEIGHTED
                             INITIAL       PRINCIPAL        OF     WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE     PERCENT
                            MORTGAGE        BALANCE      MORTGAGE  AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
LOAN PROGRAM                  LOANS       OUTSTANDING      POOL     COUPON     SCORE    OUTSTANDING    LTV     DOCUMENTATION
--------------------------  ---------  ----------------  --------  --------  --------  ------------  --------  -------------
Bay Street................      929    $ 182,909,648.50    48.91%    6.262%    672     $ 196,888.75   83.99%      47.28%
High Street...............      184       30,984,677.37     8.29     6.920     582       168,394.99   87.50       86.34
Main Street...............      532       80,913,205.78    21.64     7.139     566       152,092.49   81.36       78.40
South Street..............       93       18,638,119.45     4.98     5.988     625       200,409.89   61.16       59.38
Wall Street...............      378       60,496,175.92    16.18     6.557     697       160,042.79   79.28       33.08
                            ---------  ----------------  --------  --------  --------  ------------  --------  -------------
   Total:.................    2,116    $ 373,941,827.02   100.00%    6.540%    643     $ 176,721.09   81.81%      55.56%
                            =========  ================  ========  ========  ========  ============  ========  =============

               PRODUCT TYPES FOR THE POOL 1 INITIAL MORTGAGE LOANS

                            NUMBER OF      AGGREGATE      PERCENT            WEIGHTED     AVERAGE    WEIGHTED
                             INITIAL       PRINCIPAL        OF     WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE     PERCENT
                            MORTGAGE        BALANCE      MORTGAGE  AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
PRODUCT TYPE                  LOANS       OUTSTANDING      POOL     COUPON     SCORE    OUTSTANDING    LTV     DOCUMENTATION
--------------------------  ---------  ----------------  --------  --------  --------  ------------  --------  -------------
2/28 LIBOR ARM............    1,027    $ 147,413,228.07    39.42%    6.893%    627     $ 143,537.71   81.76%      57.50%
2/28 LIBOR IO ARM.........      850      180,859,949.15    48.37     6.333     654       212,776.41   82.25       50.44
3/27 LIBOR ARM............       44        6,232,813.02     1.67     6.848     618       141,654.84   85.28       67.89
3/27 LIBOR IO ARM.........       30        6,066,259.33     1.62     6.360     652       202,208.64   78.80       71.96
5/1 Treasury ARM..........       66       11,153,275.47     2.98     6.085     650       168,989.02   77.52       61.03
5/1 Treasury IO ARM.......       99       22,216,301.98     5.94     6.083     667       224,407.09   80.66       73.62
                            ---------  ----------------  --------  --------  --------  ------------  --------  -------------
   Total:.................    2,116    $ 373,941,827.02   100.00%    6.540%    643     $ 176,721.09   81.81%      55.56%
                            =========  ================  ========  ========  ========  ============  ========  =============

           STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE POOL 1
                             INITIAL MORTGAGE LOANS

                            NUMBER OF      AGGREGATE      PERCENT            WEIGHTED     AVERAGE    WEIGHTED
                             INITIAL       PRINCIPAL        OF     WEIGHTED   AVERAGE    PRINCIPAL    AVERAGE    PERCENT
                            MORTGAGE        BALANCE      MORTGAGE  AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
STATE                         LOANS       OUTSTANDING      POOL     COUPON     SCORE    OUTSTANDING    LTV     DOCUMENTATION
--------------------------  ---------  ----------------  --------  --------  --------  ------------  --------  -------------
Arizona...................      122    $  16,404,503.46     4.39%    6.759%    637     $ 134,463.14   81.92%      53.39%
Arkansas..................       13          966,582.50     0.26     7.671     574        74,352.50   82.67       76.10
California................      794      188,219,458.35    50.33     6.137     656       237,052.21   80.96       53.90
Colorado..................      148       26,382,739.48     7.06     6.445     638       178,261.75   83.36       55.26
Connecticut...............        1          122,800.00     0.03     6.500     627       122,800.00   75.80      100.00
District Of Columbia......        5        1,363,700.00     0.36     7.487     652       272,740.00   76.84       18.71
Florida...................       95       13,372,473.93     3.58     7.000     628       140,762.88   81.79       43.28
Georgia...................       12        1,439,675.97     0.38     6.848     637       119,973.00   86.30       78.11
Idaho.....................       13        1,253,700.86     0.34     6.857     600        96,438.53   80.80       81.92
Illinois..................      188       30,844,632.33     8.25     7.199     631       164,067.19   83.71       56.59
Indiana...................       12        1,300,524.28     0.35     7.567     588       108,377.02   84.46       74.96
Iowa......................       42        3,466,276.96     0.93     7.966     605        82,530.40   84.14       74.11
Kansas....................       48        4,472,847.77     1.20     7.236     612        93,184.33   86.31       67.52
Kentucky..................        7          613,431.19     0.16     7.860     602        87,633.03   84.09      100.00
Louisiana.................        5          366,468.72     0.10     7.406     640        73,293.74   82.67       11.81
Maine.....................        2          229,329.54     0.06     7.502     566       114,664.77   77.17       49.67
Maryland..................       46        8,915,366.68     2.38     7.290     650       193,812.32   82.22       39.46
Massachusetts.............       52       10,018,841.87     2.68     6.704     645       192,670.04   78.14       41.41
Michigan..................       36        5,118,131.08     1.37     7.170     611       142,170.31   81.95       53.17
Minnesota.................       43        8,005,630.03     2.14     6.457     628       186,177.44   85.85       64.23
Mississippi...............       11        1,122,440.49     0.30     7.344     601       102,040.04   84.14       76.72
Missouri..................       64        5,941,327.63     1.59     7.372     606        92,833.24   85.54       75.60
Nebraska..................       15        1,296,949.45     0.35     7.563     603        86,463.30   82.49       95.68
Nevada....................       18        2,759,073.06     0.74     6.801     647       153,281.84   77.48       56.06
New Hampshire.............        4          882,790.71     0.24     7.111     564       220,697.68   83.37       83.16
New Jersey................        5          986,400.00     0.26     7.119     592       197,280.00   76.02      100.00
New Mexico................        1          266,960.00     0.07     5.750     666       266,960.00   80.00      100.00
North Carolina............        9          831,815.02     0.22     7.802     599        92,423.89   84.74       83.90
North Dakota..............        1           68,431.67     0.02     5.990     630        68,431.67   77.40      100.00
Ohio......................        3          257,895.37     0.07     7.545     632        85,965.12   79.99       52.89
Oklahoma..................        9          622,574.51     0.17     7.840     582        69,174.95   88.87      100.00
Oregon....................        5          996,863.18     0.27     6.402     669       199,372.64   81.40       25.79
Pennsylvania..............        7          941,869.21     0.25     7.202     573       134,552.74   83.22       73.24
Rhode Island..............        5          784,629.91     0.21     6.612     632       156,925.98   78.55       13.45
South Carolina............       13        1,185,614.37     0.32     7.471     618        91,201.11   83.21       68.80
South Dakota..............        2          202,339.17     0.05     7.163     610       101,169.59   92.11      100.00
Tennessee.................       33        3,090,355.89     0.83     7.451     587        93,647.15   81.89       82.26
Texas.....................      115       12,406,119.53     3.32     7.101     645       107,879.30   81.07       48.03
Utah......................       37        5,049,460.09     1.35     6.142     649       136,471.89   82.69       83.58
Virginia..................       18        2,906,088.60     0.78     6.889     657       161,449.37   84.36       47.91
Washington................       44        6,985,278.54     1.87     6.724     631       158,756.33   82.88       67.70
West Virginia.............        1           61,758.23     0.02     8.150     593        61,758.23   90.00      100.00
Wisconsin.................       11        1,307,777.39     0.35     7.005     620       118,888.85   83.00       74.11
Wyoming...................        1          109,900.00     0.03     6.850     631       109,900.00   84.60        0.00
                            ---------  ----------------  --------  --------  --------  ------------  --------  -------------
   Total:.................    2,116    $ 373,941,827.02   100.00%    6.540%    643     $ 176,721.09   81.81%      55.56%
                            =========  ================  ========  ========  ========  ============  ========  =============

        No more than approximately 0.69% of the Pool 1 Initial Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE POOL 1 INITIAL MORTGAGE LOANS

                            NUMBER OF      AGGREGATE      PERCENT            WEIGHTED     AVERAGE    WEIGHTED
                             INITIAL       PRINCIPAL        OF     WEIGHTED   AVERAGE    PRINCIPAL    AVERAGE    PERCENT
RANGE OF ORIGINAL           MORTGAGE        BALANCE      MORTGAGE  AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
LOAN-TO-VALUE RATIOS          LOANS       OUTSTANDING      POOL     COUPON     SCORE    OUTSTANDING    LTV     DOCUMENTATION
--------------------------  ---------  ----------------  --------  --------  --------  ------------  --------  -------------
5.01% to 10.00%...........        1    $     306,000.00     0.08%    6.590%    617     $ 306,000.00    9.00%       0.00%
15.01% to 20.00%..........        2          109,977.22     0.03     6.986     592        54,988.61   18.58      100.00
20.01% to 25.00%..........        1          330,000.00     0.09     6.500     582       330,000.00   23.57      100.00
25.01% to 30.00%..........        1           29,976.59     0.01     7.250     617        29,976.59   25.32        0.00
30.01% to 35.00%..........        1          234,508.11     0.06     5.750     615       234,508.11   31.33        0.00
35.01% to 40.00%..........        5          376,937.57     0.10     6.231     622        75,387.51   36.97       84.08
40.01% to 45.00%..........        4          559,458.11     0.15     6.469     583       139,864.53   43.46       58.89
45.01% to 50.00%..........       16        1,928,879.48     0.52     6.923     586       120,554.97   47.53       71.75
50.01% to 55.00%..........       21        3,072,065.37     0.82     6.615     583       146,288.83   52.75       73.10
55.01% to 60.00%..........       28        3,910,899.04     1.05     6.391     614       139,674.97   57.93       71.04
60.01% to 65.00%..........       43        7,161,866.00     1.92     6.543     600       166,555.02   62.83       70.07
65.01% to 70.00%..........       91       16,235,459.40     4.34     6.470     604       178,411.64   68.78       58.68
70.01% to 75.00%..........       77       10,358,939.50     2.77     7.170     592       134,531.68   74.14       63.48
75.01% to 80.00%..........      876      157,155,048.67    42.03     6.396     669       179,400.74   79.81       38.09
80.01% to 85.00%..........      354       64,680,877.74    17.30     6.670     636       182,714.34   84.76       53.31
85.01% to 90.00%..........      532       97,620,918.27    26.11     6.561     628       183,497.97   89.73       78.51
90.01% to 95.00%..........       63        9,870,015.95     2.64     7.227     639       156,666.92   94.86       82.56
                            ---------  ----------------  --------  --------  --------  ------------  --------  -------------
   Total:.................    2,116    $ 373,941,827.02   100.00%    6.540%    643     $ 176,721.09   81.81%      55.56%
                            =========  ================  ========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the Original Loan-to-Value Ratios of the Pool 1 Initial Mortgage Loans ranged from 9.00% to 95.00% and the weighted average Original Loan-to-Value Ratio for the Pool 1 Initial Mortgage Loans was approximately 81.81%.

       COMBINED LOAN-TO-VALUE RATIOS FOR THE POOL 1 INITIAL MORTGAGE LOANS

                            NUMBER OF      AGGREGATE      PERCENT            WEIGHTED    AVERAGE     WEIGHTED
                             INITIAL       PRINCIPAL        OF     WEIGHTED   AVERAGE   PRINCIPAL     AVERAGE    PERCENT
RANGE OF COMBINED LOAN-     MORTGAGE        BALANCE      MORTGAGE  AVERAGE    CREDIT     BALANCE     ORIGINAL      FULL
TO-VALUE RATIOS               LOANS       OUTSTANDING      POOL     COUPON     SCORE   OUTSTANDING     LTV     DOCUMENTATION
--------------------------  ---------  ----------------  --------  --------  --------  ------------  --------  -------------
5.01% to 10.00%...........        1    $     306,000.00     0.08%    6.590%    617     $ 306,000.00    9.00%       0.00%
15.01% to 20.00%..........        2          109,977.22     0.03     6.986     592        54,988.61   18.58      100.00
20.01% to 25.00%..........        1          330,000.00     0.09     6.500     582       330,000.00   23.57      100.00
25.01% to 30.00%..........        1           29,976.59     0.01     7.250     617        29,976.59   25.32        0.00
30.01% to 35.00%..........        1          234,508.11     0.06     5.750     615       234,508.11   31.33        0.00
35.01% to 40.00%..........        5          376,937.57     0.10     6.231     622        75,387.51   36.97       84.08
40.01% to 45.00%..........        4          559,458.11     0.15     6.469     583       139,864.53   43.46       58.89
45.01% to 50.00%..........       16        1,928,879.48     0.52     6.923     586       120,554.97   47.53       71.75
50.01% to 55.00%..........       21        3,072,065.37     0.82     6.615     583       146,288.83   52.75       73.10
55.01% to 60.00%..........       23        3,432,776.34     0.92     6.415     613       149,251.15   57.70       77.71
60.01% to 65.00%..........       38        6,932,348.56     1.85     6.513     596       182,430.23   62.78       71.87
65.01% to 70.00%..........       78       15,495,651.50     4.14     6.442     600       198,662.20   68.75       59.59
70.01% to 75.00%..........       54        8,600,435.21     2.30     7.081     582       159,267.32   73.69       63.71
75.01% to 80.00%..........      142       26,807,423.21     7.17     6.879     610       188,784.67   79.35       49.82
80.01% to 85.00%..........      180       30,796,602.80     8.24     6.847     595       171,092.24   84.53       76.75
85.01% to 90.00%..........      427       72,657,347.87    19.43     6.831     623       170,157.72   88.41       66.94
90.01% to 95.00%..........      147       24,034,893.72     6.43     6.807     660       163,502.68   86.55       59.47
95.01% to 100.00%.........      975      178,236,545.36    47.66     6.264     674       182,806.71   82.55       45.30
                            ---------  ----------------  --------  --------  --------  ------------  --------  -------------
   Total:.................    2,116    $ 373,941,827.02   100.00%    6.540%    643     $ 176,721.09   81.81%      55.56%
                            =========  ================  ========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the Combined Loan-to-Value Ratios of the Pool 1 Initial Mortgage Loans ranged from 9.00% to 100.00% and the weighted average Combined Loan-to-Value Ratio for the Pool 1 Initial Mortgage Loans was approximately 90.89%.

               LOAN PURPOSE FOR THE POOL 1 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL    AVERAGE     PERCENT
                            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
LOAN PURPOSE                 LOANS        OUTSTANDING      POOL       COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------  ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
Purchase.................       1,180  $ 207,291,167.53       55.43%    6.442%      669  $ 175,670.48     82.85%         45.84%
Refinance - Cashout......         884    158,527,940.66       42.39     6.661       611    179,330.25     80.41          67.73
Refinance - Rate/Term....          52      8,122,718.83        2.17     6.682       633    156,206.13     82.71          65.99
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
    Total:...............       2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

      TYPES OF MORTGAGE D PROPERTIES FOR THE POOL 1 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
PROPERTY TYPE                LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------  ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
Condominium..............         230  $  44,161,400.94       11.81%    6.268%      666  $ 192,006.09     82.02%         55.89%
Planned Unit Development.         271     47,759,490.62       12.77     6.603       640    176,234.28     82.52          55.99
Rowhouse.................           5      1,102,002.41        0.29     7.511       640    220,400.48     76.03          32.62
Single Family Attached...           7      1,365,120.00        0.37     6.088       658    195,017.14     82.45          78.49
Single Family Detached...       1,547    268,048,314.65       71.68     6.575       639    173,269.76     81.66          55.49
Townhouse................          11      1,589,531.16        0.43     7.118       648    144,502.83     85.48          56.06
Two Family...............          45      9,915,967.24        2.65     6.374       688    220,354.83     81.52          53.11
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:................       2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

           DOCUMENTATION SUMMARY FOR THE POOL 1 INITIAL MORTGAGE LOANS

                               NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                             OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL    AVERAGE     PERCENT
                              MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
DOCUMENTATION                  LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
---------------------------  ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
12 Month Bank Statements...         104  $  18,527,896.39        4.95%    6.637%      623  $ 178,152.85     81.06%          0.00%
24 Month Bank Statements...          67     12,209,712.80        3.27     6.578       626    182,234.52     83.99           0.00
Full Documentation.........       1,237    207,748,732.57       55.56     6.451       623    167,945.62     82.70         100.00
Limited Documentation......          11      1,809,071.98        0.48     7.479       597    164,461.09     83.42           0.00
Stated Income
   Self-Employed...........         217     42,712,334.03       11.42     6.805       666    196,831.03     79.42           0.00
Stated Income Wage Earner..         480     90,934,079.25       24.32     6.577       687    189,446.00     80.75           0.00
                             ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..................       2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                             ==========  ================  ==========  ========  ========  ============  ========  =============

              OCCUPANCY TYPES FOR THE POOL 1 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
OCCUPANCY                    LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------  ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
Investment Property......         197  $  28,862,332.59        7.72%    6.980%      682  $ 146,509.30     81.26%         50.91%
Primary Home.............       1,915    344,377,894.43       92.09     6.503       640    179,831.80     81.86          55.90
Second Home..............           4        701,600.00        0.19     6.866       662    175,400.00     81.12          76.75
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:................       2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

         MORTGAGE LOAN AGE SUMMARY FOR THE POOL 1 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
MORTGAGE LOAN AGE           MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
(Months)                     LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------  ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
0........................         857  $ 151,288,980.20       40.46%    6.722%      642  $ 176,533.23     81.75%         54.93%
1........................         985    170,617,175.89       45.63     6.513       644    173,215.41     82.05          53.72
2........................         273     51,886,068.22       13.88     6.097       644    190,058.86     81.26          63.59
3........................           1        149,602.71        0.04     6.650       608    149,602.71     69.77           0.00
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:................       2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the weighted average age of the Pool 1 Initial Mortgage Loans was approximately 1 month.

     ORIGINAL PREPAYMENT PREMIUM TERM FOR THE POOL 1 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
ORIGINAL PREPAYMENT         MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
PREMIUM TERM                 LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------  ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
None.....................         346  $  53,297,001.28       14.25%    7.336%      633  $ 154,037.58     82.74%         54.45%
6 months.................          48      4,472,847.77        1.20     7.236       612     93,184.33     86.31          67.52
12 months................          29      5,766,199.33        1.54     6.715       651    198,834.46     82.59          46.40
24 months................       1,404    255,963,044.89       68.45     6.416       645    182,309.86     81.76          54.15
30 months................          78     13,094,960.28        3.50     6.653       622    167,884.11     81.46          46.64
36 months................         211     41,347,773.47       11.06     6.146       655    195,961.01     80.46          68.51
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:................       2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        The weighted average original prepayment premium term with respect to the Pool 1 Initial Mortgage Loans having prepayment penalties was approximately 25 months.

               CREDIT SCORES FOR THE POOL 1 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
RANGE OF  CREDIT SCORES      LOANS        OUTSTANDING       POOL      COUPON     SCORE    OUTSTANDING    LTV     DOCUMENTATION
-------------------------  ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
500 or less..............           2  $     264,230.00        0.07%    8.036%      500  $ 132,115.00     86.78%         64.34%
501 to 525...............          64      8,950,406.67        2.39     7.718       518    139,850.10     76.81          91.96
526 to 550...............         187     28,122,115.19        7.52     7.374       539    150,385.64     79.88          77.26
551 to 575...............         207     31,354,876.73        8.38     7.047       564    151,472.83     83.37          82.26
576 to 600...............         178     29,855,240.58        7.98     6.831       588    167,726.07     80.14          76.22
601 to 625...............         204     35,954,129.97        9.61     6.535       614    176,245.74     81.45          73.91
626 to 650...............         260     50,149,492.32       13.41     6.339       638    192,882.66     82.97          64.55
651 to 675...............         375     69,401,070.23       18.56     6.364       664    185,069.52     82.02          43.59
676 to 700...............         286     53,150,381.42       14.21     6.320       686    185,840.49     82.23          31.12
701 to 725...............         172     32,116,773.25        8.59     6.200       712    186,725.43     82.20          33.59
726 to 750...............         104     19,358,411.66        5.18     6.265       737    186,138.57     82.01          32.82
751 to 775...............          54     10,894,151.06        2.91     5.983       764    201,743.54     81.37          39.92
776 to 800...............          21      4,213,713.80        1.13     5.981       785    200,653.04     83.36          41.85
801 or more..............           2        156,834.14        0.04     6.175       801     78,417.07     79.30          53.45
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:................       2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        The Credit Scores of the Pool 1 Initial Mortgage Loans that were scored as of their respective origination ranged from 500 to 802 and the weighted average Credit Score of the Pool 1 Initial Mortgage Loans that were scored as of their respective origination was approximately 643.

           CREDIT GRADE SUMMARY FOR THE POOL 1 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE    AVERAGE   CREDIT      BALANCE    ORIGINAL      FULL
CREDIT GRADE                 LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING     LTV    DOCUMENTATION
-----------------------    ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
A+.....................            59  $  12,262,924.84       3.28%     6.344%      625  $ 207,846.18     87.64%         86.10%
A......................         1,693    308,444,442.47       82.48     6.394       661    182,188.09     81.80          49.47
A-.....................           134     21,121,434.06        5.65     7.075       562    157,622.64     82.44          77.10
B+.....................            63      9,978,944.96        2.67     7.390       534    158,395.95     88.41          90.24
B......................            89     12,049,339.38        3.22     7.509       549    135,385.84     78.63          83.48
C......................            67      8,441,255.23        2.26     7.966       536    125,988.88     72.63          90.23
D......................            11      1,643,486.08        0.44     8.963       536    149,407.83     63.44         100.00
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

               GROSS MARGINS FOR THE POOL 1 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE    AVERAGE   CREDIT      BALANCE    ORIGINAL      FULL
RANGE OF GROSS MARGINS       LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING     LTV    DOCUMENTATION
-----------------------    ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
4.501% to 5.000%.......             4  $   1,004,356.08        0.27%    4.976%      674  $ 251,089.02     73.46%        100.00%
5.001% to 5.500%.......         1,006    198,155,248.36       52.99     6.216       650    196,973.41     82.26          63.28
5.501% to 6.000%.......           665    119,138,095.51       31.86     6.701       639    179,155.03     81.62          47.69
6.001% to 6.500%.......           441     55,644,127.07       14.88     7.377       628    126,177.16     80.80          44.08
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the gross margins for the Pool 1 Initial Mortgage Loans ranged from 4.600% per annum to 6.250% per annum and the weighted average gross margin of the Pool 1 Initial Mortgage Loans was approximately 5.659% per annum.

          MAXIMUM MORTGAGE RATES FOR THE POOL 1 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
RANGE OF MAXIMUM            MORTGAGE        BALANCE       MORTGAGE    AVERAGE   CREDIT      BALANCE    ORIGINAL      FULL
MORTGAGE RATES               LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING     LTV    DOCUMENTATION
----------------------     ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
10.501% to 11.000%....             29  $   7,612,110.11        2.04%    4.881%      696  $ 262,486.56     78.74%         94.07%
11.001% to 11.500%....            149     33,384,225.16        8.93     5.378       673    224,055.20     80.70          78.82
11.501% to 12.000%....            397     87,932,223.56       23.51     5.851       665    221,491.75     81.27          59.58
12.001% to 12.500%....            412     81,059,151.15       21.68     6.327       652    196,745.51     81.56          48.46
12.501% to 13.000%....            424     72,381,539.98       19.36     6.809       643    170,711.18     82.93          45.84
13.001% to 13.500%....            275     38,918,188.60       10.41     7.313       621    141,520.69     83.46          49.23
13.501% to 14.000%....            256     32,749,011.55        8.76     7.814       592    127,925.83     82.47          56.27
14.001% to 14.500%....            120     14,222,253.12        3.80     8.294       584    118,518.78     81.84          56.55
14.501% to 15.000%....             44      4,877,846.36        1.30     8.716       559    110,860.14     77.70          64.80
15.001% to 15.500%....              5        389,525.00        0.10     9.217       536     77,905.00     55.65          56.48
15.501% to 16.000%....              5        415,752.43        0.11     9.872       553     83,150.49     64.16         100.00
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:.............          2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the Maximum Mortgage Rates for the Pool 1 Initial Mortgage Loans ranged from 10.600% per annum to 15.950% per annum and the weighted average Maximum Mortgage Rate for the Pool 1 Initial Mortgage Loans was approximately 12.540% per annum.

         NEXT RATE ADJUSTMENT DATE FOR THE POOL 1 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
NEXT RATE ADJUSTMENT        MORTGAGE        BALANCE       MORTGAGE    AVERAGE   CREDIT      BALANCE    ORIGINAL      FULL
DATE                         LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING     LTV    DOCUMENTATION
----------------------     ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
March 2006............              1  $     149,602.71        0.04%    6.650%      608  $ 149,602.71     69.77%          0.00%
April 2006............            230     42,737,041.51       11.43     6.144       643    185,813.22     82.05          61.47
May 2006..............            858    147,003,833.80       39.31     6.562       642    171,333.14     82.10          51.22
June 2006.............            784    137,879,294.20       36.87     6.742       642    175,866.45     81.95          53.81
July 2006.............              4        503,405.00        0.13     7.342       672    125,851.25     84.08          47.51
April 2007............             13      2,506,633.96        0.67     6.104       624    192,818.00     79.89          92.55
May 2007..............             24      3,485,948.39        0.93     6.807       631    145,247.85     83.48          54.21
June 2007.............             37      6,306,490.00        1.69     6.698       641    170,445.68     82.18          69.56
April 2009............             30      6,642,392.75        1.78     5.795       662    221,413.09     76.67          66.35
May 2009..............            103     20,127,393.70        5.38     6.110       663    195,411.59     81.44          71.87
June 2009.............             32      6,599,791.00        1.76     6.293       654    206,243.47     76.98          64.99
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:.............          2,116  $ 373,941,827.02      100.00%    6.540%      643  $ 176,721.09     81.81%         55.56%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

                        THE POOL 2 INITIAL MORTGAGE LOANS
              MORTGAGE RATES FOR THE POOL 2 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE       PERCENT             WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL         OF      WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
RANGE OF MORTGAGE RATES      LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-----------------------    ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
4.501% to 5.000%.......            32  $  11,016,588.49        2.92%    4.913%      691  $ 344,268.39     81.04%         82.28%
5.001% to 5.500%.......           102     33,567,024.69        8.91     5.351       677    329,088.48     82.72          68.40
5.501% to 6.000%.......           313     93,996,837.66       24.94     5.843       663    300,309.39     83.24          60.19
6.001% to 6.500%.......           305     81,161,856.40       21.54     6.318       652    266,104.45     83.66          48.03
6.501% to 7.000%.......           306     68,051,770.95       18.06     6.816       636    222,391.41     84.03          41.37
7.001% to 7.500%.......           225     41,613,054.95       11.04     7.299       627    184,946.91     83.85          41.49
7.501% to 8.000%.......           197     30,471,971.79        8.09     7.809       606    154,680.06     83.79          48.66
8.001% to 8.500%.......            67      9,373,905.39        2.49     8.260       594    139,909.04     83.91          56.35
8.501% to 9.000%.......            52      5,876,426.43        1.56     8.784       564    113,008.20     78.60          55.72
9.001% to 9.500%.......            13      1,249,960.44        0.33     9.210       570     96,150.80     82.62          72.61
9.501% to 10.000%......             9        467,356.65        0.12     9.721       527     51,928.52     72.20          68.11
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the Mortgage Rates of the Pool 2 Initial Mortgage Loans ranged from 4.590% per annum to 9.880% per annum and the weighted average Mortgage Rate of the Pool 2 Initial Mortgage Loans was approximately 6.492% per annum.

  OUTSTANDING MORTGAGE LOAN PRINCIPAL BALANCES FOR THE POOL 2 INITIAL MORTGAGE
                                      LOANS

                               NUMBER        AGGREGATE       PERCENT             WEIGHTED     AVERAGE    WEIGHTED
RANGE OF OUTSTANDING         OF INITIAL      PRINCIPAL         OF      WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
MORTGAGE LOAN PRINCIPAL       MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
BALANCES                       LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-----------------------      ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
$50,000.00 or less.........          38  $   1,711,105.58        0.45%    7.979%      594  $  45,029.09     77.43%         84.25%
$50,000.01 to
$100,000.00................         261     20,209,769.38        5.36     7.385       619     77,432.07     82.07          72.96
$100,000.01 to
   $150,000.00.............         299     37,061,406.08        9.83     7.104       630    123,951.19     82.66          61.71
$150,000.01 to
   $200,000.00.............         191     32,739,369.90        8.69     6.880       632    171,410.31     82.97          60.91
$200,000.01 to
   $250,000.00.............         169     37,828,212.61       10.04     6.634       638    223,835.58     82.67          56.59
$250,000.01 to
   $300,000.00.............         116     31,858,249.76        8.45     6.395       646    274,640.08     85.17          54.37
$300,000.01 to
   $350,000.00.............         143     47,559,776.90       12.62     6.257       653    332,585.85     84.41          43.26
$350,000.01 to
   $400,000.00.............         245     92,131,790.69       24.45     6.168       653    376,048.13     84.80          49.98
$400,000.01 to
   $450,000.00.............          64     27,420,006.60        7.28     6.057       660    428,437.60     82.13          51.81
$450,000.01 to
   $500,000.00.............          68     32,744,928.37        8.69     6.391       652    481,543.06     82.49          44.26
$500,000.01 to
   $550,000.00.............          10      5,314,600.00        1.41     6.817       647    531,460.00     82.49          39.92
$550,000.01 to
   $600,000.00.............           9      5,187,884.91        1.38     6.101       678    576,431.66     79.30          10.64
$600,000.01 to
   $650,000.00.............           7      4,425,153.06        1.17     6.163       668    632,164.72     77.43          27.71
$650,000.01 to
   $700,000.00.............           1        654,500.00        0.17     5.950       635    654,500.00     70.00         100.00
                             ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..................       1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                             ==========  ================  ==========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the outstanding principal balances of the Pool 2 Initial Mortgage Loans ranged from $35,981.53 to $654,500.00 and the average outstanding principal balance of the Pool 2 Initial Mortgage Loans was approximately $232,478.

               LOAN PROGRAM FOR THE POOL 2 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
LOAN PROGRAM                 LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-----------------------    ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
Bay Street.............           756  $ 195,139,619.26       51.78%    6.213%      671  $ 258,121.19     84.86%         49.48%
High Street............           157     33,860,055.72        8.99     6.775       596    215,669.14     87.53          80.16
Main Street............           398     75,936,121.07       20.15     7.092       569    190,794.27     83.09          73.71
South Street...........            33      8,442,414.42        2.24     6.057       635    255,830.74     65.96          53.28
Wall Street............           277     63,468,543.37       16.84     6.538       686    229,128.32     79.41          21.17
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

               PRODUCT TYPES FOR THE POOL 2 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
PRODUCT TYPE                 LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-----------------------    ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
2/28 LIBOR ARM.........           739  $ 120,528,378.31       31.98%    6.944%      625  $ 163,096.59     83.40%         53.04%
2/28 LIBOR IO ARM......           717    213,961,522.69       56.78     6.284       654    298,412.17     83.54          50.16
3/27 LIBOR ARM.........            32      5,354,473.21        1.42     6.888       610    167,327.29     83.87          72.32
3/27 LIBOR IO ARM......            22      7,217,111.00        1.92     6.354       681    328,050.50     83.26          38.81
5/1 Treasury ARM.......            33      6,159,358.39        1.63     6.416       647    186,647.22     78.42          60.21
5/1 Treasury IO ARM....            78     23,625,910.24        6.27     6.036       672    302,896.29     83.39          67.54
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

   STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE POOL 2 INITIAL MORTGAGE
                                      LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
STATE                        LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-----------------------    ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
Arizona................           109  $  18,562,340.68        4.93%    6.660%      628  $ 170,296.70     81.64%         55.71%
Arkansas...............             7        462,746.52        0.12     7.409       624     66,106.65     83.75          43.29
California.............           544    190,565,510.59       50.57     6.123       658    350,304.25     83.26          50.02
Colorado...............           113     22,740,477.41        6.03     6.416       633    201,243.16     85.16          66.18
Connecticut............             2        344,059.73        0.09     7.866       600    172,029.87     76.48          35.18
District Of Columbia...             5        989,297.80        0.26     7.935       660    197,859.56     80.00          21.83
Florida................            72     11,204,950.07        2.97     6.989       625    155,624.31     82.86          45.93
Georgia................            12      2,188,341.90        0.58     7.013       613    182,361.83     82.11          43.87
Idaho..................            11      1,215,156.00        0.32     7.139       656    110,468.73     85.38          46.43
Illinois...............           153     30,449,880.09        8.08     6.998       638    199,018.82     83.48          47.26
Indiana................             4        578,239.81        0.15     6.856       629    144,559.95     85.13          67.15
Iowa...................            51      4,570,002.92        1.21     7.870       603     89,607.90     84.64          87.56
Kansas.................            35      3,589,506.46        0.95     7.026       616    102,557.33     83.85          65.18
Kentucky...............             7        706,629.08        0.19     8.002       601    100,947.01     84.01         100.00
Louisiana..............             1        162,400.00        0.04     7.450       672    162,400.00     80.00           0.00
Maine..................             1        122,570.00        0.03     6.850       597    122,570.00     85.00         100.00
Maryland...............            41      9,720,599.46        2.58     7.071       666    237,087.79     82.84          52.96
Massachusetts..........            48     14,040,408.71        3.73     6.542       653    292,508.51     81.75          37.32
Michigan...............            25      4,938,388.14        1.31     6.965       619    197,535.53     84.85          57.63
Minnesota..............            26      5,985,831.48        1.59     6.423       633    230,224.29     86.61          74.84
Mississippi............             4        320,993.48        0.09     7.014       583     80,248.37     80.24          57.13
Missouri...............            54      5,530,180.10        1.47     7.577       608    102,410.74     85.63          71.30
Nebraska...............             9      1,118,719.82        0.30     7.530       606    124,302.20     84.79          60.05
Nevada.................            15      3,267,853.04        0.87     6.710       621    217,856.87     83.70          65.41
New Hampshire..........             3        551,804.38        0.15     6.899       682    183,934.79     83.79          41.14
New Jersey.............             2        717,500.00        0.19     7.497       576    358,750.00     83.02          39.58
New Mexico.............             1         43,000.00        0.01     7.430       645     43,000.00     68.25         100.00
North Carolina.........            11        959,116.12        0.25     7.343       607     87,192.37     83.07          77.68
Ohio...................             2        411,884.87        0.11     7.281       584    205,942.44     92.48         100.00
Oklahoma...............             5        415,658.31        0.11     7.975       601     83,131.66     87.13          59.34
Oregon.................             3        535,919.63        0.14     5.757       674    178,639.88     86.56          36.56
Pennsylvania...........             5        739,087.94        0.20     7.591       639    147,817.59     84.65          32.13
Rhode Island...........             4        712,627.53        0.19     6.938       590    178,156.88     85.72          32.82
South Carolina.........            10      1,062,414.57        0.28     7.881       572    106,241.46     85.37          81.74
South Dakota...........             1         75,934.56        0.02     6.750       621     75,934.56     79.17         100.00
Tennessee..............            23      3,241,616.13        0.86     7.044       639    140,939.83     83.81          61.25
Texas..................            76     10,213,507.64        2.71     7.331       640    134,388.26     82.25          30.62
Utah...................            32      4,903,139.69        1.30     6.436       636    153,223.12     82.95          61.18
Virginia...............            20      4,919,420.89        1.31     6.900       641    245,971.04     83.30          31.13
Washington.............            65     12,949,334.33        3.44     6.476       630    199,220.53     84.44          71.09
Wisconsin..............             8        898,203.96        0.24     7.225       632    112,275.50     82.12          59.82
Wyoming................             1        121,500.00        0.03     7.250       575    121,500.00     90.00         100.00
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        No more than approximately 0.67% of the Pool 2 Initial Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

       ORIGINAL LOAN-TO-VALUE RATIOS FOR THE POOL 2 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
RANGE OF ORIGINAL LOAN-     MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
TO-VALUE RATIOS              LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-----------------------    ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
25.01% to 30.00%.......             1  $      91,000.00        0.02%    6.150%      547  $  91,000.00     28.00%        100.00%
40.01% to 45.00%.......             1        330,000.00        0.09     5.990       615    330,000.00     42.31         100.00
45.01% to 50.00%.......             2        309,827.52        0.08     7.258       510    154,913.76     48.87          32.28
55.01% to 60.00%.......             4      1,099,492.98        0.29     6.541       586    274,873.25     57.77          60.48
60.01% to 65.00%.......            13      3,046,616.70        0.81     6.508       628    234,355.13     63.53          66.05
65.01% to 70.00%.......            64     11,152,957.72        2.96     6.681       604    174,264.96     68.89          68.85
70.01% to 75.00%.......            86     15,360,427.98        4.08     7.039       590    178,609.63     74.05          48.05
75.01% to 80.00%.......           652    155,703,522.27       41.32     6.333       663    238,809.08     79.70          38.46
80.01% to 85.00%.......           252     56,226,628.64       14.92     6.685       640    223,121.54     84.67          44.70
85.01% to 90.00%.......           474    116,120,428.84       30.81     6.475       635    244,979.81     89.72          67.90
90.01% to 95.00%.......            72     17,405,851.19        4.62     6.783       659    241,747.93     94.59          88.94
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the Original Loan-to-Value Ratios of the Pool 2 Initial Mortgage Loans ranged from 28.00% to 95.00% and the weighted average Original Loan-to-Value Ratio for the Pool 2 Initial Mortgage Loans was approximately 83.40%.

       COMBINED LOAN-TO-VALUE RATIOS FOR THE POOL 2 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
RANGE OF COMBINED LOAN-     MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
TO-VALUE RATIOS              LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-----------------------    ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
25.01% to 30.00%.......             1  $      91,000.00        0.02%    6.150%      547  $  91,000.00     28.00%        100.00%
40.01% to 45.00%.......             1        330,000.00        0.09     5.990       615    330,000.00     42.31         100.00
45.01% to 50.00%.......             2        309,827.52        0.08     7.258       510    154,913.76     48.87          32.28
55.01% to 60.00%.......             4      1,099,492.98        0.29     6.541       586    274,873.25     57.77          60.48
60.01% to 65.00%.......            10      2,920,563.73        0.78     6.490       624    292,056.37     63.57          66.01
65.01% to 70.00%.......            54     10,586,021.88        2.81     6.661       600    196,037.44     68.91          70.93
70.01% to 75.00%.......            54     11,032,090.91        2.93     7.198       564    204,297.98     74.01          56.31
75.01% to 80.00%.......           130     30,317,222.24        8.04     6.653       607    233,209.40     79.28          53.49
80.01% to 85.00%.......           132     24,612,616.20        6.53     6.856       589    186,459.21     84.18          75.93
85.01% to 90.00%.......           381     88,378,046.06       23.45     6.725       631    231,963.38     87.79          53.15
90.01% to 95.00%.......           140     35,781,438.70        9.49     6.614       666    255,581.71     87.45          61.81
95.01% to 100.00%......           712    171,388,433.62       45.48     6.209       673    240,714.09     83.08          44.80
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the Combined Loan-to-Value Ratios of the Pool 2 Initial Mortgage Loans ranged from 28.00% to 100.00% and the weighted average Combined Loan-to-Value Ratio for the Pool 2 Initial Mortgage Loans was approximately 92.18%.

               LOAN PURPOSE FOR THE POOL 2 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
LOAN PURPOSE                 LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-----------------------    ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
Purchase...............           845  $ 198,953,223.71       52.79%    6.383%      668  $ 235,447.60     83.22%         41.27%
Refinance - Cashout....           732    168,989,346.23       44.84     6.608       621    230,859.76     83.73          64.32
Refinance - Rate/Term..            44      8,904,183.90        2.36     6.712       623    202,367.82     81.13          76.43
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

       TYPES OF MORTGAGED PROPERTIES FOR THE POOL 2 INITIAL MORTGAGE LOANS

                               NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                             OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                              MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
PROPERTY TYPE                  LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
---------------------------  ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
Condominium................         133  $  32,447,728.30        8.61%    6.334%      653  $ 243,967.88     84.90%         51.89%
Planned Unit Development...         252     64,564,950.19       17.13     6.405       648    256,210.12     82.74          54.94
Rowhouse...................           5        908,177.10        0.24     7.851       653    181,635.42     80.39          31.55
Single Family Attached.....           3        383,971.97        0.10     7.716       613    127,990.66     81.80          30.00
Single Family Detached.....       1,197    271,131,797.65       71.95     6.524       643    226,509.44     83.47          51.96
Townhouse..................           8      1,252,831.31        0.33     6.941       628    156,603.91     83.94          95.32
Two Family.................          23      6,157,297.32        1.63     6.444       700    267,708.58     79.99          45.53
                             ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..................       1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                             ==========  ================  ==========  ========  ========  ============  ========  =============

           DOCUMENTATION SUMMARY FOR THE POOL 2 INITIAL MORTGAGE LOANS

                               NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                             OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                              MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
DOCUMENTATION                  LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
---------------------------  ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
12 Month Bank Statements...          91  $  27,926,910.72        7.41%    6.514%      637  $ 306,889.13     85.16%          0.00%
24 Month Bank Statements...          76     22,199,513.89        5.89     6.188       623    292,098.87     83.89           0.00
Full Documentation.........         941    197,602,673.30       52.44     6.383       627    209,992.21     84.50         100.00
Limited Documentation......           7      1,398,532.69        0.37     6.000       634    199,790.38     79.18           0.00
Stated Income
   Self-Employed...........         203     50,807,215.78       13.48     6.884       664    250,281.85     80.56           0.00
Stated Income Wage Earner..         303     76,911,907.46       20.41     6.601       689    253,834.68     81.74           0.00
                             ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..................       1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                             ==========  ================  ==========  ========  ========  ============  ========  =============

              OCCUPANCY TYPES FOR THE POOL 2 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
OCCUPANCY                    LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
------------------------   ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
Investment Property.....          135  $  20,794,271.93        5.52%    7.088%      677  $ 154,031.64     82.56%         40.89%
Primary Home............        1,485    355,942,081.91       94.45     6.457       644    239,691.64     83.45          53.13
Second Home.............            1        110,400.00        0.03     7.500       644    110,400.00     80.00           0.00
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:...............        1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

         MORTGAGE LOAN AGE SUMMARY FOR THE POOL 2 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
MORTGAGE LOAN AGE           MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
(Months)                     LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------  ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
0........................         660  $ 147,597,211.74       39.17%    6.720%      648  $ 223,632.14     83.19%         48.72%
1........................         730    168,781,669.30       44.79     6.446       646    231,207.77     83.63          50.79
2........................         223     58,094,325.49       15.42     6.068       639    260,512.67     83.24          66.40
3........................           8      2,373,547.31        0.63     5.883       668    296,693.41     84.30          59.28
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:................       1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the weighted average age of the Pool 2 Initial Mortgage Loans was approximately 1 month.

     ORIGINAL PREPAYMENT PREMIUM TERM FOR THE POOL 2 INITIAL MORTGAGE LOANS

                            NUMBER OF      AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                             INITIAL       PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
ORIGINAL PREPAYMENT          MORTGAGE       BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
PREMIUM TERM                  LOANS       OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------   ---------  ----------------  ----------  --------  --------  ------------  --------  -------------
None....................          306  $  55,138,800.03       14.63%    7.208%      641  $ 180,192.16     83.21%         50.36%
6 months................           35      3,589,506.46        0.95     7.026       616    102,557.33     83.85          65.18
12 months...............           22      6,374,539.90        1.69     6.446       640    289,751.81     84.13          62.69
24 months...............        1,051    259,289,526.06       68.81     6.369       646    246,707.45     83.50          51.01
30 months...............           80     16,636,790.11        4.41     6.562       622    207,959.88     83.07          49.54
36 months...............          127     35,817,591.28        9.50     6.200       663    282,028.28     82.96          64.18
                            ---------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:...............        1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                            =========  ================  ==========  ========  ========  ============  ========  =============

        The weighted average original prepayment premium term with respect to the Pool 2 Initial Mortgage Loans having prepayment penalties was approximately 25 months.

               CREDIT SCORES FOR THE POOL 2 INITIAL MORTGAGE LOANS

                            NUMBER OF      AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                             INITIAL       PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                             MORTGAGE       BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
RANGE OF  CREDIT SCORES       LOANS       OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------   ---------  ----------------  ----------  --------  --------  ------------  --------  -------------
500 or less.............            2  $     368,881.42        0.10%    7.750%      500  $ 184,440.71     66.63%        100.00%
501 to 525..............           63      9,984,822.89        2.65     7.612       515    158,489.25     78.12          90.29
526 to 550..............          126     21,670,848.91        5.75     7.330       538    171,990.86     80.64          79.77
551 to 575..............          125     24,294,125.93        6.45     7.101       563    194,353.01     84.79          66.17
576 to 600..............          137     28,753,146.93        7.63     6.730       588    209,876.98     85.20          73.89
601 to 625..............          160     38,657,952.62       10.26     6.531       614    241,612.20     83.99          65.92
626 to 650..............          302     69,896,793.83       18.55     6.454       638    231,446.34     83.68          58.10
651 to 675..............          233     59,053,663.41       15.67     6.345       664    253,449.20     84.36          43.57
676 to 700..............          225     58,381,922.70       15.49     6.201       687    259,475.21     82.71          32.96
701 to 725..............          131     35,076,512.36        9.31     6.126       711    267,759.64     82.74          30.60
726 to 750..............           70     18,575,540.11        4.93     6.065       737    265,364.86     83.75          41.05
751 to 775..............           35      8,413,004.08        2.23     6.284       761    240,371.55     82.31          31.96
776 to 800..............            9      3,184,938.65        0.85     5.930       783    353,882.07     84.07          33.74
801 or above............            3        534,600.00        0.14     5.870       808    178,200.00     82.54          79.31
                            ---------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:...............        1,621   $376,846,753.84      100.00%    6.492%      646  $ 232,477.95    83.40%         52.44%
                            =========  ================  ==========  ========  ========  ============  ========  =============

        The Credit Scores of the Pool 2 Initial Mortgage Loans that were scored as of their respective origination ranged from 500 to 814 and the weighted average Credit Score of the Pool 2 Initial Mortgage Loans that were scored as of their respective origination was approximately 646.

           CREDIT GRADE SUMMARY FOR THE POOL 2 INITIAL MORTGAGE LOANS

                            NUMBER OF      AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                             INITIAL       PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                             MORTGAGE       BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
CREDIT GRADE                  LOANS       OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------   ---------  ----------------  ----------  --------  --------  ------------  --------  -------------
A+......................           64  $  17,997,582.11        4.78%    6.500%      630  $ 281,212.22     87.88%         75.50%
A.......................        1,284    312,658,861.87       82.97     6.362       661    243,503.79     83.43          46.86
A-......................           94     18,506,620.79        4.91     7.020       564    196,878.94     83.86          74.00
B+......................           48      7,446,508.70        1.98     7.156       530    155,135.60     85.52          85.82
B.......................           65     11,495,934.50        3.05     7.448       546    176,860.53     80.92          81.40
C.......................           55      7,505,026.09        1.99     8.113       534    136,455.02     74.72          90.97
D.......................           11      1,236,219.78        0.33     8.517       530    112,383.62     67.51         100.00
                            ---------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:...............        1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                            =========  ================  ==========  ========  ========  ============  ========  =============

               GROSS MARGINS FOR THE POOL 2 INITIAL MORTGAGE LOANS

                            NUMBER OF      AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                             INITIAL       PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
                             MORTGAGE       BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
RANGE OF GROSS MARGINS        LOANS       OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------   ---------  ----------------  ----------  --------  --------  ------------  --------  -------------
4.501% to 5.000%.......             5  $   1,463,154.30        0.39%    5.183%      646  $ 292,630.86     84.49%        100.00%
5.001% to 5.500%.......           755    203,612,794.15       54.03     6.170       652    269,685.82     83.66          61.43
5.501% to 6.000%.......           480    110,092,834.83       29.21     6.628       642    229,360.07     83.29          43.13
6.001% to 6.500%.......           381     61,677,970.56       16.37     7.340       629    161,884.44     82.74          38.23
                            ---------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                            =========  ================  ==========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the gross margins for the Pool 2 Initial Mortgage Loans ranged from 4.650% per annum to 6.250% per annum and the weighted average gross margin of the Pool 2 Initial Mortgage Loans was approximately 5.657% per annum.

          MAXIMUM MORTGAGE RATES FOR THE POOL 2 INITIAL MORTGAGE LOANS

                             NUMBER        AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                           OF INITIAL      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
RANGE OF MAXIMUM            MORTGAGE        BALANCE       MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
MORTGAGE RATES               LOANS        OUTSTANDING       POOL      COUPON    SCORE     OUTSTANDING     LTV    DOCUMENTATION
------------------------   ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
10.501% to 11.000%......           32  $  11,016,588.49        2.92%    4.913%      691  $ 344,268.39     81.04%         82.28%
11.001% to 11.500%......          102     33,567,024.69        8.91     5.351       677    329,088.48     82.72          68.40
11.501% to 12.000%......          313     93,996,837.66       24.94     5.843       663    300,309.39     83.24          60.19
12.001% to 12.500%......          305     81,161,856.40       21.54     6.318       652    266,104.45     83.66          48.03
12.501% to 13.000%......          306     68,051,770.95       18.06     6.816       636    222,391.41     84.03          41.37
13.001% to 13.500%......          225     41,613,054.95       11.04     7.299       627    184,946.91     83.85          41.49
13.501% to 14.000%......          197     30,471,971.79        8.09     7.809       606    154,680.06     83.79          48.66
14.001% to 14.500%......           67      9,373,905.39        2.49     8.260       594    139,909.04     83.91          56.35
14.501% to 15.000%......           52      5,876,426.43        1.56     8.784       564    113,008.20     78.60          55.72
15.001% to 15.500%......           13      1,249,960.44        0.33     9.210       570     96,150.80     82.62          72.61
15.501% to 16.000%......            9        467,356.65        0.12     9.721       527     51,928.52     72.20          68.11
                           ----------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:...............        1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                           ==========  ================  ==========  ========  ========  ============  ========  =============

        As of the Initial Cut-off Date, the Maximum Mortgage Rates for the Pool 2 Initial Mortgage Loans ranged from 10.590% per annum to 15.880% per annum and the weighted average Maximum Mortgage Rate for the Pool 2 Initial Mortgage Loans was approximately 12.492% per annum.

         NEXT RATE ADJUSTMENT DATE FOR THE POOL 2 INITIAL MORTGAGE LOANS

                            NUMBER OF      AGGREGATE                           WEIGHTED     AVERAGE    WEIGHTED
                             INITIAL       PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE     PRINCIPAL   AVERAGE      PERCENT
NEXT RATE ADJUSTMENT        MORTGAGE       BALANCE        MORTGAGE   AVERAGE    CREDIT      BALANCE    ORIGINAL      FULL
DATE                         LOANS       OUTSTANDING       POOL      COUPON     SCORE     OUTSTANDING    LTV     DOCUMENTATION
-------------------------   ---------  ----------------  ----------  --------  --------  ------------  --------  -------------
March 2006.............             7  $   1,917,547.31        0.51%    5.914%      660  $ 273,935.33     85.32%         49.60%
April 2006.............           196     50,079,166.01       13.29     6.106       636    255,505.95     83.33          65.38
May 2006...............           646    147,832,057.94       39.23     6.472       643    228,842.19     83.84          49.03
June 2006..............           604    134,188,064.74       35.61     6.737       646    222,165.67     83.12          48.40
July 2006..............             3        473,065.00        0.13     7.678       602    157,688.33     86.79          27.59
April 2007.............             5      1,112,105.14        0.30     6.277       622    222,421.03     85.21          89.50
May 2007...............            22      5,185,778.07        1.38     6.450       649    235,717.19     83.67          60.76
June 2007..............            27      6,273,701.00        1.66     6.744       657    232,359.30     83.09          40.29
March 2009.............             1        456,000.00        0.12     5.750       701    456,000.00     80.00         100.00
April 2009.............            22      6,903,054.34        1.83     5.761       666    313,775.20     82.23          70.02
May 2009...............            62     15,763,833.29        4.18     6.202       666    254,255.38     81.67          63.97
June 2009..............            26      6,662,381.00        1.77     6.298       669    256,245.42     84.31          64.43
                            ---------  ----------------  ----------  --------  --------  ------------  --------  -------------
   Total:..............         1,621  $ 376,846,753.84      100.00%    6.492%      646  $ 232,477.95     83.40%         52.44%
                            =========  ================  ==========  ========  ========  ============  ========  =============

PRE-FUNDING AND CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

        On the Closing Date, the excess of the aggregate Class Principal Amount of the Notes over the sum of the aggregate Scheduled Principal Balance of the Initial Mortgage Loans as of the Initial Cut-off Date and the initial Overcollateralization Amount, which amount is not expected to exceed approximately $249,211,419, will be deposited in an account (the "Pre-Funding Account") established and maintained by the Trust Administrator on behalf of the Noteholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the Seller, and will not be available for payments on the Notes. From the Closing Date to September 29, 2004 (the "Pre-Funding Period"), the Depositor is expected to purchase Subsequent Mortgage Loans indirectly through an affiliate from the Seller and sell such Subsequent Mortgage Loans to the Trust. The maximum aggregate principal balance of Subsequent Mortgage Loans to be transferred to the Trust for Pool 1 and Pool 2 is approximately $124,123,589 and $125,087,830, respectively. The Subsequent Mortgage Loans purchased by the Trust from each such amount will be allocated to the related Mortgage Pool. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the amounts in the Pre-Funding Account allocated to that Mortgage Pool. Accordingly, the purchase of Subsequent Mortgage Loans for a Mortgage Pool will decrease the amount on deposit in the Pre-Funding Account for that Mortgage Pool and increase the aggregate Scheduled Principal Balance of the Mortgage Loans in that Mortgage Pool. The characteristics of the Mortgage Loans in the Trust will vary upon the acquisition of Subsequent Mortgage Loans. The obligation of the Trust to purchase Subsequent Mortgage Loans during the Pre-Funding Period is subject to the following requirements:

     o such Subsequent Mortgage Loan may not be more than one calendar month contractually delinquent as of the related Subsequent Cut-off Date;

     o such Subsequent Mortgage Loan may not have a final maturity date later than August 2034;

     o the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;

     o such Subsequent Mortgage Loan will have a Mortgage Rate not less than 4.590% per annum;

     o such Subsequent Mortgage Loan will not have an Original Loan-to-Value Ratio greater than 95%;

     o such Subsequent Mortgage Loan will have a principal balance not greater than $655,000;

     o such Subsequent Mortgage Loan will be secured by a first lien on a mortgaged property; and

     o such Subsequent Mortgage Loan will be otherwise acceptable to the Rating Agencies.

        Following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Pool and each Mortgage Pool will have the following characteristics (based upon the characteristics of the (a) Initial Mortgage Loans as of the Initial Cut-off Date and (b) Subsequent

Mortgage Loans as of the date such subsequent mortgage loans are transferred to the Trust (each, the "Subsequent Cut-off Date"):

        Mortgage Pool

          o a weighted average current Mortgage Rate of at least 6.460% per annum;

          o a weighted average remaining term to stated maturity of less than 360 months;

          o a weighted average Original Loan-to-Value Ratio of not more than 84%;

          o    a weighted average Credit Score of at least 642;

          o no more than 45% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances;

          o no more than 37% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period were originated pursuant to a stated income documentation program;

          o no more than 61% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be an interest-only loan;

          o no more than 8% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be a 5/1 Treasury ARM; and

          o no more than 5% of the Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be a 3/27 LIBOR ARM.

        Pool 1

          o a weighted average current Mortgage Rate of at least 6.490% per annum;

          o a weighted average remaining term to stated maturity of less than 360 months;

          o a weighted average Original Loan-to-Value Ratio of not more than 83%;

          o    a weighted average Credit Score of at least 640;

          o no more than 44% of the Pool 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances;

          o no more than 38% of the Pool 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period were originated pursuant to a stated income documentation;

          o no more than 56% of the Pool 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be an interest-only loan;

          o no more than 8% of the Pool 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be a 5/1 Treasury ARM; and

          o no more than 5% of the Pool 1 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be a 3/27 LIBOR ARM.

        Pool 2

          o a weighted average current Mortgage Rate of at least 6.440% per annum;

          o a weighted average remaining term to stated maturity of less than 360 months;

          o a weighted average Original Loan-to-Value Ratio of not more than 85%; and

          o    a weighted average Credit Score of at least 643;

          o no more than 46% of the Pool 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be used for cash-out refinances;

          o no more than 36% of the Pool 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period were originated pursuant to a stated income documentation;

          o no more than 65% of the Pool 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be an interest-only loan;

          o no more than 8% of the Pool 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be a 5/1 Treasury ARM; and

          o no more than 5% of the Pool 2 Mortgage Loans by Aggregate Loan Balance at the end of the Pre-Funding Period will be a 3/27 LIBOR ARM.

        Notwithstanding the above conditions with respect to either individual Subsequent Mortgage Loans or the Mortgage Loans in aggregate, the delivery of Subsequent Mortgage Loans will be subject to the condition that the then current rating of each class of Notes will not be withdrawn or lowered as a result of the delivery of such Subsequent Mortgage Loans.

                             ADDITIONAL INFORMATION

        The description in this Prospectus Supplement of the Mortgage Pools and the Mortgaged Properties is based upon each Mortgage Pool as constituted at the close of business on the Initial Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Transfer and Servicing Agreement, Indenture and Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

        Pursuant to the Transfer and Servicing Agreement, the Trust Administrator will prepare a monthly statement to Noteholders containing certain information regarding the Notes and the

Mortgage Pools. The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator's website. The Trust Administrator's website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above option are entitled to have a paper copy mailed to them via first class by notifying the Trust Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Trust Administrator, Fieldstone Mortgage Investment Trust, Series 2004-3. The Trust Administrator will have the right to change the way such reports are paid in order to make such payments more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

                             UNDERWRITING GUIDELINES

        The information in this section has been provided by the Seller and none of the Depositor, the Trust Administrator, the Indenture Trustee, the Owner Trustee, the Underwriters, the Servicer, the Master Servicer, the Subservicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

        All of the Mortgage Loans were originated generally in accordance with the underwriting guidelines established and maintained by FMC, a nationwide mortgage banking company and wholly-owned subsidiary of FIC.

GENERAL

        Fieldstone Mortgage Company, or FMC ("FMC"), originates, finances, sells, securitizes and services both conforming loans and non-conforming loans secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC focuses on providing the best loan available for a given borrower's needs and credit history. FMC's conforming loans are loans that meet the underwriting criteria required for a mortgage loan to be saleable to a federally owned or sponsored mortgage agency, such as Ginnie Mae, Fannie Mae or Freddie Mac, the borrowers of which generally have strong credit payment histories and relatively low levels of consumer debt, or are eligible for government guaranteed mortgages. A non-conforming loan generally does not meet the eligibility requirements of Ginnie Mae, Fannie Mae or Freddie Mac because the borrower's cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market. FMC's non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value (LTV) ratios, less income documentation, and/or higher debt ratios than conforming borrowers.

        FMC's principal executive offices are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and its main telephone number is 410-772-7200. Fieldstone Investment Corporation, or FIC ("FIC"), FMC's parent company, has elected to be taxed as a real estate investment trust.

        The Mortgage Loans included in the Trust are non-conforming loans.

        FMC originates loans primarily in the wholesale market, through mortgage brokers. FMC also originates loans directly with customers through its retail branch network.

        The following table summarizes certain information regarding FMC's total loan originations:

                                    AS OF
                                   MARCH 31,                       YEAR ENDED DECEMBER 31,
                                 ------------    -------------------------------------------------------------
                                     2004            2003            2002            2001            2000
                                 ------------    ------------    ------------    ------------    ------------
                                                                (in thousands)
Aggregate Loan Originations
   Non-Conforming Loans ......   $  1,285,109    $  5,148,182    $  2,479,323    $  1,175,389    $    681,135
      As a percentage of total
         originations ........             81%             70%             62%             52%             60%
   Conforming Loans ..........   $    309,450    $  2,223,868    $  1,537,084    $  1,070,455    $    459,192
      As a percentage of total
         originations ........             19%             30%             38%             48%             40%
     Total Originations ......   $  1,594,559    $  7,372,050    $  4,016,407    $  2,245,844    $  1,140,327
                                 ============    ============    ============    ============    ============

        Non-Conforming Loan Products

        Each mortgage loan originated by FMC is underwritten pursuant to FMC's underwriting guidelines by FMC underwriters prior to the loan closing. FMC's underwriting process considers a combination of factors in deciding whether to approve a loan, including the borrower's income documentation, LTV, mortgage and consumer credit payment history, property type and credit score. Nevertheless, each program relies upon an underwriter's analysis of each borrower's ability to repay the loan according to its terms, the risk that the borrower will not repay, the fees and rates charged, the value of the collateral, the benefit the loan is providing to the borrower, and the loan amounts relative to the risk. FMC's underwriting standards are applied in a standardized manner that complies with applicable federal and state laws and regulations.

        FMC underwrites its non-conforming loans to meet the specific guidelines of one of FMC's four first-lien loan programs and, if applicable, one of its three second-lien loan programs. In practice, FMC almost always originates its second-lien loans in conjunction with a first-lien loan at a simultaneous closing. Each of FMC's first-lien and second-lien programs, described briefly below, offers features that are unique. FMC's general underwriting and compliance guidelines, however, are consistent across all programs:

        o Wall Street: The Wall Street program utilizes both credit score and mortgage history and offers loans for borrowers with Alt-A credit. This program offers both first and second liens.

        o Bay Street: The Bay Street program is credit score driven and offers high LTV loans (up to 95%) for borrowers with strong subprime credit. This program offers first liens only.

        o High Street: The High Street program utilizes traditional credit underwriting and offers high LTV loans (up to 100%) for borrowers with strong credit histories and good subprime credit. This program offers both first and second liens.

        o Main Street: The Main Street program offers lower LTV loans for borrowers with subprime credit. This program offers first liens only.

        o South Street: The South Street program is credit score driven and offers lower LTV loans (up to 70%) for borrowers with limited credit. This program offers first liens only and does not allow subordinate financing.

        Any of the first lien programs may be combined with one of the second lien programs. For example, a High Street first lien can close simultaneously with a Wall Street second lien. Allowable loan to values (LTVs) and combined, first and second, loan to values (CLTVs) for each program are identified within the individual program guidelines.

THE FIELDSTONE UNDERWRITING GUIDELINES

        Each non-conforming mortgage loan that FMC originates is underwritten in accordance with FMC's underwriting guidelines. FMC's underwriting guidelines are designed to help FMC underwriters evaluate a borrower's credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. For the non-conforming loans, FMC underwriters review the borrower's credit history from all three nationally-recognized credit bureaus. FMC also uses credit scores ("Credit Scores") provided by credit reporting agencies as part of its underwriting process.

        For most of FMC's higher debt ratio and higher LTV loan programs, no exceptions are allowed to the underwriting guidelines. However, for lower LTV loans or for borrowers with lower debt ratios, FMC's policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income. FMC's underwriting process and guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

        FMC Underwriting Personnel. All of FMC's non-conforming loans are underwritten by FMC's on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC underwriters review each non-conforming loan in one of its eleven regional funding centers. FMC believes that this regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its loan originators and branch managers, its information systems, and its rigorous quality control process ensure the continued high quality of the loans.

        Underwriting Guidelines. FMC underwriting guidelines are established by FMC's credit committee, which is composed of FMC's President, Executive Vice President for Secondary Marketing and Chief Credit Officer. The credit committee meets regularly to review proposed changes to underwriting guidelines. If an individual loan application does not meet FMC's formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower's obligations, the loan origination teams and underwriters can make underwriting exceptions with a manager's written approval. These exceptions must be within formal exception policies and approval authorities.

        Credit Classifications. A critical function of the underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. FMC has established six principal classifications, "A+" to "D," with respect to the credit profile of potential borrowers, and FMC underwriters assign a rating to each loan based upon these classifications. Credit grades for each loan program are assigned by analyzing factors such as mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio.

        Guidelines-First Priority Liens

        The following tables set forth the LTV and debt service-to-income ratio maximums for FMC's non-conforming first lien loan programs based upon documentation type, property type and credit (see "-- Employment, Income and Asset Verification and Source of Funds" below):

              WALL STREET - SINGLE FAMILY, PUD, CONDO AND 2-4 UNITS
                          (Credit Score-Driven Program)

                                                                         LTV (IN %)                    (IN %)
                                                        -------------------------------------------   -------
                                       TIME ELAPSED     FULL DOC    STATED    FULL DOC     STATED     MAXIMUM
    CREDIT  MORTGAGE    CONSUMER          SINCE          OWNER       OWNER    NON-OWNER   NON-OWNER     DEBT
    SCORE   HISTORY      CREDIT          BK / FC        OCCUPIED   OCCUPIED   OCCUPIED    OCCUPIED    RATIO *
    ------  --------   ----------     ---------------   --------   ---------  ---------   ---------   -------
A   660+      1x30         Not        24 mo BK/ 36 mo       85        85          80          80         50
    620-      1x30     considered           FC              85        85          80          80         50
    659                    Not        24 mo BK/ 36 mo
                       considered           FC

* Debt Ratio Exceptions to 55% are allowed under the following circumstances:

        o       Owner Occupied, Full Doc only (Bank Statement not allowed);
        o       Minimum 640 score for Primary Wage Earner;
        o       No 2-4 unit purchases;
        o Bankruptcies or foreclosures, if any, must have occurred a minimum of 36 months prior-to loan closing, and
        o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

  BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=
                number of 30 day delinquencies in last 12 months

              BAY STREET - SINGLE FAMILY, PUD, CONDO AND 2-4 UNITS
                          (Credit Score-Driven Program)

                                                                                 LTV (IN %)                          (IN %)
                                                                    ---------------------------------------------    -------
                                            TIME                                           FULL DOC
                                           ELAPSED                  FULL DOC     STATED      NON-        STATED      MAXIMUM
        CREDIT   MORTGAGE      CONSUMER     SINCE      PROPERTY      OWNER       OWNER      OWNER       NON-OWNER      DEBT
        SCORE    HISTORY        CREDIT     BK / FC       TYPE       OCCUPIED    OCCUPIED   OCCUPIED     OCCUPIED     RATIO**
       -------   --------     ----------   -------     --------     --------    --------   --------     ---------   --------
A        625+      N.A.*          Not      24 mo          SFD,          95         90         90          ***
       600-624                considered   BK and         PUD,          95         75         85          ***          50
       575-599                                FC          Row,          90         75         80          ***
                                                         Condo
A        625+      N.A.*          Not      24 mo                        95         85         85          ***
       600-624                considered   BK and       2-4 Unit        95         75         85          ***          50
       575-599                                FC                        90         75         80          ***

----------
* Prior mortgage loan cannot be more than one month delinquent at origination of new loan with FIC. If housing history is not reported and rated on the credit report, a maximum of 2x30 is allowed within the last 12 months as reported by the verification of mortgage.
** Bay Street allows for 55% Debt Ratio for Full Doc loans with combined loan-to-values less than or equal to 85%. Bay Street also allows for an exception to the 55% Maximum Debt Ratio for Full Doc loans with combined loan-to-values greater than 85% but less than or equal to 95% under the following circumstances:

        o       Owner Occupied, Full Doc only (Bank Statement not allowed);
        o       Minimum 640 score for Primary Wage Earner;
        o       No 2-4 unit purchases;
        o Bankruptcies or foreclosure, if any, must have occurred a minimum of 36 months prior-to loan closing
        o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.
***     No programs were available.

  BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=
                number of 30 day delinquencies in last 12 months

             HIGH STREET - SINGLE FAMILY, PUD, CONDO AND 2-4 UNITS*

                                                                             LTV (IN %)                         (IN %)
                                                             ---------------------------------------------    ----------
                                                    TIME
                            CONSUMER   CONSUMER    ELAPSED   FULL DOC    STATED     FULL DOC      STATED        MAXIMUM
                MORTGAGE     CREDIT     CREDIT     SINCE       OWNER      OWNER     NON-OWNER    NON-OWNER       DEBT
        SCORE   HISTORY       >90%      <= 90%     BK / FC   OCCUPIED   OCCUPIED    OCCUPIED     OCCUPIED        RATIO
        -----   --------   ----------  --------   --------   --------   --------    ---------    ---------    ----------
A+       680      0x30     0x30 major    2x30       24 mo        100         100         80           75           50
         640                 OR 640                  BK/         100          90         80           75       (55% with
         580                                        36 mo        100          85         80           75       640+ score)
                                                     FC
A        680      1x30     2x30 major    5x30      24 mo         100         100         75           75
         640                 OR 610                 BK/          100          90         75           75           50
         580                                       36 mo         100          85         75           75       (55% with
         540                                        FC            90          85         75           75       640+ score)
B+       500      2x30        N/A        5x30,     24 mo          90          75         **           **           50
                                         2x60
B        500      3x30        N/A        3x60,     24 mo          85          70         **           **           50
                  1x60                   1x90
C+       500      2x60        N/A        2x90      24 mo          75          65         **           **           50
C        500      0x90        N/A      500 score   12 mo          70          60         **           **           50

----------
* 2-4 Unit refinance transactions are allowed up to the maximum loan-to-value according to credit grade as shown in the grid above. 2-4 Unit purchase transactions are available with Full Documentation only up to a maximum of 90% loan-to-value/combined loan-to-value and are available only with a credit grade of A+, A or B+.
**   No programs were available.

  BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; Housing History-# of
 30-, 60- or 90-delinquencies in last 12 months; Consumer Credit 90%=History of consumer delinquency for loans where LTV >90%

               MAIN STREET - SINGLE FAMILY, PUD, CONDO AND 2 UNITS
                     (3-4 UNITS REQUIRE A 5% LTV REDUCTION)

                                                                        LTV (in %)                         (in %)
                                                    -------------------------------------------------     -------
                                       TIME
                                      ELAPSED       FULL DOC      STATED      FULL DOC       STATED       MAXIMUM
        MORTGAGE      CONSUMER         SINCE          OWNER       OWNER       NON-OWNER     NON-OWNER      DEBT
         HISTORY       CREDIT         BK / FC       OCCUPIED     OCCUPIED     OCCUPIED      OCCUPIED      RATIO*
        --------   -------------      -------       --------     --------     ---------     ---------     -------
A         1x30     30's, No 60's       24 mo           90           80           85             **           50
A-        3x30         30's,           24 mo           90           80           80             **           50
                   Isolated 60's
B         1x60         60's,           18 mo           85           75           75             **           50
                   Isolated 90's
C         1x90         90's,           12 mo           80           70           70             **           50
                      Isolated
                       120's
D        No NOD      500 score      Less than 12       70           **           **             **           50
                                         mo

----------
* Main Street allows for 55% Debt Ratio for Full Doc loans with combined loan-to-values less than or equal to 85%. Main Street also allows for an exception to the 55% Maximum Debt Ratio for Full Doc loans with combined loan-to-values greater than 85% but less than or equal to 90% under the following circumstances:
     o    Owner Occupied, Full Doc only (Bank Statement not allowed);
     o    Minimum 640 score for Primary Wage Earner;
     o    No 2-4 unit purchases;
     o Bankruptcies or foreclosures, if any, must have occurred a minimum of 36 months prior-to loan closing; and
     o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.
**   No programs were available.

     BK=Bankruptcy; FC=Foreclosure; NOD=Notice of Default; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company; Housing History-# of 30-, 60- or 90-delinquencies in last 12 months

South Street - Single Family, PUD, Condo and 2 Units*

                                                                      LTV (in %)                        (in %)
                                                   ----------------------------------------------   -------------
                                          TIME
                                         ELAPSED   FULL DOC     STATED     FULL DOC      STATED
         FICO     MORTGAGE    CONSUMER    SINCE     OWNER        OWNER     NON-OWNER    NON-OWNER      MAXIMUM
         SCORE    HISTORY      CREDIT    BK / FC   OCCUPIED    OCCUPIED    OCCUPIED     OCCUPIED     DEBT RATIO
         -----    --------   ----------  -------   --------    --------    ---------    ---------   -------------
                                          1 day
                                 Not      BK/ 12                                                    Full Doc 55%,
    A     575      N/A**     considered   mo FC       70          70          70            70       Stated 50%

----------
*    South Street program implemented February 2, 2004.
**   Prior mortgage loan cannot be more than one month delinquent at closing.

  BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban
            Development; LTV=Loan to Value; FICO=Fair Isaac & Company

        Property and Appraisal Information. FMC requires a full appraisal of each property to be pledged as collateral in connection with the origination of each loan. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. FMC also requires that appraisals address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes cost analyses (when appropriate) based upon both the current cost of constructing a similar home and a market value analysis based upon recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Before FMC funds any mortgage loan, FMC requires every appraisal to be reviewed by either a non-Affiliated appraisal review firm or by one of its qualified underwriters using additional data to evaluate the appraisal. In conjunction with the appraisal review policy, FMC requires that either automated value measures, field reviews or second full appraisals on each of its non-conforming loans are ordered to validate the appraisals. The appraisal review process mandates that an appraisal be separately validated unless, in limited circumstances, an FMC underwriter certifies the value of the property without review. The appraisal may not be more than 180 days old on the day the loan is funded.

        Employment, Income and Asset Verification and Source of Funds. FMC's underwriting guidelines include review of the income of each applicant pursuant to the loan programs. Under each of these programs, FMC personnel review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, and calculate debt service-to-income ratios to determine the applicant's ability to repay the loan.

        FMC offers five levels of income documentation, all of which require verbal verification of employment within five days of loan closing:

        o Full Documentation: Current pay stubs and W-2s for wage earners and two years' tax returns for self-employed borrowers are required for this documentation option. Any borrowers receiving fixed income of any kind must fully verify all income used for qualifying.

        o 24 Months of Bank Statements: This documentation option is allowed for all employment types and uses an average of deposits for the most recent 24 months. This documentation level is typically considered the same as full documentation for LTV and pricing purposes.

        o 12 Months of Bank Statements: This documentation option is allowed for self-employed borrowers only. This documentation level is typically considered the same as full documentation for LTV purposes, but does not require an add-on to the full documentation coupon.

        o Limited Documentation: Acceptable verification of income for this documentation option is determined by the borrower's type of employment; year-to-date pay stub, most recent 1099 and six-months of bank statements are all allowed depending on whether the borrower is a wage earner, a contractor or is self-employed, respectively. This documentation option requires a LTV reduction but does not require an add-on to the full documentation coupon.

        o Stated Documentation: This documentation option is allowed for all employment types. Wage-earners must verify two years of employment in the same profession. Self-employed borrowers must provide evidence that the business has been owned and operated for at least two years. This documentation option requires both an LTV reduction and an add-on to the full documentation coupon.

        Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all full documentation programs. The guidelines generally require a standard verification of deposit, two months' consecutive bank statements or other documentation accepted by FMC underwriters.

        Quality Control. FMC's Quality Control department consists of five auditors located at FMC's home office. The quality control department generally reviews and re-underwrites approximately 7% of all of the loans that are originated. These loans are generally a statistically representative random sample, although FMC may make targeted samples of loans at the request of management.

        The quality control department reports on a regular basis all of its findings to members of senior management and to the respective managers so that they can implement corrective actions. FMC management analyzes the results of these audits as well as performance trends and servicing issues. Based upon this analysis, FMC will take corrective actions as necessary.

                               THE MASTER SERVICER

        The information in this section has been provided by Wells Fargo Bank, N.A. ("Wells Fargo" or the "Master Servicer"), and none of the Depositor, the Trust Administrator, the Indenture Trustee, the Owner Trustee, the Seller, the Underwriters, the Servicer, the Subservicer or any of their respective affiliates has made or will make any representation or warranty as to the accuracy or completeness of this information.

        Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo is one of the banking subsidiaries of Wells Fargo & Company.

                                  THE SERVICER

        Fieldstone Servicing Corp. (the "Servicer") will be named as Servicer of the Mortgage Loans under the Transfer and Servicing Agreement. All of the Mortgage Loans, however, will be subserviced by Chase, as Subservicer (the "Subservicer"), which will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Transfer and Servicing Agreement. Notwithstanding the obligations of the Subservicer to service the Mortgage Loans, the Servicer will remain responsible, pursuant to the terms of the Transfer and Servicing Agreement, for the acts and omissions of the Subservicer in respect of its obligation to service the Mortgage Loans. Under the Transfer and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer or the Subservicer is not performing, or is unable to perform, its duties and obligations under the Transfer and Servicing Agreement. See "Servicing of the Mortgage Loans" below.

                                 THE SUBSERVICER

CHASE MANHATTAN MORTGAGE CORPORATION

        The information set forth in the following paragraphs has been provided by Chase Manhattan Mortgage Corporation ("Chase"). None of the Depositor, the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Master Servicer, the Servicer, the Underwriters, the Seller or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

        Chase, a New Jersey corporation founded in 1920, is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. Chase is engaged in the mortgage origination and servicing businesses and is a HUD-Approved mortgagee. Chase is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. Chase makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first and second liens on such property. Chase's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

        On January 14, 2004, J.P. Morgan Chase & Co. and Bank One Corporation entered into an Agreement and Plan of Merger. The agreement provides that Bank One Corporation will be merged with and into J.P. Morgan Chase & Co. with J.P. Morgan Chase & Co. as the surviving entity. The merger is expected to close July 1, 2004.

        Set forth below is the historical delinquency, foreclosure and loan loss data for Chase's portfolio of fixed rate and adjustable rate sub-prime mortgage loans which were originated or purchased by Chase and subsequently securitized in asset-backed transactions (the "Chase Subprime Securitized Servicing Portfolio" ). The Chase Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of Chase, and many of the mortgage loans in the Chase Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the Chase Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the Chase Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans could be significantly worse. Moreover, the Mortgage Loans were originated by the Seller or a subsidiary of the Seller and were not originated by Chase and as a result, the actual delinquency, loss and foreclosure experience on the Mortgage Loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

        Chase Subprime Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the Chase Subprime Securitized Servicing Portfolio.

                  DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
                 CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO

                                                           (Dollars in Thousands)
                    -----------------------------------------------------------------------------------------------------------
                         AS OF MARCH 31,                                  AS OF DECEMBER 31,
                    ------------------------   --------------------------------------------------------------------------------
                              2004                        2003                      2002                        2001
                    ------------------------   -------------------------   ------------------------   -------------------------
                    NUMBER OF      DOLLAR      NUMBER OF       DOLLAR      NUMBER OF       DOLLAR       NUMBER OF     DOLLAR
                      LOANS        AMOUNT       LOANS          AMOUNT        LOANS         AMOUNT        LOANS        AMOUNT
                    ---------  -------------   ---------    ------------   ---------    -----------    ---------   ------------
Portfolio.........    90,471   $  11,249,836      90,370    $ 11,146,244      73,597    $ 8,326,818      66,278    $ 7,274,554
Delinquency
   30-59 days.....      1.72%          1.36%        2.40%           1.83%       2.69%          2.28%       2.27%          1.96%
   60-89 days.....      0.57%          0.44%        0.84%           0.66%       0.86%          0.72%       0.71%          0.65%
   90 days or more      1.47%          1.12%        1.43%           1.15%       1.41%          1.21%       0.89%          0.79%
                    ---------  -------------   ---------    ------------   ---------    -----------    ---------   ------------
Total.............      3.76%          2.92%        4.67%           3.64%       4.96%          4.21%       3.88%          3.40%
                    =========  =============   =========    ============   =========    ===========    =========   ============
Foreclosure rate..      2.37%          2.00%        2.47%           2.06%       2.65%          2.48%       1.78%          1.64%
REO properties....       577             --          532              --         480             --         264             --

        The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

        The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by Chase pending disposition.

   LOAN LOSS EXPERIENCE OF THE CHASE SUBPRIME SECURITIZED SERVICING PORTFOLIO

                                                           (Dollars in Thousands)
                                        ----------------------------------------------------------------
                                         3-MONTH PERIOD
                                        ENDING MARCH 31,               YEAR ENDING DECEMBER 31,
                                        ----------------    --------------------------------------------
                                              2004              2003            2002            2001
                                        ----------------    ------------    ------------    ------------
Average amount outstanding...........   $     11,257,515    $  9,642,035    $  7,902,732    $  5,018,737
Net losses...........................   $         18,249    $     73,504    $     43,458    $     29,783
Net losses as a percentage of average
   amount outstanding................               0.16%           0.76%           0.55%           0.59%

        The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by Chase to be uncollectible, less amounts received by Chase as recoveries from liquidation proceeds and deficiency judgments.

        There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above, in part because the portfolio of mortgage loans reflected in those tables is relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. Therefore, Chase cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the statistical information set forth above. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest.

        In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

        Collection Procedures. Chase employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Chase is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Chase utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, Chase makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. Chase will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

        Notwithstanding anything to the contrary in the accompanying Prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer or the Subservicer, except as described under "-- Servicing Compensation and Payment of Expenses," "-- Adjustment to Servicing Administration Fees in Connection with Certain Prepaid Mortgage Loans" and "-- Advances" below. If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer, and appoint a successor servicer as provided in the Transfer and Servicing Agreement.

        In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the Noteholders including, without limitation, selling defaulted Mortgage Loans and REO properties.

        All of the Mortgage Loans will be subserviced by the Subservicer pursuant to the terms and conditions of the Transfer and Servicing Agreement. The Subservicer will be required to perform all duties of the Servicer under the Transfer and Servicing Agreement, but the Servicer will have ultimate responsibility for the servicing of the Mortgage Loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to a monthly fee (the "Master Servicing Fee"), calculated at a rate of 0.0065% per annum for each Mortgage Loan plus, during the Pre-Funding Period, the outstanding amount on deposit in the Pre-Funding Account (the "Master Servicing Fee Rate" ), and to all investment earnings on amounts on deposit in the Collection Account established by the Trust Administrator.

        The Servicer and the Subservicer will be paid a monthly fee in the aggregate (the "Servicing Administration Fee"). If the Servicer or Subservicer is terminated and replaced by a successor servicer or subservicer, as applicable, the aggregate compensation payable to such successor servicer and subservicer will in all cases not exceed the Servicing Administration Fee calculated at a rate of 0.50% per annum for each Mortgage Loan (the "Servicing Administration Fee Rate"). As additional servicing compensation, the Servicer and Subservicer are entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing administration fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, (ii) any Prepayment Interest Excess (as defined below) and (iii) any interest or other income earned on funds held in their respective Custodial Accounts and escrow accounts and other similar items described under the Transfer and Servicing Agreement.

        The Servicing Administration Fee is subject to reduction as described below under "Adjustment to Servicing Administration Fees in Connection with Certain Prepaid Mortgage Loans."

        The Master Servicer, the Servicer and the Subservicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

ADJUSTMENT TO SERVICING ADMINISTRATION FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

        Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. The "Prepayment Interest Shortfall" means, with respect to any voluntary prepayment in full or in part by the borrower on any Mortgage Loan that is received during the period from the first day of the Prepayment Period through the last day of the month preceding the Payment Date, the amount, if any, by which one month's interest at the Net Mortgage Rate for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such borrower in respect of such prepayment. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Subservicer (or if it fails to do so, the Servicer) will be required to pay the amount of any Prepayment Interest Shortfall into the Collection Account in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date (such amount, the "Compensating Interest"); provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Administration Fee otherwise payable for such Payment Date. To the extent that the Servicer and the Subservicer fail to pay required Compensating Interest in respect of any Payment Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute "Prepayment Interest Excess", which will be retained by the Servicer or the Subservicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date.

ADVANCES

        Subject to the limitations described below, on each Servicer Remittance Date, the Subservicer (or if it fails to do so, the Servicer), will be required to make an advance from its funds or funds in the applicable Custodial Account that are not included in the available funds for such Payment Date with respect to delinquent payments of principal of or interest on each Mortgage Loan, with such payments of interest reduced by the Servicing Administration Fee Rate (an "Advance"), to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Subservicer and Servicer fail in their obligations to do so, to the extent provided in the Transfer and Servicing Agreement. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Notes rather than to guarantee or insure against losses. In the event that the Subservicer, Servicer or Master Servicer previously made Advances which later are determined to be nonrecoverable, the Subservicer, Servicer or Master Servicer, as applicable, will be entitled to reimbursement of such Advances prior to payments to Noteholders. If the Subservicer, Servicer or Master Servicer, as applicable, makes an Advance relating to a Payment Date, such Advance will be included with the payment to holders of the Notes on the related Payment Date. In addition, the Subservicer, Servicer or Master Servicer, as applicable, may withdraw from the applicable Custodial Account or the Collection Account, as applicable, funds that were not included in the available funds for the preceding Payment Date to reimburse itself for Advances previously made. Any failure by the Subservicer or Servicer to make an Advance as required by the Transfer and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Transfer and Servicing Agreement.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

        The Servicer and the Subservicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

        The Master Servicer, the Servicer and the Subservicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

        The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master Servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

MASTER SERVICER DEFAULT; SERVICER DEFAULT; SUBSERVICER DEFAULT

        If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the voting rights applicable to each class of Notes affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default of its obligation to make an Advance as described in the Transfer and Servicing Agreement, the Indenture Trustee shall promptly terminate the Master Servicer. In such event, the Indenture Trustee will either assume the duties of Master Servicer or appoint a successor Master Servicer.

        If the Subservicer is in default in its obligation under the Transfer and Servicing Agreement, the Servicer will terminate the Subservicer and either appoint a successor Subservicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Subservicer. If the Servicer succeeds to the responsibilities of the Subservicer, it will be entitled to receive the applicable portion of the Servicing Administration Fee.

        If the Servicer is in default in its obligations under the Transfer and Servicing Agreement (including its obligations with respect to a defaulting Subservicer), the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement (which may be the Subservicer), or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Administration Fee.

PLEDGE OF SERVICING RIGHTS

        The Transfer and Servicing Agreement permits either the Servicer or the Subservicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the


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Servicer or the Subservicer, the lender may appoint a successor servicer or successor subservicer, as applicable, provided that such successor servicer or successor subservicer, as applicable, is acceptable to the Master Servicer and meets the requirements for appointment of a successor servicer or successor subservicer, as applicable, under the Transfer and Servicing Agreement. See "-- General" above.

                  THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE
                        TRANSFER AND SERVICING AGREEMENT

GENERAL

        On the Closing Date, pursuant to a Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement"), the Seller will sell the Initial Mortgage Loans to the Depositor. Pursuant to a transfer and servicing agreement (the "Transfer and Servicing Agreement"), the Depositor will, in turn, sell the Initial Mortgage Loans to the Trust.

ASSIGNMENT OF MORTGAGE LOANS

        On the Closing Date, the Initial Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Initial Mortgage Loans on and after the Initial Cut-off Date. On each subsequent transfer date during the Pre-Funding Period, the Subsequent Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Subsequent Mortgage Loans on and after the related Subsequent Cut-off Date. Pursuant to an indenture (the "Indenture"), the Trust will pledge all of its interest in such assets and any other property comprising the assets of the Trust (the "Trust Estate") to the Indenture Trustee as security for the Notes.

        Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the related Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment premium provisions, if any.

        As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording),
(3) for any Mortgage Loan not recorded with MERS System(R), an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or


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recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

        Pursuant to the terms of the Transfer and Servicing Agreement, the Seller has made to the Trust certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the accompanying Prospectus under the heading "Loan Underwriting Procedures and Standards -- Representations and Warranties." In addition, the Seller has represented to the Trust that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws; (iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. The Trust will in turn pledge its rights in the Seller's representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

        To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Class M Notes, may incur a loss.

PRE-FUNDING ACCOUNT

        On the Closing Date, the Seller will deposit cash in the aggregate amount of approximately $249,211,419 into the Pre-Funding Account. Of that amount, approximately $124,123,589 will be allocated to Pool 1 and approximately $125,087,830 will be allocated to Pool 2. All Mortgage Loans purchased by the Trust for either Mortgage Pool through application of amounts on deposit in the Pre-Funding Account will be considered Subsequent Mortgage Loans. The amount to be deposited in the Pre-Funding Account on the Closing Date may be increased by an amount equal to the aggregate of the principal balances of any Initial Mortgage Loan removed from the mortgage pool prior to the Closing Date.

        During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans for each Mortgage Pool from the Seller in accordance with the applicable provisions of the Transfer and Servicing Agreement. Subsequent Mortgage Loans purchased by the Trust on any date during the Pre-Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the Transfer and Servicing


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Agreement. On the Payment Date in October 2004, any remaining amounts in the
Pre-Funding Account for a Mortgage Pool will be applied to reduce the Class Principal Amount of the Class A Notes relating to that Mortgage Pool.

        Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the amount deposited in the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such a payment will not occur on the Payment Date in October 2004. In any event, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans for each Mortgage Pool with aggregate principal balances that exactly equal the amount deposited in the Pre-Funding Account on the Closing Date for that Mortgage Pool.

        Amounts on deposit in the Pre-Funding Account will be invested in eligible investments as described in the Transfer and Servicing Agreement. Such eligible investments are required to mature no later than the Business Day prior to a subsequent transfer date and, in any case, no later than the Business Day prior to the October 2004 Payment Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will paid to the Seller on or after the October 2004 Payment Date.

ADMINISTRATION

        The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Wells Fargo will not receive additional compensation for such services as Trust Administrator.

AMENDMENT

        The Transfer and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer, the Trust Administrator, the Seller, the Servicer, the Subservicer, the Ownership Certificateholder and the Indenture Trustee, with the consent of the Swap Counterparty (to the extent such amendment materially adversely affects the amounts, priority or timing of payments under the Swap Agreement and the Swap Agreement is in effect), but without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the rating agencies confirms that such action would not adversely affect the then-current ratings on the Notes.

        The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Seller, the Servicer, the Subservicer and the Indenture Trustee with the consent of the Swap Counterparty (to the extent such amendment


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materially adversely affects the amount, priority or timing of payments under the Swap Agreement and the Swap Agreement is in effect) the holders of each class of Notes affected thereby evidencing voting rights aggregating not less than 66-2/3% of each such class and the Ownership Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may
(1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

VOTING RIGHTS

        At all times 98% of all voting rights will be allocated among the holders of the Notes (other than the Class A-IO Notes) as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes. At all times during the term of the Indenture and the Transfer and Servicing Agreement, the holders of the Class A-IO Notes and the Ownership Certificate will each be allocated 1% of the voting rights for so long as the related class remains outstanding. After the Payment Date in December 2005, the voting rights allocable to the Class A-IO Notes shall transfer to the Ownership Certificate and thereafter, the Ownership Certificate shall be allocated 2% of the voting rights. The voting rights allocation to any class of Notes or the Ownership Certificate will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Notional Amount of such Notes or Percentage Interest of such Ownership Certificate.

                      THE TRUST AGREEMENT AND THE INDENTURE

GENERAL

        The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Note Registrar, Certificate Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Fieldstone 2004-3.

        The following summary describes the Trust, the Owner Trustee, the Indenture Trustee, certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

THE TRUST

        Fieldstone Mortgage Investment Trust, Series 2004-3 will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust Administrator. The Trust will


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not engage in any activity other than acquiring, holding and managing the
Mortgage Loans and the other assets of the Trust and proceeds therefrom, entering into the Swap Agreement and the Corridor Contract, issuing the Notes, making payments on the Notes, and related activities.

        On the Closing Date, the Trust will pledge the Initial Mortgage Loans, the Swap Agreement, the Corridor Contract and other Trust assets to the Indenture Trustee as security for the issuance of the Notes. The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

        The Trust's principal offices are located in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as Owner Trustee, at the address set forth below under "-- The Owner Trustee."

THE OWNER TRUSTEE

        U.S. Bank Trust National Association will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. U.S. Bank Trust National Association is a national banking association and its principal offices are located at 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801, Attention: Corporate Trust Services. The initial and annual fee payable to the Owner Trustee will be paid out of Interest Remittance Amounts and will be an obligation of the Trust.

        The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Transfer and Servicing Agreement.

THE INDENTURE TRUSTEE

        HSBC Bank USA will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture Trustee's Corporate Trust Office is located at 452 Fifth Avenue New York, New York 10018,
Attention: Corporate Trust, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and the Master Servicer.

CERTAIN MATTERS UNDER THE AGREEMENTS

         Events of Default Under the Indenture. An "Indenture Default" is any event of default under the Indenture, which generally consist of: (i) a default for one month or more in the payment of any Current Interest due on any class of Notes; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable maturity date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any note delivered pursuant thereto or in connection therewith having been incorrect in a material respect when


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made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder's failure to qualify as a REIT or a qualified REIT subsidiary; or
(vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

        If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes. The "Priority Class" is the Note of the class or classes of Notes then outstanding that has the highest priority of payment of interest.

        If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any Priority Class or Priority Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

        If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

        If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

        Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder


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previously has given to the Indenture Trustee written notice of a continuing
Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

        In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        Neither the Indenture Trustee, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificateholder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

        Optional Termination. On any Payment Date following the Payment Date on which the Aggregate Collateral Amount is less than 20% of the Aggregate Cut-off Collateral Amount, the Servicer will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) any costs and damages incurred by the Trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (c) the fair market value of REO Property and all other property being purchased, (d) the amount of any swap termination payments resulting from the termination of the Swap Agreement as a result of redemption, (e) any Basis Risk Shortfalls and (f) a payment to the holders of the Class A-IO Notes of an amount equal to the sum of (i) accrued and unpaid Current Interest on the Class A-IO Notes and (ii) the present value, as of the date of such termination, of the remaining payments scheduled to be made on the Class A-IO Notes (such present value to be based on a discount rate that will equal the expected yield to maturity of the Class A-IO Notes determined based on yields for similar securities as of the pricing date of the Notes) (the "Purchase Price"). The Master Servicer, the Servicer and the Subservicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Servicing Administration Fees and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. The margin on each of the LIBOR Notes will be increased as described under "Description of the Notes -- Payments of Interest" herein beginning on the first Payment Date following the Payment Date on which the Aggregate Collateral Amount is less than or equal to10% of the Aggregate Cut-off Collateral Amount.

        The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of


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funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the Ownership Certificateholder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

AMENDMENT

        Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement -- Amendment," except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificateholder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement -- Amendment," the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

        The yields to maturity (or to early termination) of the Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to retire the Class Principal Amounts of the Notes. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

        Yields on the Class 1-A, Class 2-A1, Class 2-A2 and Class 2-A3 Notes will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Pool, primarily, and to a lesser extent (if at all) by the rate of principal prepayments on the Mortgage Loans in the other Mortgage Pools. Yields on the Subordinate Notes will be affected by the rate of principal payments on the Mortgage Loans in both Mortgage Pools.

        Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as


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changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

        All of the Mortgage Loans in Pool 1 and Pool 2 have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis. When such Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Maximum Rate, and each Mortgage Loan has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrowers' equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes (other than the Class A-IO Notes) beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

        Approximately 85.56% of all of the Initial Mortgage Loans and approximately 85.75% and 85.37% of the Initial Mortgage Loans in Pool 1 and Pool 2, respectively, are subject to Prepayment Premiums during intervals ranging from six months to three years after origination in the case of Pool 1, and six months to three years after origination, in the case of Pool 2, as described under "Description of the Mortgage Pools -- General" herein. Such Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Penalty Period.

        The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investors' expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the


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accompanying Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

        From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

        Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of the related Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

        The yields on the LIBOR Notes may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the LIBOR Notes will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors -- The Interest Rate on the Notes May Be Capped Depending on Fluctuations in One-Month LIBOR, Six-Month LIBOR and Treasury Mortgage Index." The yields on the Notes may also be adversely affected by reductions in the Mortgage Rates under the Relief Act or similar state laws.

        As described herein, excess interest will be applied, to the extent available, as an additional payments of principal on the Notes to achieve or maintain limited overcollateralization. The level of excess interest available on any Payment Date will be influenced by, among other things:

        o The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the Class Principal Amounts of the Notes;

        o The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

        o   The value of LIBOR; and

        o The extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the Interest Rates of the Notes.

        No assurances can be given as to the amount or timing of excess interest payable on the Notes.

        The yields of the Notes will be affected by the exercise by Fieldstone Servicing Corp. of its right to purchase the Mortgage Loans, as described under "The Trust Agreement and the Indenture -- Certain Matters under the Agreements -- Optional Termination" herein, or the failure of the Subservicer to exercise that right.

        If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the seller due to breaches of representations and warranties.

        The Class Notional Amount of the Class A-IO Notes will equal $300,000,000 from October 2004 through the Payment Date in December 2005. After the Payment Date in December 2005, the Class Notional Amount of the Class A-IO Notes will be zero, and the Class A-IO Notes will not be entitled to payments in respect of Current Interest. In the event that the Mortgage Loans prepay at a rapid rate resulting in a decline in the Aggregate Loan Balance below the applicable scheduled Class Notional Amount, investors in such Notes could fail to recover their initial investments.

        The Interest Rates applicable to the LIBOR Notes will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors -- The Interest Rate on the Notes May Be Capped Depending on Fluctuations in One-Month LIBOR, Six-Month LIBOR and Treasury Mortgage Index."

OVERCOLLATERALIZATION

        The yields of the Notes will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to the rate at which overcollateralization will be maintained at the levels described herein. In addition, because of the cross collateralization features of the Pools as described under "Description of the Notes -- Payments of Principal," payments of principal on the Class 1-A, Class 2-A1, Class 2-A2 or Class 2-A3 Notes may be accelerated before principal payments are applied to the Subordinate Notes.

SUBORDINATION OF THE SUBORDINATE NOTES

        As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal Payment Amount. In addition, Applied Loss Amounts will be allocated sequentially to the Class M9, Class M8, Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Notes. As a result, the yields of the Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Notes.

WEIGHTED AVERAGE LIFE

        Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest (or, in some cases, payments under the Corridor Contract) applied in reduction of the Class Principal Amounts of the Notes.

        Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption") that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans. A 100% of the prepayment assumption assumes a constant prepayment rate ("CPR") of 8% in the first month of this transaction and an additional 2% CPR each month until reaching 30% CPR in the 12th month of this transaction and remaining constant through the 22nd month of this transaction, remaining constant at 55% CPR from the 23rd through the 27th month of this transaction and then remaining constant at 35% CPR for the 28th month of this transaction and thereafter. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust.

        The tables beginning on page S-135 were prepared based on the following assumptions (collectively, the "Modeling Assumptions"): (1) the initial Class Principal Amounts (or Notional Amount, in the case of the Class A-IO Notes) are as set forth in the table on page iii of this Prospectus Supplement and the Interest Rates are as described herein; (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in July 2004; (3) principal prepayments are received in full on the last day of each month commencing in June 2004 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans;
(5) Payment Dates occur on the 25th day of each month, irrespective of whether such day is a Business Day, commencing in July 2004; (6) there are no purchases or substitutions of Mortgage Loans; (7) the Mortgage Rate of each Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the Index set forth below plus the related Gross Margin, subject to any applicable Initial or Periodic

Rate Cap and Maximum or Minimum Interest Rate; (8) the value of six-month LIBOR is equal to 1.85%, the value of one-year CMT is 2.17% and the value of one-month LIBOR is equal to 1.28%; (9) the applicable Index for the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes is One-Month LIBOR; (10) none of the Mortgage Loans provide for payments of interest that accrue based on the daily simple interest method; (11) there is no Optional Termination of the Trust (except in the case of Weighted Average Life in Years With Optional Termination); (12) the Notes are issued on July 1, 2004; (13) the Subsequent Mortgage Loans delivered to the Trust will have a first due date on August 1, 2004; and (14) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics:

             ASSUMED INITIAL MORTGAGE LOAN CHARACTERISTICS OF POOL 1

                  ORIGINAL     REMAINING                                                                    INITIAL
                   TERM TO      TERM TO       GROSS                                               GROSS     PERIODIC
   PRINCIPAL      MATURITY      MATURITY     MORTGAGE   NET MORTGAGE    MAXIMUM      MINIMUM     MARGIN     RATE CAP
  BALANCE ($)     (MONTHS)      (MONTHS)     RATE (%)     RATE (%)      RATE (%)    RATE (%)       (%)        (%)
--------------   ----------   -----------   ---------   ------------   ---------   ----------   --------   ---------
147,413,228.07       360           359       6.89255       6.38255       12.893       6.893       5.735      3.000
180,859,949.15       360           359       6.33263       5.82263       12.333       6.333       5.622      3.000
  6,232,813.02       360           359       6.84811       6.33811       12.848       6.848       5.628      3.000
  6,066,259.33       360           359       6.36037       5.85037       12.360       6.360       5.586      3.000
 11,153,275.47       360           359       6.08483       5.57483       12.085       6.085       5.566      2.000
 22,216,301.98       360           359       6.08264       5.57264       12.083       6.083       5.535      2.000

                                               NUMBER OF
                                                 MONTHS
                                     RATE      UNTIL NEXT   REMAINING
                   SUBSEQUENT     ADJUSTMENT      RATE       INTEREST
   PRINCIPAL     PERIODIC RATE    FREQUENCY    ADJUSTMENT     ONLY
  BALANCE ($)       CAP (%)        (MONTHS)       DATE        TERM
--------------   -------------   -----------   ----------   ---------
147,413,228.07        1.000            6           23           0
180,859,949.15        1.000            6           23          59
  6,232,813.02        1.000            6           35           0
  6,066,259.33        1.000            6           35          59
 11,153,275.47        2.000           12           59           0
 22,216,301.98        2.000           12           59          59

           ASSUMED SUBSEQUENT MORTGAGE LOAN CHARACTERISTICS OF POOL 1

                  ORIGINAL     REMAINING                                                                    INITIAL
                   TERM TO      TERM TO       GROSS                                               GROSS     PERIODIC
   PRINCIPAL      MATURITY      MATURITY     MORTGAGE   NET MORTGAGE    MAXIMUM      MINIMUM     MARGIN     RATE CAP
  BALANCE ($)     (MONTHS)      (MONTHS)     RATE (%)     RATE (%)      RATE (%)    RATE (%)       (%)        (%)
--------------   ----------   -----------   ---------   ------------   ---------   ----------   --------   ---------
 52,658,646.70       360           360       6.89255       6.38255       12.893       6.893       5.735      3.000
 64,606,414.83       360           360       6.33263       5.82263       12.333       6.333       5.622      3.000
  3,122,732.56       360           360       6.84811       6.33811       12.848       6.848       5.628      3.000
  3,039,286.67       360           360       6.36037       5.85037       12.360       6.360       5.586      3.000

                                               NUMBER OF
                                                 MONTHS
                                     RATE      UNTIL NEXT   REMAINING
                   SUBSEQUENT     ADJUSTMENT      RATE       INTEREST
   PRINCIPAL     PERIODIC RATE    FREQUENCY    ADJUSTMENT     ONLY
  BALANCE ($)       CAP (%)        (MONTHS)       DATE        TERM
--------------   -------------   -----------   ----------   ---------
 52,658,646.70       1.000            6            24           0
 64,606,414.83       1.000            6            24          60
  3,122,732.56       1.000            6            36           0
  3,039,286.67       1.000            6            36          60

             ASSUMED INITIAL MORTGAGE LOAN CHARACTERISTICS OF POOL 2

                    ORIGINAL        REMAINING                                                                   INITIAL
                     TERM TO        TERM TO        GROSS        NET                                   GROSS     PERIODIC
   PRINCIPAL        MATURITY        MATURITY      MORTGAGE    MORTGAGE      MAXIMUM      MINIMUM     MARGIN     RATE CAP
  BALANCE ($)     (MONTHS)/(1)/     (MONTHS)      RATE (%)    RATE (%)      RATE (%)     RATE (%)      (%)        (%)
--------------   --------------   ------------   ---------   ----------   -----------   ---------   --------   ---------
120,528,378.31        360              359        6.94448      6.43448       12.944       6.944       5.779      3.000
213,961,522.69        360              359        6.28399      5.77399       12.284       6.284       5.601      3.000
  5,354,473.21        360              359        6.88773      6.37773       12.888       6.888       5.763      3.000
  7,217,111.00        360              360        6.35412      5.84412       12.354       6.354       5.648      3.000
  6,159,358.39        360              359        6.41609      5.90609       12.416       6.416       5.626      2.000
 23,625,910.24        360              359        6.03562      5.52562       12.036       6.036       5.525      2.000

                                                    NUMBER OF
                                     RATE          MONTHS UNTIL   REMAINING
                   SUBSEQUENT       ADJUSTMENT       NEXT RATE     INTEREST
   PRINCIPAL      PERIODIC RATE      FREQUENCY      ADJUSTMENT       ONLY
  BALANCE ($)        CAP (%)         (MONTHS)          DATE          TERM
--------------   --------------   --------------   ------------   ---------
120,528,378.31        1.000              6              23            0
213,961,522.69        1.000              6              23           59
  5,354,473.21        1.000              6              35            0
  7,217,111.00        1.000              6              36           60
  6,159,358.39        2.000             12              59            0
 23,625,910.24        2.000             12              59           59

           ASSUMED SUBSEQUENT MORTGAGE LOAN CHARACTERISTICS OF POOL 2

                    ORIGINAL        REMAINING                                                                   INITIAL
                     TERM TO        TERM TO        GROSS        NET                                   GROSS     PERIODIC
   PRINCIPAL        MATURITY        MATURITY      MORTGAGE    MORTGAGE      MAXIMUM      MINIMUM     MARGIN     RATE CAP
  BALANCE ($)     (MONTHS)/(1)/     (MONTHS)      RATE (%)    RATE (%)      RATE (%)     RATE (%)      (%)        (%)
--------------   --------------   ------------   ---------   ----------   -----------   ---------   --------   ---------
 43,054,896.59        360              360        6.94448      6.43448       12.944       6.944       5.779      3.000
 76,430,890.07        360              360        6.28399      5.77399       12.284       6.284       5.601      3.000
  2,682,671.17        360              360        6.88773      6.37773       12.888       6.888       5.763      3.000
  3,615,880.57        360              360        6.35412      5.84412       12.354       6.354       5.648      3.000

                                                    NUMBER OF
                                       RATE        MONTHS UNTIL   REMAINING
                   SUBSEQUENT       ADJUSTMENT       NEXT RATE     INTEREST
   PRINCIPAL      PERIODIC RATE      FREQUENCY      ADJUSTMENT       ONLY
  BALANCE ($)        CAP (%)         (MONTHS)          DATE          TERM
--------------   --------------   --------------   ------------   ---------
 43,054,896.59        1.000              6               24            0
 76,430,890.07        1.000              6               24           60
  2,682,671.17        1.000              6               36            0
  3,615,880.57        1.000              6               36           60

        The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

        Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

        The weighted average life of a Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 1-A AND CLASS 2-A1
   NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 1-A NOTES                                      CLASS 2-A1 NOTES
                      ---------------------------------------------------   ---------------------------------------------------
                        0%       50%      75%     100%     150%     200%      0%       50%      75%     100%     150%     200%
                      ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage ..  100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2005 .......   99       88       82       76       64       51      100       88       82       76       64       51
June 25, 2006 .......   99       68       54       41       16        0       99       68       54       41       16        0
June 25, 2007 .......   98       50       31       15        0        0       99       50       31       15        0        0
June 25, 2008 .......   98       37       25       15        0        0       98       37       25       15        0        0
June 25, 2009 .......   97       31       18       10        0        0       98       31       18       10        0        0
June 25, 2010 .......   95       25       13        6        0        0       96       25       13        6        0        0
June 25, 2011 .......   93       20       10        4        0        0       94       20        9        4        0        0
June 25, 2012 .......   91       16        7        3        0        0       92       16        7        2        0        0
June 25, 2013 .......   89       13        5        2        0        0       90       13        5        2        0        0
June 25, 2014 .......   87       11        4        1        0        0       88       11        4        1        0        0
June 25, 2015 .......   85        9        3        1        0        0       85        9        3        *        0        0
June 25, 2016 .......   82        7        2        *        0        0       82        7        2        0        0        0
June 25, 2017 .......   79        6        1        0        0        0       79        6        1        0        0        0
June 25, 2018 .......   76        5        1        0        0        0       76        4        1        0        0        0
June 25, 2019 .......   73        4        1        0        0        0       73        3        *        0        0        0
June 25, 2020 .......   69        3        *        0        0        0       69        3        *        0        0        0
June 25, 2021 .......   65        2        0        0        0        0       65        2        0        0        0        0
June 25, 2022 .......   61        2        0        0        0        0       61        2        0        0        0        0
June 25, 2023 .......   56        1        0        0        0        0       57        1        0        0        0        0
June 25, 2024 .......   52        1        0        0        0        0       52        1        0        0        0        0
June 25, 2025 .......   46        1        0        0        0        0       47        1        0        0        0        0
June 25, 2026 .......   41        *        0        0        0        0       41        *        0        0        0        0
June 25, 2027 .......   36        *        0        0        0        0       36        *        0        0        0        0
June 25, 2028 .......   32        0        0        0        0        0       32        0        0        0        0        0
June 25, 2029 .......   28        0        0        0        0        0       28        0        0        0        0        0
June 25, 2030 .......   23        0        0        0        0        0       23        0        0        0        0        0
June 25, 2031 .......   18        0        0        0        0        0       18        0        0        0        0        0
June 25, 2032 .......   12        0        0        0        0        0       12        0        0        0        0        0
June 25, 2033 .......    6        0        0        0        0        0        6        0        0        0        0        0
June 25, 2034 .......    0        0        0        0        0        0        0        0        0        0        0        0

Weighted Average
Life in Years:
   Without Optional
   Termination ...... 19.38     4.52     3.09     2.26     1.32     1.07    19.48     4.50     3.07     2.25     1.32     1.07
   With Optional
   Termination (10%). 19.34     4.21     2.88     2.10     1.32     1.07    19.44     4.21     2.88     2.10     1.32     1.07
   With Optional
   Termination (20%). 19.20     3.85     2.65     1.93     1.32     1.07    19.30     3.85     2.65     1.93     1.32     1.07

* Indicates a value greater than 0.0% and less than 0.5%.

  PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS 2-A2 AND CLASS 2-A3
   NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS 2-A2 NOTES                                      CLASS 2-A3 NOTES
                      ---------------------------------------------------   ---------------------------------------------------
                        0%       50%      75%     100%     150%     200%      0%       50%      75%     100%     150%     200%
                      ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage ..  100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2005 .......   99       85       78       71       56       40      100      100      100      100      100      100
June 25, 2006 .......   99       61       44       28        0        0      100      100      100      100       88        0
June 25, 2007 .......   98       38       15        0        0        0      100      100      100       80        0        0
June 25, 2008 .......   98       23        8        0        0        0      100      100      100       80        0        0
June 25, 2009 .......   97       15        0        0        0        0      100      100       98       53        0        0
June 25, 2010 .......   95        8        0        0        0        0      100      100       71       34        0        0
June 25, 2011 .......   93        2        0        0        0        0      100      100       51       21        0        0
June 25, 2012 .......   90        0        0        0        0        0      100       89       37       14        0        0
June 25, 2013 .......   88        0        0        0        0        0      100       72       27        8        0        0
June 25, 2014 .......   85        0        0        0        0        0      100       58       19        5        0        0
June 25, 2015 .......   82        0        0        0        0        0      100       47       14        2        0        0
June 25, 2016 .......   78        0        0        0        0        0      100       37       10        0        0        0
June 25, 2017 .......   75        0        0        0        0        0      100       30        7        0        0        0
June 25, 2018 .......   71        0        0        0        0        0      100       24        4        0        0        0
June 25, 2019 .......   67        0        0        0        0        0      100       19        2        0        0        0
June 25, 2020 .......   62        0        0        0        0        0      100       15        *        0        0        0
June 25, 2021 .......   58        0        0        0        0        0      100       12        0        0        0        0
June 25, 2022 .......   53        0        0        0        0        0      100        9        0        0        0        0
June 25, 2023 .......   47        0        0        0        0        0      100        7        0        0        0        0
June 25, 2024 .......   41        0        0        0        0        0      100        5        0        0        0        0
June 25, 2025 .......   34        0        0        0        0        0      100        3        0        0        0        0
June 25, 2026 .......   28        0        0        0        0        0      100        2        0        0        0        0
June 25, 2027 .......   22        0        0        0        0        0      100        *        0        0        0        0
June 25, 2028 .......   17        0        0        0        0        0      100        0        0        0        0        0
June 25, 2029 .......   11        0        0        0        0        0      100        0        0        0        0        0
June 25, 2030 .......    5        0        0        0        0        0      100        0        0        0        0        0
June 25, 2031 .......    0        0        0        0        0        0       96        0        0        0        0        0
June 25, 2032 .......    0        0        0        0        0        0       66        0        0        0        0        0
June 25, 2033 .......    0        0        0        0        0        0       33        0        0        0        0        0
June 25, 2034 .......    0        0        0        0        0        0        0        0        0        0        0        0

Weighted Average
Life in Years:
   Without Optional
   Termination ...... 17.44     2.85     1.98     1.50     1.13     0.90    28.49    11.82     7.91     5.56     2.15     1.84
   With Optional
   Termination (10%). 17.44     2.85     1.98     1.50     1.13     0.90    28.28    10.23     6.83     4.76     2.15     1.84
   With Optional
   Termination (20%). 17.44     2.85     1.98     1.50     1.13     0.90    27.50     8.31     5.58     3.83     2.15     1.84

* Indicates a value greater than 0.0% and less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M1 AND CLASS M2 NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                         CLASS M1 NOTES                                       CLASS M2 NOTES
                      ---------------------------------------------------   ---------------------------------------------------
                        0%       50%      75%     100%     150%     200%      0%       50%      75%     100%     150%     200%
                      ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage ..  100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2005 .......  100      100      100      100      100      100      100      100      100      100      100      100
June 25, 2006 .......  100      100      100      100      100        0      100      100      100      100      100        0
June 25, 2007 .......  100      100      100      100        0        0      100      100      100      100        0        0
June 25, 2008 .......  100       97       64       57        0        0      100       97       64       40        0        0
June 25, 2009 .......  100       80       47       26        0        0      100       80       47       26        0        0
June 25, 2010 .......  100       65       34       16        0        0      100       65       34       16        0        0
June 25, 2011 .......  100       53       25       11        0        0      100       53       25       11        0        0
June 25, 2012 .......  100       43       18        7        0        0      100       43       18        7        0        0
June 25, 2013 .......  100       35       13        4        0        0      100       35       13        4        0        0
June 25, 2014 .......  100       28        9        1        0        0      100       28        9        0        0        0
June 25, 2015 .......  100       23        7        0        0        0      100       23        7        0        0        0
June 25, 2016 .......  100       18        5        0        0        0      100       18        5        0        0        0
June 25, 2017 .......  100       15        3        0        0        0      100       15        2        0        0        0
June 25, 2018 .......  100       12        0        0        0        0      100       12        0        0        0        0
June 25, 2019 .......  100        9        0        0        0        0      100        9        0        0        0        0
June 25, 2020 .......  100        7        0        0        0        0      100        7        0        0        0        0
June 25, 2021 .......  100        6        0        0        0        0      100        6        0        0        0        0
June 25, 2022 .......  100        5        0        0        0        0      100        5        0        0        0        0
June 25, 2023 .......  100        4        0        0        0        0      100        3        0        0        0        0
June 25, 2024 .......  100        1        0        0        0        0      100        0        0        0        0        0
June 25, 2025 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2026 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2027 .......   94        0        0        0        0        0       94        0        0        0        0        0
June 25, 2028 .......   83        0        0        0        0        0       83        0        0        0        0        0
June 25, 2029 .......   72        0        0        0        0        0       72        0        0        0        0        0
June 25, 2030 .......   59        0        0        0        0        0       59        0        0        0        0        0
June 25, 2031 .......   46        0        0        0        0        0       46        0        0        0        0        0
June 25, 2032 .......   32        0        0        0        0        0       32        0        0        0        0        0
June 25, 2033 .......   16        0        0        0        0        0       16        0        0        0        0        0
June 25, 2034 .......    0        0        0        0        0        0        0        0        0        0        0        0

Weighted Average
Life in Years:
   Without Optional
   Termination        26.56     8.50     5.74     4.82     2.50     1.90    26.56     8.48     5.71     4.67     2.73     1.90
   With Optional
   Termination (10%)  26.46     7.76     5.24     4.45     2.50     1.90    26.46     7.76     5.23     4.32     2.73     1.90
   With Optional
   Termination (20%)  26.08     6.84     4.64     4.00     2.40     1.90    26.08     6.84     4.62     3.87     2.40     1.90

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M3 AND CLASS M4 NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                         CLASS M3 NOTES                                       CLASS M4 NOTES
                      ---------------------------------------------------   ---------------------------------------------------
                        0%       50%      75%     100%     150%     200%      0%       50%      75%     100%     150%     200%
                      ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage ..  100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2005 .......  100      100      100      100      100      100      100      100      100      100      100      100
June 25, 2006 .......  100      100      100      100      100        0      100      100      100      100      100        0
June 25, 2007 .......  100      100      100      100       10        0      100      100      100      100      100        0
June 25, 2008 .......  100       97       64       40       10        0      100       97       64       40      100        0
June 25, 2009 .......  100       80       47       26       10        0      100       80       47       26       65        0
June 25, 2010 .......  100       65       34       16       10        0      100       65       34       16       19        0
June 25, 2011 .......  100       53       25       11        4        0      100       53       25       11        0        0
June 25, 2012 .......  100       43       18        7        0        0      100       43       18        7        0        0
June 25, 2013 .......  100       35       13        4        0        0      100       35       13        0        0        0
June 25, 2014 .......  100       28        9        0        0        0      100       28        9        0        0        0
June 25, 2015 .......  100       23        7        0        0        0      100       23        7        0        0        0
June 25, 2016 .......  100       18        5        0        0        0      100       18        2        0        0        0
June 25, 2017 .......  100       15        0        0        0        0      100       15        0        0        0        0
June 25, 2018 .......  100       12        0        0        0        0      100       12        0        0        0        0
June 25, 2019 .......  100        9        0        0        0        0      100        9        0        0        0        0
June 25, 2020 .......  100        7        0        0        0        0      100        7        0        0        0        0
June 25, 2021 .......  100        6        0        0        0        0      100        6        0        0        0        0
June 25, 2022 .......  100        5        0        0        0        0      100        1        0        0        0        0
June 25, 2023 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2024 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2025 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2026 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2027 .......   94        0        0        0        0        0       94        0        0        0        0        0
June 25, 2028 .......   83        0        0        0        0        0       83        0        0        0        0        0
June 25, 2029 .......   72        0        0        0        0        0       72        0        0        0        0        0
June 25, 2030 .......   59        0        0        0        0        0       59        0        0        0        0        0
June 25, 2031 .......   46        0        0        0        0        0       46        0        0        0        0        0
June 25, 2032 .......   32        0        0        0        0        0       32        0        0        0        0        0
June 25, 2033 .......   16        0        0        0        0        0       16        0        0        0        0        0
June 25, 2034 .......    0        0        0        0        0        0        0        0        0        0        0        0

Weighted Average
Life in Years:
   Without Optional
   Termination....... 26.55     8.45     5.68     4.57     3.35     1.90    26.55     8.41     5.65     4.49     5.39     1.90
   With Optional
   Termination (10%). 26.46     7.76     5.22     4.23     2.98     1.90    26.46     7.76     5.21     4.16     3.32     1.90
   With Optional
   Termination (20%). 26.08     6.84     4.62     3.78     2.40     1.90    26.08     6.84     4.61     3.71     2.40     1.90

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M5 AND CLASS M6 NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                         CLASS M5 NOTES                                       CLASS M6 NOTES
                      ---------------------------------------------------   ---------------------------------------------------
                        0%       50%      75%     100%     150%     200%      0%       50%      75%     100%     150%     200%
                      ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage..   100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2005.......   100      100      100      100      100      100      100      100      100      100      100      100
June 25, 2006.......   100      100      100      100      100        0      100      100      100      100      100        0
June 25, 2007.......   100      100      100      100      100        0      100      100      100      100      100        0
June 25, 2008.......   100       97       64       40      100        0      100       97       64       40       37        0
June 25, 2009.......   100       80       47       26        0        0      100       80       47       26        0        0
June 25, 2010.......   100       65       34       16        0        0      100       65       34       16        0        0
June 25, 2011.......   100       53       25       11        0        0      100       53       25       11        0        0
June 25, 2012.......   100       43       18        6        0        0      100       43       18        0        0        0
June 25, 2013.......   100       35       13        0        0        0      100       35       13        0        0        0
June 25, 2014.......   100       28        9        0        0        0      100       28        9        0        0        0
June 25, 2015.......   100       23        7        0        0        0      100       23        0        0        0        0
June 25, 2016.......   100       18        0        0        0        0      100       18        0        0        0        0
June 25, 2017.......   100       15        0        0        0        0      100       15        0        0        0        0
June 25, 2018.......   100       12        0        0        0        0      100       12        0        0        0        0
June 25, 2019.......   100        9        0        0        0        0      100        9        0        0        0        0
June 25, 2020.......   100        7        0        0        0        0      100        3        0        0        0        0
June 25, 2021.......   100        *        0        0        0        0      100        0        0        0        0        0
June 25, 2022.......   100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2023.......   100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2024.......   100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2025.......   100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2026.......   100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2027.......    94        0        0        0        0        0       94        0        0        0        0        0
June 25, 2028.......    83        0        0        0        0        0       83        0        0        0        0        0
June 25, 2029.......    72        0        0        0        0        0       72        0        0        0        0        0
June 25, 2030.......    59        0        0        0        0        0       59        0        0        0        0        0
June 25, 2031.......    46        0        0        0        0        0       46        0        0        0        0        0
June 25, 2032.......    32        0        0        0        0        0       32        0        0        0        0        0
June 25, 2033.......    16        0        0        0        0        0       16        0        0        0        0        0
June 25, 2034.......     0        0        0        0        0        0        0        0        0        0        0        0

Weighted Average
Life in Years:
   Without Optional
   Termination....... 26.55     8.36     5.61     4.41     4.35     1.90    26.54     8.31     5.56     4.35     4.02     1.90
   With Optional
   Termination (10%). 26.46     7.76     5.21     4.11     3.32     1.90    26.46     7.76     5.20     4.08     3.32     1.90
   With Optional
   Termination (20%). 26.08     6.84     4.61     3.66     2.40     1.90    26.08     6.84     4.60     3.63     2.40     1.90

* Indicates a value greater than 0.0% and less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M7 AND CLASS M8 NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                         CLASS M7 NOTES                                       CLASS M8 NOTES
                      ---------------------------------------------------   ---------------------------------------------------
                        0%       50%      75%     100%     150%     200%      0%       50%      75%     100%     150%     200%
                      ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
Initial Percentage ..  100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%     100%
June 25, 2005 .......  100      100      100      100      100      100      100      100      100      100      100      100
June 25, 2006 .......  100      100      100      100      100        0      100      100      100      100      100        0
June 25, 2007 .......  100      100      100      100      100        0      100      100      100      100      100        0
June 25, 2008 .......  100       97       64       40       11        0      100       97       64       40        5        0
June 25, 2009 .......  100       80       47       26        0        0      100       80       47       26        0        0
June 25, 2010 .......  100       65       34       16        0        0      100       65       34       16        0        0
June 25, 2011 .......  100       53       25       11        0        0      100       53       25        3        0        0
June 25, 2012 .......  100       43       18        0        0        0      100       43       18        0        0        0
June 25, 2013 .......  100       35       13        0        0        0      100       35       13        0        0        0
June 25, 2014 .......  100       28        7        0        0        0      100       28        0        0        0        0
June 25, 2015 .......  100       23        0        0        0        0      100       23        0        0        0        0
June 25, 2016 .......  100       18        0        0        0        0      100       18        0        0        0        0
June 25, 2017 .......  100       15        0        0        0        0      100       15        0        0        0        0
June 25, 2018 .......  100       12        0        0        0        0      100        7        0        0        0        0
June 25, 2019 .......  100        7        0        0        0        0      100        0        0        0        0        0
June 25, 2020 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2021 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2022 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2023 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2024 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2025 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2026 .......  100        0        0        0        0        0      100        0        0        0        0        0
June 25, 2027 .......   94        0        0        0        0        0       94        0        0        0        0        0
June 25, 2028 .......   83        0        0        0        0        0       83        0        0        0        0        0
June 25, 2029 .......   72        0        0        0        0        0       72        0        0        0        0        0
June 25, 2030 .......   59        0        0        0        0        0       59        0        0        0        0        0
June 25, 2031 .......   46        0        0        0        0        0       46        0        0        0        0        0
June 25, 2032 .......   32        0        0        0        0        0       32        0        0        0        0        0
June 25, 2033 .......   16        0        0        0        0        0       16        0        0        0        0        0
June 25, 2034 .......    0        0        0        0        0        0        0        0        0        0        0        0

Weighted Average
Life in Years:
   Without Optional
   Termination....... 26.54     8.24     5.52     4.31     3.80     1.90    26.52     8.14     5.45     4.22     3.61     1.90
   With Optional
   Termination (10%). 26.46     7.76     5.20     4.07     3.32     1.90    26.46     7.76     5.20     4.04     3.32     1.90
   With Optional
   Termination (20%). 26.08     6.84     4.60     3.63     2.40     1.90    26.08     6.84     4.60     3.59     2.40     1.90

          PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M9
   NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                       CLASS M9 NOTES
                                    ---------------------------------------------------
                                      0%       50%      75%     100%     150%     200%
                                    ------   ------   ------   ------   ------   ------
              Initial Percentage ..   100%     100%     100%     100%     100%     100%
              June 25, 2005........   100      100      100      100      100      100
              June 25, 2006........   100      100      100      100      100        0
              June 25, 2007........   100      100      100      100      100        0
              June 25, 2008........   100       97       64       40        0        0
              June 25, 2009........   100       80       47       20        0        0
              June 25, 2010........   100       65       33        5        0        0
              June 25, 2011........   100       53       18        0        0        0
              June 25, 2012........   100       43        8        0        0        0
              June 25, 2013........   100       33        *        0        0        0
              June 25, 2014........   100       23        0        0        0        0
              June 25, 2015........   100       15        0        0        0        0
              June 25, 2016........   100        8        0        0        0        0
              June 25, 2017........   100        2        0        0        0        0
              June 25, 2018........   100        0        0        0        0        0
              June 25, 2019........   100        0        0        0        0        0
              June 25, 2020........   100        0        0        0        0        0
              June 25, 2021........   100        0        0        0        0        0
              June 25, 2022........   100        0        0        0        0        0
              June 25, 2023........   100        0        0        0        0        0
              June 25, 2024........   100        0        0        0        0        0
              June 25, 2025........   100        0        0        0        0        0
              June 25, 2026........   100        0        0        0        0        0
              June 25, 2027........    94        0        0        0        0        0
              June 25, 2028........    83        0        0        0        0        0
              June 25, 2029........    72        0        0        0        0        0
              June 25, 2030........    59        0        0        0        0        0
              June 25, 2031........    46        0        0        0        0        0
              June 25, 2032........    29        0        0        0        0        0
              June 25, 2033........     5        0        0        0        0        0
              June 25, 2034........     0        0        0        0        0        0

              Weighted Average
              Life in Years:
                 Without Optional
                 Termination....... 26.41     7.70     5.15     3.99     3.30     1.90
                 With Optional
                 Termination (10%). 26.40     7.61     5.09     3.94     3.26     1.90
                 With Optional
                 Termination (20%). 26.08     6.84     4.60     3.57     2.40     1.90

                   * Indicates a value greater than 0.0% and less than 0.5%.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST AND OF THE NOTES

        In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes (other than those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, FIC or one of its qualified real estate investment trust ("REIT") subsidiaries acquires beneficial ownership thereof (the "Retained Notes"), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

        In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool ("TMP"). Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership Certificate.

        FIC will hold through FOC, its wholly owned subsidiary, a 100% ownership interest in the Ownership Certificate. FIC represents it will file with its federal income tax return for its taxable year ended December 31, 2004 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, McKee Nelson LLP has not independently verified FIC's qualification as a REIT, but instead has relied solely upon the representation made by FIC concerning its REIT status. If FIC were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

        At the issuance of the Notes, FIC will also acquire beneficial ownership of the Retained Notes. Because FIC's qualified REIT subsidiary will own the Ownership Certificate, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate. If FIC were to sell the Retained Notes or the Ownership Certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the Trust generally would be the same as those described in the section captioned "-- Tax Consequences to Holders of the Notes -- Possible Alternative Treatment of the Notes" below. The remainder of this discussion, other than the portion captioned "Tax Consequences to Holders of the Notes -- Possible Alternative Treatment of the Notes," assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

        Interest Income on the Notes. The notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Material Federal Tax Consequences - Taxation of Securities Treated as Debt Instruments - Interest Income and OID" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to the Mortgage Loans. See "Yield, Prepayment and Weighted Average Life" above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

        Possible Alternative Treatments of the Notes. If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a class of notes did not represent debt instruments for U.S. federal income tax purposes, those notes might be treated as equity interests in the trust. If, as a result, a REIT did not hold, directly, or indirectly through a qualified REIT subsidiary, 100% of the equity in the trust, the trust could be subject to corporate income tax. Moreover, if a class of notes represented equity in the trust, payments of interest on that class of notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

        In addition to the federal income tax consequences described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered securities. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

                         LEGAL INVESTMENT CONSIDERATIONS

        At the end of the Pre-Funding Period, the Senior Notes and the Class M1, Class M2 and Class M3 Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes will not constitute "mortgage related securities" for purposes of the SMMEA.

        Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

        Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by such investors. See "Legal Investment Considerations" in the accompanying Prospectus.

                              ERISA CONSIDERATIONS

GENERAL

        Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

        Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE NOTES

        Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) and
(ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

        Without regard to whether the Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, Prohibited Transaction Class Exemption ("PTCE") 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23 (relating to transactions effected by an "in-house asset manager"); and any other applicable exemption granted by the U.S. Department of Labor (collectively, the "Investor-Based Exemptions") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

        The Notes should not be purchased with the assets of an employee benefit plan as described in Section 3(3) of ERISA and subject to Title I of ERISA, any plan subject to Section 4975 of the Code, any employee benefit plan or other retirement arrangement subject to any provision of applicable federal, state, local or foreign law materially similar to the foregoing provisions of ERISA or the Code or any entity deemed to hold the assets of the foregoing (a "Benefit Plan") if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any federal, state, local or foreign laws substantially similar to ERISA or the Code ("Similar Law").

        Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

        Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

                                 USE OF PROCEEDS

        The net proceeds from the sale of the Underwritten Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing and to fund the Pre-Funding Account on the Closing Date.

                                  UNDERWRITING

        Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and Lehman Brothers Inc., Credit Suisse First Boston LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated and Friedman, Billings, Ramsey & Co., Inc. (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each Underwriter has severally but not jointly agreed to purchase from the Depositor, the principal amounts of the following classes of Notes (the "Underwritten Notes") shown opposite its name:

                                                 Class 1-A       Class 2-A1       Class 2-A2       Class 2-A3
Underwriter                                        Notes            Notes            Notes            Notes
----------------                              --------------   --------------   --------------   --------------
Lehman Brothers Inc. ......................   $  101,108,000   $   51,019,000   $   41,500,000   $    9,376,000
Credit Suisse First Boston LLC ............      101,107,000       51,017,000       41,500,000        9,375,000
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated .........................        101,107,000       51,017,000       41,500,000        9,375,000
Friedman, Billings, Ramsey & Co., Inc. ....      101,107,000       51,017,000       41,500,000        9,375,000
                                              --------------   --------------   --------------   --------------
Total .....................................   $  404,429,000   $  204,070,000   $  166,000,000   $   37,501,000
                                              ==============   ==============   ==============   ==============

                                                 Class M1         Class M2         Class M3         Class M4
Underwriter                                        Notes            Notes            Notes            Notes
----------------                              --------------   --------------   --------------   --------------
Lehman Brothers Inc. ......................   $    6,750,000   $    6,875,000   $    4,375,000   $    7,500,000
Credit Suisse First Boston LLC ............        6,750,000        6,875,000        4,375,000        7,500,000
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated .........................          6,750,000        6,875,000        4,375,000        7,500,000
Friedman, Billings, Ramsey & Co., Inc. ....        6,750,000        6,875,000        4,375,000        7,500,000
                                              --------------   --------------   --------------   --------------
Total .....................................   $   27,000,000   $   27,500,000   $   17,500,000   $   30,000,000
                                              ==============   ==============   ==============   ==============

                                                 Class M5         Class M6         Class M7
Underwriter                                        Notes            Notes            Notes
----------------                              --------------   --------------   --------------
Lehman Brothers Inc. ......................   $    3,125,000   $    3,125,000   $    2,500,000
Credit Suisse First Boston LLC ............        3,125,000        3,125,000        2,500,000
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated .........................          3,125,000        3,125,000        2,500,000
Friedman, Billings, Ramsey & Co., Inc. ....        3,125,000        3,125,000        2,500,000
                                              --------------   --------------   --------------
Total .....................................   $   12,500,000   $   12,500,000   $   10,000,000
                                              ==============   ==============   ==============

        The distribution of the Underwritten Notes by the Underwriters will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling the Underwritten Notes to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Underwritten Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

        Expenses incurred by the Depositor in connection with this offering are expected to be approximately $125,000.

        The Underwriting Agreement provides that the Depositor will indemnify each Underwriter against certain civil liabilities, including liabilities under the Act.

        The Class A-IO, Class M8 and Class M9 Notes will be transferred to the Seller or an affiliate thereof on the Closing Date.

        Immediately prior to the sale of the Mortgage Loans to the Trust, certain of the Mortgage Loans were subject to financing provided by an affiliate of one or more of the Underwriters. Fieldstone Investment Corporation will apply a portion of the proceeds from the sale of the Underwritten Notes to repay such financing.

        Lehman Brothers Inc. is an affiliate of the Depositor and the Swap Counterparty.

        After the initial payment of the Underwritten Notes by the Underwriters, the accompanying Prospectus and Prospectus Supplement may be used by the Underwriters in connection with market making transactions in the Underwritten Notes. The Underwriter may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

                                  LEGAL MATTERS

        Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, New York, New York.

                                     RATINGS

        It is a condition to the issuance of the Class 1-A, Class 2-A1, Class 2-A2, Class 2-A3 and Class A-IO Notes that they be rated "AAA" by S&P and by Fitch Ratings and "Aaa" by Moody's (collectively, "Rating Agencies"). It is a condition to the issuance of the Class M1 Notes that they be rated "AA+" by S&P and by Fitch Ratings and "Aa1" by Moody's. It is a condition to the issuance of the Class M2 Notes that they be rated "AA+" by S&P, "AA" by Fitch Ratings and "Aa2" by Moody's. It is a condition to issuance of the Class M3 Notes that they be rated "AA" by S&P, "AA-" by Fitch Ratings and "Aa3" by Moody's. It is a condition to the issuance of the Class M4 Notes that they be rated "A+" by S&P, "A" by Fitch Ratings and "A2" by Moody's. It is a condition to the issuance of the Class M5 Notes that they be rated "A" by S&P, "A-" by Fitch Ratings and "A3" by Moody's. It is a condition to the issuance of the Class M6 Notes that they be rated "A-" by S&P, "BBB+" by Fitch Ratings and "Baa1" by Moody's. It is a condition to the issuance of the Class M7 Notes that they be rated "BBB+" by S&P, "BBB" by Fitch Ratings and "Baa2" by Moody's. It is a condition to the issuance of the Class M8 Notes that they be rated "BBB" by S&P and by Fitch Ratings and "Baa3" by Moody's. It is a condition to the issuance of the Class M9 Notes that they be rated "BBB-" by S&P.

        The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

        The ratings do not address the likelihood that any Basis Risk Shortfall will be repaid to Noteholders from Monthly Excess Cashflow, the Swap Agreement or the Corridor Contract. In addition, the ratings on the Class A-IO Notes do not address whether investors in those Notes will fail to recoup their initial investment due to a faster than anticipated rate of prepayments.

        The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

        The Depositor has not requested a rating of the Notes by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies described above.

                            INDEX OF PRINCIPAL TERMS

DEFINED TERMS                                                                                 PAGE
-------------                                                                                 ----
1-A Spread....................................................................................S-43
2/28 LIBOR ARM Loans..........................................................................S-78
2/28 LIBOR IO ARM Loans.......................................................................S-78
2-A1 Spread...................................................................................S-43
2-A2 Spread...................................................................................S-44
2-A3 Spread...................................................................................S-44
3/27 LIBOR ARM Loans..........................................................................S-78
3/27 LIBOR IO ARM Loans.......................................................................S-78
5/1 Treasury ARM Loans........................................................................S-78
5/1 Treasury IO ARM Loans.....................................................................S-78
Accrual Period................................................................................S-43
Act..........................................................................................S-146
Adjustment Date...............................................................................S-78
Advance......................................................................................S-117
Aggregate Collateral Amount...................................................................S-47
Aggregate Cut-off Collateral Amount...........................................................S-45
Aggregate Expense Rate........................................................................S-47
Aggregate Loan Balance........................................................................S-47
Aggregate Overcollateralization Release Amount................................................S-64
A-IO(1) Component.............................................................................S-45
A-IO(2) Component.............................................................................S-45
Basis Risk Shortfall..........................................................................S-47
BBA...........................................................................................S-53
Beneficial Owner..............................................................................S-38
Benefit Plan.................................................................................S-145
Book-Entry Notes..............................................................................S-37
Business Day..................................................................................S-37
Ceiling Rate..................................................................................S-49
Chase........................................................................................S-113
Chase Subprime Securitized Servicing Portfolio...............................................S-113
Class A Notes.................................................................................S-36
Class Notional Amount.........................................................................S-36
Class Principal Amount........................................................................S-46
Clearstream Luxembourg........................................................................S-38
Clearstream Luxembourg Participants...........................................................S-40
Closing Date..................................................................................S-46
Collateral Value..............................................................................S-77
Collection Account............................................................................S-43
Collection Period.............................................................................S-55
Combined Loan-to-Value Ratio..................................................................S-77
Compensating Interest........................................................................S-117
Component Notional Amounts....................................................................S-45
Corridor......................................................................................S-49

Corridor Contract.............................................................................S-49
Corridor Counterparty.........................................................................S-49
Corridor Payment Date.........................................................................S-49
CPR..........................................................................................S-130
Credit Scores................................................................................S-106
Cumulative Loss Trigger Event.................................................................S-61
Current Interest..............................................................................S-43
Custodial Account.............................................................................S-36
Deferred Interest.............................................................................S-73
Definitive Note...............................................................................S-37
Delinquency Rate..............................................................................S-62
Depositor.....................................................................................S-36
Designated Telerate Page......................................................................S-54
DTC...........................................................................................S-37
Euroclear.....................................................................................S-38
Euroclear Operator............................................................................S-40
Euroclear Participants........................................................................S-40
European Depositaries.........................................................................S-38
FIC...........................................................................................S-76
Financial Intermediary........................................................................S-38
FMC..........................................................................................S-104
Global Securities..............................................................................A-1
Gross Margin..................................................................................S-78
Indenture....................................................................................S-119
Indenture Default............................................................................S-123
Initial Cut-off Date..........................................................................S-75
Initial Rate Cap..............................................................................S-78
Insurance Proceeds............................................................................S-55
Interest Rates................................................................................S-43
Interest Remittance Amount....................................................................S-53
Interest-Only Notes...........................................................................S-36
LBH...........................................................................................S-49
LIBOR.........................................................................................S-53
LIBOR Business Day............................................................................S-54
LIBOR Determination Date......................................................................S-53
LIBOR Notes...................................................................................S-36
Liquidated Mortgage Loan......................................................................S-67
M1 Principal Deficiency Amount................................................................S-73
M1 Principal Payment Amount...................................................................S-62
M1 Spread.....................................................................................S-44
M1 Target Amount..............................................................................S-65
M2 Principal Deficiency Amount................................................................S-73
M2 Principal Payment Amount...................................................................S-62
M2 Spread.....................................................................................S-44
M2 Target Amount..............................................................................S-65
M3 Principal Deficiency Amount................................................................S-73

M3 Principal Payment Amount...................................................................S-62
M3 Spread.....................................................................................S-44
M3 Target Amount..............................................................................S-65
M4 Principal Deficiency Amount................................................................S-73
M4 Principal Payment Amount...................................................................S-63
M4 Spread.....................................................................................S-44
M4 Target Amount..............................................................................S-65
M5 Principal Deficiency Amount................................................................S-73
M5 Principal Payment Amount...................................................................S-63
M5 Spread.....................................................................................S-44
M5 Target Amount..............................................................................S-66
M6 Principal Deficiency Amount................................................................S-74
M6 Principal Payment Amount...................................................................S-63
M6 Spread.....................................................................................S-44
M6 Target Amount..............................................................................S-66
M7 Principal Deficiency Amount................................................................S-74
M7 Principal Payment Amount...................................................................S-63
M7 Spread.....................................................................................S-44
M7 Target Amount..............................................................................S-66
M8 Principal Deficiency Amount................................................................S-74
M8 Principal Payment Amount...................................................................S-63
M8 Spread.....................................................................................S-44
M8 Target Amount..............................................................................S-66
M9 Principal Deficiency Amount................................................................S-74
M9 Principal Payment Amount...................................................................S-64
M9 Spread.....................................................................................S-44
M9 Target Amount..............................................................................S-66
Master Servicer..............................................................................S-112
Master Servicing Fee.........................................................................S-116
Master Servicing Fee Rate....................................................................S-116
Maximum Rate..................................................................................S-78
Minimum Rate..................................................................................S-78
Modeling Assumptions.........................................................................S-130
Monthly Excess Cashflow.......................................................................S-68
Mortgage Loan Purchase Agreement.............................................................S-119
Mortgage Loans................................................................................S-36
Mortgage Pool.................................................................................S-36
Mortgage Rate.................................................................................S-47
Net Funds Rate................................................................................S-46
Net Liquidation Proceeds......................................................................S-55
Net Mortgage Rate.............................................................................S-47
Net Swap Payments.............................................................................S-48
Net Swap Receipts.............................................................................S-48
Noteholder....................................................................................S-38
Notes.........................................................................................S-36
Original Loan-to-Value Ratio..................................................................S-77

Overcollateralization Amount..................................................................S-64
Overcollateralization Deficiency..............................................................S-64
Owner Trustee Fee.............................................................................S-53
Ownership Certificate.........................................................................S-37
Ownership Certificateholder...................................................................S-37
Participant...................................................................................S-38
Payahead......................................................................................S-53
Payment Date..................................................................................S-37
Penalty Period................................................................................S-77
Percentage Interest...........................................................................S-46
Periodic Rate Cap.............................................................................S-78
Pool 1........................................................................................S-36
Pool 1 Fixed Rate Cap.........................................................................S-47
Pool 1 Monthly Excess Interest................................................................S-52
Pool 2........................................................................................S-36
Pool 2 Fixed Rate Cap.........................................................................S-47
Pool 2 Monthly Excess Interest................................................................S-52
Pool Balance..................................................................................S-47
Pool Percentage...............................................................................S-47
Pre-Funding Account..........................................................................S-101
Pre-Funding Period...........................................................................S-101
Prepayment Assumption........................................................................S-130
Prepayment Interest Excess...................................................................S-117
Prepayment Interest Shortfall................................................................S-116
Prepayment Period.............................................................................S-55
Prepayment Premium............................................................................S-76
Principal Payment Amount......................................................................S-54
Principal Remittance Amount...................................................................S-54
Priority Class...............................................................................S-124
Purchase Price...............................................................................S-125
Rating Agencies..............................................................................S-147
Realized Loss.................................................................................S-67
Record Date...................................................................................S-37
Recoveries....................................................................................S-56
REIT.........................................................................................S-142
Related Senior Principal Payment Amount.......................................................S-61
Relevant Depositary...........................................................................S-38
Retained Notes...............................................................................S-142
Rolling Three Month Delinquency Rate..........................................................S-62
Rules.........................................................................................S-38
Scheduled Payment.............................................................................S-56
Scheduled Principal Balance...................................................................S-56
Senior Enhancement Percentage.................................................................S-64
Senior Notes..................................................................................S-36
Senior Principal Payment Amount...............................................................S-62
Senior Priorities.............................................................................S-58

Senior Proportionate Percentage...............................................................S-64
Senior Target Amount..........................................................................S-65
Servicer.....................................................................................S-112
Servicer Remittance Date......................................................................S-42
Servicing Administration Fee.................................................................S-116
Servicing Administration Fee Rate............................................................S-116
Similar Law..................................................................................S-145
Six-Month LIBOR Index.........................................................................S-80
Six-Month LIBOR Loans.........................................................................S-78
SMMEA........................................................................................S-143
Stepdown Date.................................................................................S-62
Strike Rate...................................................................................S-49
Subordinate Fixed Rate Cap....................................................................S-47
Subordinate Notes.............................................................................S-36
Subsequent Cut-off Date......................................................................S-102
Subservicer..................................................................................S-112
Substitution Amount...........................................................................S-53
Swap Agreement................................................................................S-48
Swap Counterparty.............................................................................S-48
Swap Fixed Rate...............................................................................S-48
Swap Fixed Rate Amount........................................................................S-48
Swap Notional Balances........................................................................S-48
Swap Payment Date.............................................................................S-48
Target Amount.................................................................................S-61
Target Overcollateralization Amount...........................................................S-65
Terms and Conditions..........................................................................S-40
TMP..........................................................................................S-142
Total Principal Deficiency Amount.............................................................S-74
Transfer and Servicing Agreement.............................................................S-119
Treasury Loans................................................................................S-79
Treasury Mortgage Index.......................................................................S-80
Trigger Event.................................................................................S-61
Trust.........................................................................................S-36
Trust Administrator...........................................................................S-75
Trust Estate.................................................................................S-119
Underwriters.................................................................................S-146
Underwriting Agreement.......................................................................S-146
Underwritten Notes...........................................................................S-146
Wells Fargo..................................................................................S-112

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



                                    ANNEX A:

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered Fieldstone Mortgage Investment Trust, Series 2004-3 Mortgage Backed Notes (the "Global Securities") will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

        Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed notes issues.

        Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

        A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

        All Global Securities will be held in book entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

        Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

        Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

        Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A holder that is not a United States person within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

        I. the Trust Administrator or the U.S. withholding agent receives a statement--

                (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that--

                (i)     is signed by the noteholder under penalties of perjury,

                (ii) certifies that such owner is not a United States person, and

                (iii)   provides the name and address of the noteholder, or

                (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that --

                (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on behalf of the noteholder has received such IRS Form W-8BEN (or any successor form),

                (iii) provides the name and address of the noteholder, and

                (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

        II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

        III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

        IV. the holder is a non-withholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

        A holder holding book entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

        In addition, all holders holding book entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

        I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

        II. provides a properly executed IRS Form W 9 (or any substitute form) if that person is a United States person; or

        III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

        This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry notes.

        The term "United States" person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

PROSPECTUS

                     STRUCTURED ASSET SECURITIES CORPORATION

                                    DEPOSITOR

                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (Issuable in Series)

                                   ----------

EACH TRUST FUND:

o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

    o mortgage loans or participation interests in mortgage loans, including manufactured home loans;

    o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

    o   private mortgage backed certificates, as described in this prospectus;
        and

    o   payments due on those mortgage loans and mortgage backed certificates.

        The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

o   will be offered for sale pursuant to a prospectus supplement;

o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

o   may have one or more forms of credit enhancement.

        The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

        The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC or FASIT election for federal income tax purposes.

        The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

        Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                 LEHMAN BROTHERS

                  The date of this prospectus is June 22, 2004

                          DESCRIPTION OF THE SECURITIES
GENERAL

        The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

        Each series of Securities will consist of one or more classes of Securities, one or more of which may:

        o accrue interest based on a variable or adjustable rate ( "Floating Rate Securities");

        o provide for the accrual of interest, which is periodically added to the principal balance of the Securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement ("Compound Interest Securities");

        o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

        o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

        o not be entitled to principal until the earlier of the date specified in the prospectus supplement or the date on which the principal of all Securities of the series having an earlier Final Scheduled Distribution Date have been paid in full ("Planned Amortization Certificates" or "PACs");

        o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

        o be other types of Securities, as described in the prospectus supplement.

        If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

        Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration."

DISTRIBUTIONS ON THE SECURITIES

        General

        Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

        Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of 12 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

        The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

        For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

        Single Class Securities Generally

        With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "-- Subordinate Securities" below.

        If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

        If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

        Multi-Class Series

        A series of Securities may include Floating Rate Securities, Compound Interest Securities and Planned Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See " -- Subordinate Securities" below and "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

        Distributions of interest on Compound Interest Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Compound Interest Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Compound Interest Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Compound Interest Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

        A Multi-Class Series may also include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, index, or other method by which the Floating Rate for each period will be determined.

        Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Compound Interest Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date.

        Subordinate Securities

        A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

OPTIONAL TERMINATION

        If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

        o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

        o "Aggregate Asset Principal Balance" means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

        The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of Default; Rights Upon Event of Default" and "-- Termination."

OPTIONAL PURCHASE OF SECURITIES

        The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

OTHER PURCHASES

        If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class or mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

        The depositor may also have the option to obtain for any series of Securities, one or more guarantees from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of Securities:

        o    call protection for any class of Securities of a series;

        o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

        o    certain other guarantees described in the prospectus supplement.

BOOK-ENTRY REGISTRATION

        General

        If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to herein as "Clearstream") or Euroclear Bank S.A./NV as operator of the Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

        No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "-- Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

        Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

        DTC

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

        Clearstream

        Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, "CSSF." Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

        Euroclear

        Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative

Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

        The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

        Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective depositary (individually the "Relevant Depositary" and collectively, the "European Depositaries"). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

        DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

        Beneficial Ownership of Book-Entry Securities

        Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

        The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

        Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

        Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

        Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates -- Foreign Persons," "-- Grantor Trust Certificates -- Foreign Persons" and "-- Partner Certificates -- Foreign Persons" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A to the prospectus supplement.

        Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

        Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

        Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations --Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "-- REMIC Residual Certificates --

Administrative Provisions," "-- Grantor Trust Certificates -- Trust Reporting" and "-- Partner Certificates -- Information Reporting" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

        Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

        Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

        None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Definitive Securities

        Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than 50% of the aggregate percentage interests evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book- Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.


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



                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

        With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

PRINCIPAL PREPAYMENTS

        With respect to a series for which the Primary Assets consist of Loans or participation interests in Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL AMOUNT

        A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

INTEREST OR PRINCIPAL WEIGHTED SECURITIES

        If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

FINAL SCHEDULED DISTRIBUTION DATE

        The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of


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



the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

        Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

        The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

        Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

        CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

        Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

        The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.


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



OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

        Type of Loan

        Mortgage Loans secured by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties") may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

        In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related scheduled payment of principal and interest (the "Scheduled Payment"), negative amortization may result or the amount of interest accrued on the Stated Principal Balance thereof may exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest"). However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

        To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

        In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial interest rates borne by the Loans ("Mortgage Rates"), Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

        If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the master servicer, servicer, or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

        A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

        In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

        Foreclosures and Payment Plans

        The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

        Due on Sale Clauses

        The acceleration of repayment as a result of certain transfers of the real property securing a Mortgage Loan (the "Mortgaged Property") is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the master servicer or the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

        Optional Termination

        If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities -- Optional Termination."

                                 THE TRUST FUNDS

GENERAL

        The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

        The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

        o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

        o amounts held from time to time in the Collection Account and the Distribution Account established for a series of Securities;


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



        o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

        o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

        o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

        o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

        o any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

        o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

        o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement).

        The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

        The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

        o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

        o    Fannie Mae certificates;

        o    Freddie Mac certificates;

        o mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

        o    Mortgage Loans or participation interests in Mortgage Loans; and

        o Manufactured Home Loans or participation interests in Manufactured Home Loans.

        To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ("Assistance Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured. Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

        Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as "Loans." Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

        Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Participation interests in a Loan or a loan pool will be purchased by the depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the depositor under the Participation Agreement will be evidenced by a participation certificate. The trustee will be the holder of a participation certificate. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements -- Assignment of Primary Assets."


GINNIE MAE CERTIFICATES

        General

        The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

        The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

        Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

        Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

        With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

        The Underlying Mortgage Loans

        Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

        All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

        Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.


        The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

        Ginnie Mae

        The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

        Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.


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



FANNIE MAE CERTIFICATES

        General

        Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

        Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

        Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

        The Underlying Mortgage Loans

        Unless otherwise specified in the prospectus supplement for a series of Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of:

        o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

        o    fixed-rate level payment FHA Loans or VA Loans;

        o    adjustable rate mortgage loans;

        o    GEM Loans, Buy-Down Loans or GPM Loans; and

        o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by Multifamily Property.

        Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

        Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-


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



through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

        The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

        The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

        Fannie Mae

        Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

        Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

FREDDIE MAC CERTIFICATES

        General

        The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

        The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

        Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:


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



        o    30 days following foreclosure sale;

        o    30 days following payment of the claim by any mortgage insurer; or

        o    30 days following the expiration of any right of redemption.

        In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

        Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

        Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

        Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

        Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.


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



        The Underlying Mortgage Loans

        Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

        The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

        Freddie Mac

        The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

PRIVATE MORTGAGE-BACKED SECURITIES

        General

        The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

        o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

        o collateralized mortgage obligations secured by Loans or Agency Certificates.

        Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

        The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

        Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

        Underlying Loans

        The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the prospectus supplement:

        o no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

        o each Mortgage Loan secured by a Single Family Property and having a Loan- to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

        o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

        o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

        o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

        o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

        Credit Support Relating to Private Mortgage-Backed Securities

        Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

        Additional Information

        The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

        o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

        o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity,
                (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

        o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

        o       the weighted average interest rate of the Private
                Mortgage-Backed Securities;

        o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

        o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

        o the terms on which the underlying Loans for the Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

        o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

        If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

THE MORTGAGE LOANS

        General

        The Primary Assets in a trust fund for a series of Securities may include mortgage loans or participation interests in mortgage loans (together, "Mortgage Loans"). Generally, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

        The Mortgage Loans in a trust fund may be Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

        o    fixed interest rate or adjustable interest rate Mortgage Loans;

        o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

        o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

        o    Buy-Down Loans;

        o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks; or

        o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

        The Mortgage Loans may include:

        o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings"); or

        o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements.

        Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on Mortgaged Property. If specified in the prospectus supplement, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

        The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) or Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property or Single Family Property may include mixed commercial and residential structures.

        Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

        The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

        The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, unless otherwise specified in the prospectus supplement, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

        o no first lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 125%;

        o no first lien Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

        o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

        o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

        o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

        The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

        Unless otherwise specified in the prospectus supplement, "Buy-Down Loans," which are level payment Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan, are also generally subject to the following requirements:

        o during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the Buy-Down Loans must provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that is not more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%;

        o    the Buy-Down Period may not exceed three years;

        o the maximum amount of funds that may be contributed for a Mortgaged Property having a Loan-to-Value Ratio (1) of 90% or less at origination is limited to 10% of the Appraised Value of the


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



             Mortgaged Property, and (2) of over 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property;

        o the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. (This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor); and

        o the borrower under each Buy-Down Loan must be qualified at a mortgage rate that is not more than 3% per annum below the current mortgage rate at origination. (Accordingly, the repayment of a Buy-Down Loan depends on the borrower's ability to make larger Scheduled Payments after the Buy-Down Amounts are depleted).

        Multifamily Properties are generally subject to the following requirements, unless otherwise specified in the prospectus supplement:

        o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

        o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

        o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

        o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

        As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

        Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

        These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

        The index (the "Index") applicable to any ARM comprising the Primary Assets will be the one-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any other index or indices as described in the prospectus supplement.

     Certain of the Mortgage Loans may be fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

        o the death of the borrower, or the last living of two co-borrowers;

        o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

        o    the sale of the related Mortgaged Property.

        The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

        The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

             (1) the aggregate outstanding principal balance of the Mortgage Loans;

             (2) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

             (3) the average outstanding principal balance of the Mortgage
        Loans;

             (4) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

             (5) the range of Loan-to-Value Ratios for the Mortgage Loans;

             (6) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

             (7) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

             (8) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

             (9) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans; and

             (10) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes.

        If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

THE MANUFACTURED HOME LOANS

        The Loans secured by Manufactured Homes ("Manufactured Home Loans") comprising or underlying the Primary Assets for a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution that is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

        The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

        Each "Manufactured Home" securing the Manufactured Home Loan consists of a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or 40 body feet or more in length, or, when erected on site, is 320 or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

        Unless otherwise specified in the prospectus supplement for a series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a series:

        o no Manufactured Home Loan may have a Loan-to-Value Ratio at origination in excess of 95%;

        o each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

        o no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

        o each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

        The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of the loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of the Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

        The prospectus supplement for a series of Securities will provide information about the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including:

             (1) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets;

             (2) the weighted average interest rate on the Manufactured Home Loans;

             (3) the average outstanding principal balance of the Manufactured Home Loans;

             (4) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity;

             (5) the range of Loan-to-Value Ratios of the Manufactured Home
        Loans;

             (6) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

             (7) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and

             (8) the distribution by state of Manufactured Homes securing the Loans.

        If information of the type specified above respecting the Manufactured Home Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

        The information described above regarding the Manufactured Home Loans in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the Mortgage Loans in the trust fund.

PRE-FUNDING ARRANGEMENTS

        The depositor may be required to deposit cash or liquid securities into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. Unless otherwise specified in the prospectus supplement, the Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

        If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

        Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

        The trustee, or the master servicer, in the name of the trustee, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

        Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the


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



Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account.

        A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

OTHER FUNDS OR ACCOUNTS

     A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans -- Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

        The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

        Unless otherwise specified in the prospectus supplement, the originators of the Mortgage Loans will have been savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by subsidiaries of the depositor. Manufactured Home Loans may have been originated by these institutions (other than a subsidiary of the depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

        In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants


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and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

        The adequacy of the property financed by the related Loan as security for repayment of the Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, the appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

        In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

        With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

        Certain types of Loans that may be included in the Primary Assets for a series of Securities may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

        To the extent specified in the prospectus supplement, the depositor may purchase Loans (or participation interests therein) for inclusion in a trust fund that are underwritten under standards and procedures that vary from and are less stringent than those described in this prospectus. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to those Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the


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Loans may be underwritten primarily on the basis of an appraisal of the
Mortgaged Property and Loan-to-Value Ratio on origination.

        In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

        Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

LOSS EXPERIENCE

        The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

        No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

        To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

REPRESENTATIONS AND WARRANTIES

        Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will represent and warrant to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund, that:


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        o    any required title insurance (or in the case of Mortgaged
             Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty;

        o immediately prior to the transfer and assignment of the Mortgage Loans the depositor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;

        o with respect to first lien Mortgage Loans, each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair;

        o each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and

        o each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

        If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the "Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures."

        With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

        Unless otherwise specified in the prospectus supplement, with respect to each Manufactured Home Loan, the depositor or another entity, based, in part, upon representations and warranties of the originator of the Manufactured Home Loan, will represent and warrant, among other things that:

        o immediately prior to the transfer and assignment of the Manufactured Home Loans to the trustee, the depositor had good title to, and was the sole owner of, each Manufactured Home Loan;

        o as of the date of the transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims;

        o each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

        o with respect to first lien Manufactured Home Loans, as of the date of the transfer and assignment, each Manufactured Home Loan constitutes a valid lien on the related Manufactured Home and is free of material damage and is in good repair;

        o as of the date of the representation and warranty, no Manufactured Home Loan is more than 59 days delinquent, and there are no delinquent tax or assessment liens against the related Manufactured Home; and


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



        o with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the depositor and that all premiums due on the insurance have been paid in full.

        Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements -- Assignment of Primary Assets."

        The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

SUBSTITUTION OF PRIMARY ASSETS

        Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                               SERVICING OF LOANS

GENERAL

        Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, descriptions of the rights and obligations of a master servicer will also be applicable to a servicer, and descriptions of the rights and obligations of servicers that service Loans under the supervision of a master servicer will generally be applicable to Subservicers. If the master servicer is not directly servicing the Loans, then the master servicer will generally:

        o administer and supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the master servicer;

        o maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans; and

        o advance funds as described below under "Advances and Limitations Thereon."

        If the master servicer services the Loans through servicers as its agents, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers. If a single servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.

        The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates that constitute the Primary Assets. The master servicer may be an affiliate of the


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



depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

        The master servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the prospectus supplement. Each servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the fee paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

        The master servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

        o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

        o withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account; or

        o requesting that the trustee pay the Servicing Fee out of amounts in the Distribution Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

        The master servicer, acting directly or through servicers, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Agreement for a series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the master servicer and any servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (2) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on the Loan.

        As specified in the prospectus supplement, the master servicer or the servicers acting under its supervision, to the extent permitted by law, may establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account with respect to those Loans.

        Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate the Escrow Account. The master servicer or the applicable servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

        The master servicer or the trustee will establish a separate account (the "Collection Account") in the name of the trustee. The Collection Account will be maintained in an account or accounts (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Securities of the related series, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each Rating Agency or (3) with a depository institution otherwise acceptable to each Rating Agency.


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



        The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

        As specified in the applicable Agreement, the master servicer will deposit into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the master servicer on or before the closing date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

        o all payments on account of principal, including prepayments, on the Loans;

        o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of the Loans;

        o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Loan;

        o all proceeds received by the trustee under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Agreement (which will be retained by the master servicer and not deposited in the Collection Account);

        o all amounts required to be deposited therein from any applicable Reserve Fund for the related series pursuant to the related Agreement;

        o all Advances for the related series made by the master servicer pursuant to the related Agreement; and

        o all proceeds of any Loans repurchased by the depositor pursuant to the related Agreement.

        Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes:

        o to reimburse itself for Advances for the related series made by it pursuant to the related Agreement; the master servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any Advance was made;

        o to reimburse itself for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

        o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;


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



        o in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from the related Scheduled Payment, late payment or other recovery, to the extent permitted by the Agreement;

        o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

        o to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the depositor pursuant to the related Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

        o to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

        o to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement; and

        o to clear and terminate the Collection Account pursuant to the related Agreement.

        In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

SERVICING ACCOUNTS

        In those cases where a servicer is servicing a Mortgage Loan, the servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the master servicer. The servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its servicing compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the prospectus supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

        With respect to each Buy-Down Loan, if any, included in a trust fund, the master servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

        Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the master servicer will deposit in the Collection Account the amount,


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



if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

        If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the Buy-Down Period, the master servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the master servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the master servicer or the insurer under any related insurance policy), the master servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

        The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the master servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

        If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the master servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

        With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

ADVANCES AND OTHER PAYMENTS, AND LIMITATIONS THEREON

        General

        The prospectus supplement will describe the circumstances under which the master servicer or servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and the obligation to do so may be limited in amount, may be limited to advances received from the servicers, if


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any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

        Payments in Connection With Prepaid Loans

        In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the trustee for deposit into the Distribution Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest
Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the master servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

        Standard Hazard Insurance; Flood Insurance

        Except as otherwise specified in the prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

        The master servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will cause to be maintained or use its best reasonable efforts to cause the servicer to maintain with respect to property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

        Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event


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



that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

        The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium
Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

        Special Hazard Insurance Policy

        To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

        Primary Mortgage Insurance

        To the extent described in the prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required


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



to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located duly authorized and licensed in the state to transact the applicable insurance business and to write the insurance provided (each, a "Qualified Insurer").

        Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

        FHA Insurance and VA Guarantees

        To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

        Pool Insurance Policy

        If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

        The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

        Bankruptcy Bond

        If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond."


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



PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

        The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

        The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

        Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer will not liquidate any collateral acquired through foreclosure later than one year after the acquisition of the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

        Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

        As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

        With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.


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



ENFORCEMENT OF DUE-ON-SALE CLAUSES

        Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In this case, or if the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the Loan and pursuant to which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the prospectus supplement, securityholders would not benefit from any increase.

CERTAIN RIGHTS RELATED TO FORECLOSURE

        Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the master servicer or any servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

        As provided in the prospectus supplement, the trust fund or the master servicer will pay the fees of the servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

        The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.


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



        In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

        If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the master servicer's remittance to the trustee for deposit into the Distribution Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

        The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

EVIDENCE AS TO COMPLIANCE

        If specified in the prospectus supplement, the related Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the master servicer and that, on the basis of its examination, the firm is of the opinion that the servicing has been conducted in compliance with the related Agreement except for exceptions that the firm believes to be immaterial and any other exceptions as set forth in the statement.

        The related Agreement for each series may also provide for delivery to the trustee for the series of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

        The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

        In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Event of Default; Rights upon Events of Default."

        The master servicer will generally have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that the purchaser or transferee accepting the assignment or delegation:

        o       is qualified to service mortgage loans for Fannie Mae or Freddie
                Mac;

        o is reasonably satisfactory to the trustee for the related series;

        o       has a net worth of not less than $15,000,000; and

        o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual


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



                performance and observance of each covenant and condition to be performed or observed by the master servicer under the related Agreement from and after the date of the agreement;

provided further that each Rating Agency's rating of the Securities for the related series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer.

        No assignment will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above, however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer set forth in the preceding paragraph.

        Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

        Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

CERTAIN RISKS

        If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the Agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer or master servicer.

        If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable Agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.


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



                                 CREDIT SUPPORT

GENERAL

        Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

        o       an irrevocable letter of credit;

        o the subordination of one or more classes of the Securities of a series;

        o       reserve funds;

        o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

        o       a surety bond or financial guaranty insurance policy;

        o       the use of cross-support features; or

        o another method of credit support described in the prospectus supplement.

        In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

        Unless otherwise specified in the prospectus supplement for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreement -- Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

        If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

        o       the amount payable under the credit support;

        o any conditions to payment thereunder not otherwise described in this prospectus;

        o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

        o the material provisions of any agreement relating to the credit support.

        Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

        o       a brief description of its principal business activities;

        o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

        o if applicable, the credit ratings assigned to it by rating agencies; and

        o       certain financial information.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

        If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the


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rights of the Senior securityholders to the extent of the then applicable
"Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

        A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code Section 101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

        With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

        Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

CROSS-SUPPORT FEATURES

        If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

INSURANCE

        Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect


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to all Loans comprising or underlying the Primary Assets for a series, or those
Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

        Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

LETTER OF CREDIT

        The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

FINANCIAL GUARANTY INSURANCE POLICY

        Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

RESERVE FUNDS

        One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.


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



        Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

        Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

        Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

                   DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

        The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

MORTGAGE INSURANCE ON THE LOANS

        General

        Unless otherwise specified in the prospectus supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

        A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "-- Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

        To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy or other credit support for the related series, any losses would affect payments to securityholders. In addition,


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



the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "-- Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders.

        Primary Mortgage Insurance

        Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

        o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

        o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

        o       amounts expended but not approved by the mortgage insurer;

        o       claim payments previously made by the mortgage insurer; and

        o       unpaid premiums.

        Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

        o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

        o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

        o       physical damage to the Mortgaged Property; and

        o the related servicer not being approved as a servicer by the mortgage insurer.

        Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

        As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

        o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer,
                (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;


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



        o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

        o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

        Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

        o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

        o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

        o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

        o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

        o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

        o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

        The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

        FHA Insurance and VA Guaranty

        The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

        Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.


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        FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

        The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

        HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

        On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C
334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

        HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related master servicer or servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Mortgage Loan for an amount equal to the principal balance of the debenture.

        The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a


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date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

        Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a master servicer or servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

        VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

        With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

        In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

        When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

        In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to


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the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.


        Pool Insurance Policy

        If specified in the prospectus supplement, the master servicer will be required to maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

        The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

        Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

        o the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property;

        o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

        o advances made by the insured as described above less certain payments.

        An "approved sale" is:

        o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

        o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

        o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

        o       the acquisition of the Mortgaged Property by the pool insurer.

        As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

        The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach


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the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

        Mortgage Insurance with Respect to Manufactured Home Loans

        A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

HAZARD INSURANCE ON THE LOANS

        Standard Hazard Insurance Policies

        The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

        The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

        The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance


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proceeds to the restoration of damaged property, then damage to the borrower's
Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

        Special Hazard Insurance Policy

        Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

        Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

        Other Hazard-Related Insurance; Liability Insurance

        With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.


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



BANKRUPTCY BOND

        In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

REPURCHASE BOND

        If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

                                 THE AGREEMENTS

     The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

ISSUANCE OF SECURITIES

        Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC, a FASIT or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuer.

        As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

ASSIGNMENT OF PRIMARY ASSETS

        General

        At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series.


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The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

        Assignment of Private Mortgage-Backed Securities

        The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities."

        Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

                (1) that the information contained in the Mortgage Certificate
        Schedule is true and correct in all material respects;

                (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

                (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

                (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

        Assignment of Mortgage Loans

        As specified in the prospectus supplement, the depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

        o the mortgage note endorsed without recourse to the order of the trustee or in blank;

        o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

        o       an assignment of the Mortgage in recordable form.

        The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

        If so specified in the prospectus supplement, the depositor will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. If specified in the prospectus supplement, the depositor will cause the assignments to be so recorded within the time after delivery of the Securities as is specified in the prospectus supplement, in which event, the Agreement may, as specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

        With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the


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appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

        The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.

        If the Seller cannot cure the omission or defect within the time period specified in the related Agreement after receipt of notice, the Seller will be obligated to purchase the related Mortgage Loan from the trustee at the Purchase Price or, if specified in the prospectus supplement, replace the Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. We cannot assure you that a Seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Underwriting Procedures and Standards -- Representations and Warranties," neither the master servicer nor the depositor will be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the prospectus supplement, this purchase obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, any document.

        Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC or a FASIT election is to be made, unless the prospectus supplement otherwise provides, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

        Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

        Assignment of Manufactured Home Loans

        The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

        In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the


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interest of the securityholders in the Manufactured Home Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

        Assignment of Participation Certificates

        The depositor will cause any certificates evidencing a participation interest in a Loan or a pool of loans ("Participation Certificates") obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the Participation Certificates, which will be reregistered in the name of the trustee. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the related Agreement, the depositor will represent and warrant to the trustee regarding each Participation Certificate:

        o       that the information contained in the Participation Certificate
                Schedule is true and correct in all material respects;

        o that, immediately prior to the conveyance of the Participation Certificates, the depositor had good title to and was sole owner of the Participation Certificates;

        o that there has been no other sale by it of the Participation Certificates; and

        o that the Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

        Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect and the depositor does not cure the defect within 90 days, or any other period specified in the prospectus supplement, the depositor will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor or the master servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.

        Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

        If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and
(2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

        Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding


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principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

        Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

        The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties" above. If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

REPORTS TO SECURITYHOLDERS

        The trustee will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

                (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

                (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

                (3) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

                (4) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

                (5) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

                (6) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in
        (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

                (7) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

                (8) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);


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                (9) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the determination date to which the distribution relates;

                (10) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

                (11) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date; and

                (12) any other information as specified in the related
        Agreement.

        In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through
(4), (6) and (8) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance."

INVESTMENT OF FUNDS

        The Distribution Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

        o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

        o demand and time deposits, certificates of deposit or bankers' acceptances;

        o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

        o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

        o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

        o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

        o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

        Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").


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        Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

        If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account or the Distribution Account may be property of the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans."

EVENT OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

        Trust Agreement

        As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

        o any failure by the master servicer or servicer to distribute or remit any required payment that continues unremedied for five business days (or any shorter period as is specified in the applicable agreement) after the giving of written notice of the failure to the master servicer or servicer by the trustee for the related series, or to the master servicer or servicer and the trustee by the holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series;

        o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer or servicer by the trustee, or to the master servicer or servicer and the trustee by the holders of Certificates of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates; and

        o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

        So long as an Event of Default remains unremedied under the trust agreement for a series, the trustee for the related series or holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series may terminate all of the rights and obligations of the master servicer as servicer under the trust agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the trust agreement which rights the master servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the trust agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the trust agreement.

        In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the trust agreement relating to the servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the trust agreement.

        During the continuance of any event of default under the trust agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates evidencing not less than


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a specified percentage of the aggregate outstanding principal amount of the
Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

        Indenture

        As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

        o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

        o failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

        o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

        o certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

        o any other event of default provided with respect to Notes of that series.

        If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

        If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

        o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;


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        o       the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

        o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

        As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

        Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

THE TRUSTEE

        The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

        The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

        The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "-- Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.


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RESIGNATION OF TRUSTEE

        The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

        The trustee may also be removed at any time:

        o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

        o       if the trustee becomes insolvent; or

        o by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

        Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DISTRIBUTION ACCOUNT

        The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. Unless otherwise specified in the prospectus supplement, the Distribution Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series, pursuant to the terms of the Agreement, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the prospectus supplement, the trustee is permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

        Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

EXPENSE RESERVE FUND

        If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF AGREEMENT

        Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

                (1) to cure any ambiguity;


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                (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

                (3) to add any other provisions with respect to matters or questions arising under the Agreement; or

                (4) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

        As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

        o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

        o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

VOTING RIGHTS

        The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC OR FASIT ADMINISTRATOR

        For any Multi-Class Series with respect to which a REMIC or FASIT election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC or a FASIT administrator, who may be an affiliate of the depositor.

ADMINISTRATION AGREEMENT

        If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

PERIODIC REPORTS

        The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

        To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

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TERMINATION

        Trust Agreement

        The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

        o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

        o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

        As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

        o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

        o with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, minus

        o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

        o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

        o accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC or as a FASIT under the Code, the repurchase price may equal the greater of:

        o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

        o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

        The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the aggregate asset principal balance on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

        Indenture

        The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

        In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which


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through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                             LEGAL ASPECTS OF LOANS

        The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

        The Mortgage Loans (other than any Cooperative Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

        If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.


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        The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

        The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

        Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

        The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or


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beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

COOPERATIVE LOANS

        If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

        Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

        A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

        If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

        The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy


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specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing Upon Cooperative Loan Security" below.

        There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

        Tax Aspects of Cooperative Ownership

        In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and


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send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

        An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

        A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

        In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

REALIZING UPON COOPERATIVE LOAN SECURITY

        The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the


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tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

        Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

        In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

        In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

RIGHTS OF REDEMPTION

        In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In


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other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

        Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

        In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

        Cooperative Loans

        Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

        Leases and Rents

        Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

        Federal Bankruptcy and Other Laws Affecting Creditors' Rights

        In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemembers Civil Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender's rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of


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the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

        Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

        In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender's lien will be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender. The secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney's fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

        In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

        Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

        Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

        Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the


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lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

        Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

        Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

SERVICEMEMBERS CIVIL RELIEF ACT

        Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

        o are entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of 6% per annum forgiven), on obligations (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

        o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

        o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

        However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

        As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

        In addition to the Servicemembers Civil Relief Act, state laws such as the California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.


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ENVIRONMENTAL RISKS

        Under the laws of some states, and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender (such as the trust fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgage Property, even though the environmental damage or threat was caused by a prior or current owner or "responsible parties," including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

        Amendments to CERCLA enacted in 1996 have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

        CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, amendments to RCRA, enacted concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders, or, alternatively, may not impose liability on lenders at all.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

        Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

        o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982; and

        o originated by lenders other than national banks, federal savings institutions and federal credit unions.

        Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states-- Arizona, Michigan, Minnesota, New Mexico and Utah-- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act


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does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

        In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

        Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

        In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

        Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.


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        The depositor has been advised by counsel that a court interpreting
Title V would hold that Mortgage Loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the Mortgage Loans, any such limitation under the state's usury law would not apply to the Mortgage Loans.

        In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ADJUSTABLE INTEREST RATE LOANS

        ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

        The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

MANUFACTURED HOME LOANS

        Security Interests in the Manufactured Homes

        Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

        As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the


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Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

        Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

        In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

        Relocation of a Manufactured Home

        In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

        A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

        In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.


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        Intervening Liens

        Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

        Enforcement of Security Interests in Manufactured Homes

        So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

        Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" above.

        Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders -- Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "-- Equitable Limitations on Remedies" above.

        Consumer Protection Laws

        The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

        Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

        Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.


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        In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "-- Due-On-Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

        Applicability of Usury Laws

        Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "-- Applicability of Usury Laws" above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP and Morgan, Lewis & Bockius LLP, each as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

        This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

        In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

        In this discussion, when we use the term:

        o "Security Owner," we mean any person holding a beneficial ownership interest in securities;

        o       "Code," we mean the Internal Revenue Code of 1986, as amended;

        o       "IRS," we mean the Internal Revenue Service;

        o "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

        o       "Foreign Person," we mean any person other than a U.S. Person;
                and

        o "U.S. Person," we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws


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                of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

        This discussion addresses the following four types of securities:

        o       REMIC certificates;

        o       FASIT certificates;

        o notes issued by a trust, including a trust for which a REIT election has been made; and

        o trust certificates issued by trusts for which a REMIC or FASIT election is not made.

        The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes" and "-- Backup Withholding" below address all types of securities.

        REMIC Certificates Generally

        With respect to each series of REMIC certificates, McKee Nelson LLP or Morgan, Lewis & Bockius LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

        A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

        We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC Residual Certificates" below.

        A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate


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that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

        If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

        To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

        FASIT Certificates Generally

        With respect to each series of FASIT certificates, Company Counsel will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will qualify as a "FASIT" within the meaning of Section 860L of the Code. In such case, the certificates will represent one or more classes of FASIT regular interests, which we refer to herein as "FASIT regular certificates," and a single ownership interest, which we refer to herein as the "Ownership certificate." The prospectus supplement for FASIT certificates will identify the regular interests and ownership interest in the FASIT.

        FASIT regular certificates generally will be treated as debt instruments for federal income tax purposes, and a Security Owner must report income from such certificates under an accrual method of accounting, even if it otherwise would have used another method. The tax treatment of securities treated as debt instruments, including FASIT regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.

        Certain FASIT regular interests, referred to as "High-Yield Interests," are subject to special rules. The applicable prospectus supplement will identify those FASIT regular certificates, if any, that are High-Yield Interests. Generally, High-Yield Interests may be held only by domestic "C" corporations, other FASITs, and dealers in securities who hold such interests in inventory. If a securities dealer (other than a domestic "C" corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, the transfer of a High-Yield Interest to a disqualified holder will be disregarded for federal income tax purposes, and the transferor will continue to be taxed as the holder of the High-Yield Interest.

        The beneficial owner of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule under which corporate income tax could be imposed on income derived from a FASIT regular certificate that is held by a pass through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular certificate that have the same features as High-Yield Interests.


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        The Ownership certificate in a FASIT must be held by an "eligible corporation" within the meaning of Section 860L(a)(2) of the Code (generally, a domestic, taxable "C" corporation other than a REIT, regulated investment company or cooperative). The tax treatment of Ownership certificates is discussed under "-- FASIT Ownership Certificates" below.

        Qualification as a FASIT requires ongoing compliance with certain conditions. If a trust for which a FASIT election has been made fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a trust, as a separate association taxable as a corporation, or as a partnership. The FASIT regular certificates could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

        On February 7, 2000, the IRS released proposed regulations interpreting the provisions of the Code applicable to FASITs. Subject to certain exceptions, the proposed regulations would become effective at the time the regulations are issued in final form. Accordingly, definitive guidance addressing the qualification of a trust as a FASIT and the tax consequences to beneficial owners of interests in FASITs does not exist.

        Issuance of Notes Generally

        For each issuance of notes by a trust (which does not make a REMIC or FASIT election), Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of Securities Treated as Debt Instruments."

        With respect to certain trusts that issue notes, an election may be made to treat the trust as a "real estate investment trust" within the meaning of
Section 856(a) of the Code (a "REIT"). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

        Classification of Trust Certificates Generally

        With respect to each series of trust certificates for which no REMIC or FASIT election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner


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Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "-- Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

        When we refer to "Debt Securities" in the discussion that follows, we mean (i) REMIC regular certificates, (ii) FASIT regular certificates, and (iii) notes issued by a trust that does not make a REMIC or FASIT election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

        Interest Income and OID

        Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

        For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

        The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all


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accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

        To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates or FASIT regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate or FASIT regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

        If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

        The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

        The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

        For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

        Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

        Variable Rate Securities

        Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and


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OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

        Acquisition Premium

        If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an "acquisition premium" as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

        Market Discount

        If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i)
0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "-- Interest Income and OID" above.

        Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

        Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

        The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any


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accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

        If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

        Amortizable Bond Premium

        A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

        Non-Pro Rata Securities

        A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

        Election to Treat All Interest as OID

        The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had


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acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

        Treatment of Losses

        Security Owners that own REMIC regular certificates or FASIT regular certificates, or in the case of Debt Securities for which a REMIC of FASIT election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of
Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

        Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

        Sale or Other Disposition

        If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

        Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

        Foreign Persons

        Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the


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Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

        Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

        Information Reporting

        Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

        Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

        If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "-- Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

        Taxable Income or Net Loss of the REMIC

        Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may


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deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

        Pass Through of Certain Expenses

        A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See "-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

        Excess Inclusions

        Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

        For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

        Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

        Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.


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        Taxable Income May Exceed Distributions

        In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

        Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

        Basis Rules and Distributions

        A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

        A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

        A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

        The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of REMIC Residual Certificates."


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        Sales of REMIC Residual Certificates

        If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

        Inducement Fees

        Regulations have been proposed regarding the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published, and thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a Residual Certificate. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

        Disqualified Organizations

        If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

        The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

        In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such


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record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

        Noneconomic REMIC Residual Certificates

        A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

        A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," for a discussion concerning prepayment assumptions.

        All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

        Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

        The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

        o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

        o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;


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        o       the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

        o either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

        Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

        Restrictions on Transfers of Residual Certificates to Foreign Persons

        Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

        Foreign Persons

        The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account


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for purposes of withholding only when paid or otherwise distributed (or when the
REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

        Administrative Provisions

        The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

        Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

        The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

        Mark-to-Market Rules

        Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.


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FASIT OWNERSHIP CERTIFICATES

        An Ownership certificate represents the residual equity interest in a FASIT. The beneficial owner of an Ownership certificate determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the beneficial owner of an Ownership certificate will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the beneficial owner of an Ownership certificate is treated as ordinary income. In determining that taxable income, the beneficial owner of an Ownership certificate must determine the amount of interest, OID, market discount and premium recognized with respect to the FASIT's assets and the FASIT regular certificates issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the beneficial owner of the Ownership certificate is subject to the same limitations on its ability to use losses to offset income from the FASIT as are the beneficial owners of High-Yield Interests. See "-- Types of Securities -- FASIT Certificates Generally" above.

        A Security Owner that holds an Ownership certificate will recognize gain, but not loss, upon the contribution of assets to a FASIT to support one or more FASIT regular certificates to the extent the value of the assets exceeds the Security Owner's basis in those assets. In the case of debt instruments that are not publicly traded, the value for purposes of the gain computation will be determined by reference to a formula set out in Section 860I(d) of the Code that will likely overstate the market value of those debt instruments. Any gain recognized will increase the Security Owner's basis in the assets held in the FASIT. Proposed Treasury regulations would, if issued in final form, provide that the Security Owner holding the Ownership certificate would not be allowed to use non-FASIT losses to offset the gain recognized.

        Rules similar to the wash sale rules applicable to REMIC residual certificates also will apply to the Ownership certificate. Accordingly, losses on dispositions of an Ownership certificate generally will be disallowed where, within six months before or after the disposition, the seller of such security acquires any other Ownership certificate or, in the case of a FASIT holding mortgage assets, any REMIC residual interest or interest in a taxable mortgage pool that is economically comparable to an Ownership certificate.

        The beneficial owner of an Ownership certificate will be subject to a tax equal to 100 percent of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

        o the receipt of income derived from assets that are not permitted assets;

        o       certain dispositions of permitted assets;

        o the receipt of any income derived from any loan originated by a FASIT; and

        o in certain cases, the receipt of income representing a servicing fee or other compensation.

        Any trust for which a FASIT election will be made will be structured in order to avoid application of the prohibited transaction tax.

GRANTOR TRUST CERTIFICATES

        For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates." Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

        Classification of Stripped Certificates

        There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.


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        Taxation of Stripped Certificates

        Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

        Generally, if a taxpayer acquires an interest in "stripped coupons" or "stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of Securities Treated as Debt Instruments" above.

        Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "-- Taxation of Securities Treated as Debt Instruments -- Interest Income and OID," and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under "-- Taxation of Securities Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

        For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

        A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

        In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.


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        Purchase of More Than One Class of Stripped Certificates

        When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

        Taxation of Standard Certificates

        For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses" above.

        For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

        Trust Expenses

        Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition,
Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

        Sales of Grantor Trust Certificates

        If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.


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        Trust Reporting

        Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

        Foreign Persons

        The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities Treated as Debt Instruments -- Foreign Persons."

PARTNER CERTIFICATES

        If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

        Security Owner's Distributive Share

        The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

        A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates -- Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

        Distributions

        A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

        A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.


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        If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

        Sale or Exchange of a Partner Certificate

        If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

        Section 708 Terminations

        Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

        Section 754 Election

        If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

        Foreign Persons

        Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

        Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

        Information Reporting

        Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.


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        Under Section 6031 of the Code, any person that holds a Partner
Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

        Administrative Matters

        Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

        In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

        REMIC Certificates

        REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

        In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

        REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the Code, and will be "permitted assets" within the meaning of Section 860L(c)(1) of the Code with respect to FASITs.

        The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in


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"residential loans" under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

        The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

        For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

        As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "-- Types of Securities -- REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

        FASIT Regular Certificates

        FASIT regular certificates held by a REIT will qualify as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest on such certificates will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that REMIC certificates would be so considered. Likewise, FASIT regular certificates held by a domestic building and loan association will represent qualifying assets for purposes of the qualification requirements set forth in Section 7701(a)(19)(C) of the Code to the same extent that REMIC certificates would be so considered. See "-- REMIC Certificates" above.

        Non-REMIC and non-FASIT Debt Securities

        Debt Securities that are not REMIC regular certificates or FASIT regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

        Grantor Trust Certificates

        Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.


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        Although there appears to be no policy reason not to accord to Stripped
Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

        Partner Certificates

        For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

BACKUP WITHHOLDING

        Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

                       STATE AND LOCAL TAX CONSIDERATIONS

        In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

        For example, a REMIC or FASIT or non-REMIC or non-FASIT trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS

GENERAL

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

        ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance


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with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and
Section 4975 of the Code.

        A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R.
Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

        Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

THE UNDERWRITER EXEMPTION

        The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction Exemption ("PTE") 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

        For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of Securities.

        Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

             (1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;


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             (2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

             (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80% of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral;

             (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Securities in reliance on the Exemption;

             (5) The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

             (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

             (7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

             (8) For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.

        The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

        The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

             (1) is an "eligible Swap;"

             (2) is with an "eligible counterparty;"

             (3) is purchased by a "qualified plan investor;"

             (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and


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             (5) permits the trust fund to make termination payments to the Swap
        (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

        An "eligible Swap" is one which:

             a. is denominated in U.S. dollars;

             b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

             c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary Assets ( "Allowable Notional Amount");

             d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

             e. has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Securities are fully repaid; and

             f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

        An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

             a. a "qualified professional asset manager" ("QPAM") under PTCE 84-14;

             b. an "in-house asset manager" under PTCE 96-23; or

             c. has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

        In "ratings dependent Swaps" (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

             a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

             b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).


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        In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

        "Non-ratings dependent Swaps" (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

             a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

             b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

             c. terminate the Swap Agreement in accordance with its terms.

        An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

             a. it is denominated in U.S. dollars;

             b. it pays an Allowable Interest Rate;

             c. it is not Leveraged;

             d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

             e. it is entered into between the trust fund and an eligible counterparty; and

             f. it has an Allowable Notional Amount.

        The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%) and certain other conditions set forth in the Exemption are satisfied.

        If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the related excise taxes imposed by Section 4975 of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

        The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by
Section 4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.


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        The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.
An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the depositor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

        However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

ADDITIONAL CONSIDERATIONS FOR SECURITIES WHICH ARE NOTES

        Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuer or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

ADDITIONAL FIDUCIARY CONSIDERATIONS

        The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

        Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage


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loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

        Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

        The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                        LEGAL INVESTMENT CONSIDERATIONS

        The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

        SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 'SS'24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

        All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

        The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no


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limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

        There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                 LEGAL MATTERS

        Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Morgan, Lewis & Bockius LLP, New York, New York as specified in the prospectus supplement for each series of Securities.

                                 THE DEPOSITOR

        The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

        The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any Rating Agency rating the series.

        The series Supplement for a particular series may permit the Primary Assets pledged to secure the related series of Securities to be transferred by the Issuer to a trust, subject to the obligations of the Securities of that series, thereby relieving the Issuer of its obligations with respect to the Securities.

                                USE OF PROCEEDS

        The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

        Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"). The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

        The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be


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acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

        If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

        The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

        The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

        In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

                             ADDITIONAL INFORMATION

        The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

        Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

        Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the World Wide Web at http:///www.fanniemae.com at which users can view certain information, including Fannie Mae Prospectuses. The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

        Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available


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by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (571) 382-4000). Freddie Mac also maintains a site on the World Wide Web at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."


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                             INDEX OF DEFINED TERMS

                                                                            PAGE
                                                                          ------
1986 Act ................................................................     86
accrual class ...........................................................     86
Adjustable Rate Mortgages ...............................................     25
AFR .....................................................................     82
Agency Certificates .....................................................     14
Aggregate Asset Principal Balance .......................................      5
Agreements ..............................................................     56
Allowable Interest Rate .................................................    108
Allowable Notional Amount ...............................................    108
Appraised Value .........................................................     24
ARMs ....................................................................     25
Asset Group .............................................................      2
Asset Principal Balance .................................................      5
Assistance Loans ........................................................     14
bankruptcy bond .........................................................     56
Bankruptcy Code .........................................................     46
Beneficial Owner ........................................................      5
Bi-Weekly Loans .........................................................     23
Book-Entry Securities ...................................................      2
Business Day ............................................................     65
Buydown .................................................................     52
Buy-Down Amounts ........................................................     25
Buy-Down Fund ...........................................................     36
Buy-Down Loans ..........................................................     24
Buy-Down Mortgage Rate ..................................................     24
Buy-Down Period .........................................................     24
Cash Program ............................................................     18
CERCLA ..................................................................     77
Certificateholders ......................................................      7
Certificates ............................................................      2
Clearstream .............................................................      5
Code ....................................................................     82
Collection Account ......................................................     34
Commission ..............................................................    113
Company Counsel .........................................................     83
Compound Interest Securities ............................................      2
Compound Value ..........................................................      4
Condominium .............................................................     23
Condominium Association .................................................     32
Condominium Building ....................................................     32
Condominium Loans .......................................................     23
Condominium Unit ........................................................     23
constant yield election .................................................     89
Conventional Loans ......................................................     17
Cooperative Corporation .................................................      6
Cooperative Dwellings ...................................................     23
Cooperative Loans .......................................................     23
Cooperatives ............................................................     23
Covered Trust ...........................................................     45
CPR .....................................................................     11
CSSF ....................................................................      6
Cut-off Date ............................................................     13
Debt Securities .........................................................     86
Deferred Interest .......................................................     12
Definitive Securities ...................................................      2
Deleted Loan ............................................................     59
Designated Transaction ..................................................    107
Distribution Account ....................................................     65
DOL .....................................................................    106
DOL Pre-Funding Period ..................................................    109
DOL Regulations .........................................................    106
DTC .....................................................................      5
Due Date ................................................................     38
EDGAR ...................................................................    113
Eligible Investments ....................................................     61
Eligible Reserve Fund Investments .......................................     61
EPA .....................................................................     77
ERISA ...................................................................    105
Escrow Accounts .........................................................     34
Euroclear ...............................................................      5
Euroclear Operator ......................................................      6
European Depositaries ...................................................      7
Exchange Act ............................................................    114
Excluded Plan ...........................................................    110
Exemption ...............................................................    106
Expense Reserve Fund ....................................................     65
EYS Agreement ...........................................................    109
Fannie Mae ..............................................................     18
FASIT ...................................................................     84
FASIT regular certificates ..............................................     84
FHA .....................................................................     16
FHA Loans ...............................................................     22
FHA/VA Claim Proceeds ...................................................     50
Financial Intermediary ..................................................      7
Fitch ...................................................................    107
Floating Rate Securities ................................................      2
Foreign Person ..........................................................     82
Freddie Mac .............................................................     20
Freddie Mac Act .........................................................     20
FSLIC ...................................................................     26
Garn-St. Germain Act ....................................................     77
GEM Loans ...............................................................     23
Ginnie Mae ..............................................................     16
Ginnie Mae Servicers ....................................................     15
GPM Fund ................................................................     37
GPM Loans ...............................................................     22
Grantor Trust ...........................................................     85
Grantor Trust Certificates ..............................................     85
Guarantor Program .......................................................     18
Guaranty Agreement ......................................................     15
High-Yield Interests ....................................................     84
Housing Act .............................................................     16
HUD .....................................................................     20
Index ...................................................................     25
Indirect Participants ...................................................      6
Insurance Policies ......................................................     21
Insured Loss ............................................................     49
Interest Rate ...........................................................      3


                                       115









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                                                                            PAGE
                                                                          ------
Interest Weighted Securities ............................................      2
IRS .....................................................................     82
L/C Bank ................................................................     47
L/C Percentage ..........................................................     47
Leveraged ...............................................................    108
Lifetime Mortgage Rate Cap ..............................................     25
Liquidation Proceeds ....................................................     35
Loans ...................................................................     14
Loan-to-Value Ratio .....................................................     24
Manufactured Home .......................................................     27
Manufactured Home Loan Schedule .........................................     58
Manufactured Home Loans .................................................     26
market discount bond ....................................................     88
Maximum Mortgage Rate Adjustment ........................................     25
Minimum Mortgage Rate ...................................................     25
Minimum Principal Distribution Amount ...................................      4
Moody's .................................................................    107
Mortgage Certificate Schedule ...........................................     57
Mortgage Loan Schedule ..................................................     58
Mortgage Loans ..........................................................     22
Mortgage Rates ..........................................................     12
Mortgaged Property ......................................................     13
Multi-Class Series ......................................................      3
Multifamily Properties ..................................................     12
NCUA ....................................................................    111
Negatively Amortizing ARMs ..............................................     25
No-Bid ..................................................................     52
non-pro rata security ...................................................     89
Noteholders .............................................................      7
Notes ...................................................................      2
Offered Securities ......................................................      2
OID .....................................................................     86
OID Regulations .........................................................     86
outside reserve fund ....................................................     84
Ownership certificate ...................................................     84
PAC Method ..............................................................     87
PACs ....................................................................      2
Participants ............................................................      6
Participation Agreement .................................................     15
Participation Certificate Schedule ......................................     59
Participation Certificates ..............................................     59
Parties in Interest .....................................................    106
Partner Certificates ....................................................     85
PC Pool .................................................................     18
Percentage Interest .....................................................      3
Planned Amortization Certificates .......................................      2
Plans ...................................................................    105
PMBS Agreement ..........................................................     20
PMBS Issuer .............................................................     20
PMBS Servicer ...........................................................     20
PMBS Trustee ............................................................     20
Policy Statement ........................................................    111
Pre-Funding Account .....................................................     28
Pre-Funding Arrangement .................................................     28
Primary Assets ..........................................................     14
Principal Distribution Amount ...........................................      4
Principal Weighted Securities ...........................................      2
Private Mortgage-Backed Securities ......................................     14
PTCE ....................................................................    107
PTE .....................................................................    106
QPAM ....................................................................    108
Qualified Insurer .......................................................     40
Qualified Stated Interest ...............................................     86
Qualifying Substitute Mortgage Loan .....................................     59
Rating Agency ...........................................................      4
RCRA ....................................................................     77
REIT ....................................................................     85
Relevant Depositary .....................................................      7
REMIC regular certificate ...............................................     83
REMIC residual certificate ..............................................     83
REMICs ..................................................................     83
REO Property ............................................................     67
Residual Owner ..........................................................     83
Retained Interest .......................................................     14
Rules ...................................................................      7
S&P .....................................................................    107
SBJPA of 1996 ...........................................................    103
Scheduled Payment .......................................................     12
Scheduled Principal .....................................................     18
secured creditor exclusion ..............................................     77
Securities ..............................................................      2
Security Owner ..........................................................     82
Seller ..................................................................     58
Senior Securities .......................................................      4
Servicing Account .......................................................     36
Servicing Agreements ....................................................     33
Single Family Property ..................................................     17
SMMEA ...................................................................    111
SPA .....................................................................     11
Standard Certificates ...................................................     98
Stripped Bond Rules .....................................................     99
Stripped Certificates ...................................................     98
Subordinate Securities ..................................................      2
Subordinated Amount .....................................................     46
Subordination Reserve Fund ..............................................     46
Subsequent Primary Assets ...............................................     28
Subservicers ............................................................     33
Subsidy Fund ............................................................     37
super-premium class .....................................................     87
Swap ....................................................................    107
Swap Agreement ..........................................................    107
Terms and Conditions ....................................................      7
Tiered REMICs ...........................................................    104
Title V .................................................................     78
Title VIII ..............................................................     79
U.S. Person .............................................................     82
UCC .....................................................................     73
Underwriters ............................................................    112
VA ......................................................................     16
VA Loans ................................................................     16
withholding agent .......................................................     91


                                       116









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                                  $986,500,000
                                 (APPROXIMATE)

              FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2004-3

                       FIELDSTONE INVESTMENT CORPORATION
                                     SELLER

                    STRUCTURED ASSET SECURITIES CORPORATION
                                   DEPOSITOR

                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER

                             MORTGAGE BACKED NOTES


                               [FIELDSTONE LOGO]

                            ------------------------
                              PROSPECTUS SUPPLEMENT
                                  June 23, 2004
                            ------------------------




LEHMAN BROTHERS
                CREDIT SUISSE FIRST BOSTON
                                MERRILL LYNCH & CO.
                                                    FRIEDMAN BILLINGS RAMSEY




                          STATEMENT OF DIFFERENCES
                          ------------------------

 The section symbol shall be expressed as............................... 'SS'
 The less-than-or-equal-to sign shall be expressed as...................  <=